                                 SCHEDULE 14A

                           SCHEDULE 14A INFORMATION
               PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by Registrant [X]

Filed by party other than the Registrant [X]

Check the appropriate box:

[_]Preliminary Proxy Statement.

[_]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

[X]Definitive Proxy Statement.

[_]Definitive Additional Materials.

[_]Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

                             NEWMONT GOLD COMPANY

               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                           NEWMONT GOLD COMPANY

                          NEWMONT MINING CORPORATION

                  (NAME OF PERSON(S) FILING PROXY STATEMENT,
                         IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

[_]No fee required.

[X]Fee computed on table below per Exchange Act Rule 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share

(2)Aggregate number of securities to which transaction applies: 57,155,723

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and show how it is determined): Estimated solely for purposes of calculating the filing fee, an aggregate of 57,155,723 shares of common stock, par value $0.01 per share, of Newmont Gold Company ("Newmont Gold Common Stock") and options to acquire additional shares of Newmont Gold Common Stock will be transferred to Newmont Mining Corporation in exchange for all of the shares of common stock, par value $0.01 per share, of Santa Fe Pacific Gold Corporation pursuant to the transaction described herein. The Newmont Gold Common Stock is being valued at $40.375 per share (the average of the high and low sales prices of the Newmont Gold Common Stock as reported on the New York Stock Exchange Composite Tape on April 1,
    1997).

(4)Proposed maximum aggregate value of transaction: $2,307,662,317

(5)Total fee paid: $461,532.47

[_]Fee paid previously with preliminary materials.

[X]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)Amount Previously Paid: $722,274

(2)Form, Schedule or Registration Statement No.: Registration No. 333-19335

(3)Filing Party: Newmont Mining Corporation

(4) Date Filed: Originally, January 7, 1997; Amendment No. 1, March 19, 1997; Amendment No. 2, April 1, 1997

                             NEWMONT GOLD COMPANY
                              1700 LINCOLN STREET
                            DENVER, COLORADO 80203

                                                             April 4, 1997

Dear Stockholder:

  The Board of Directors cordially invites you to attend the Annual Meeting of Stockholders of Newmont Gold Company to be held at 12:00 noon, local time, on May 5, 1997 at The Forum, Norwest Bank Lobby, 1740 Broadway, Denver, Colorado, relating to the election of directors and other matters in connection with the proposed merger of Newmont Mining Corporation with Santa Fe Pacific Gold Corporation.

  At this important Annual Meeting, you will be asked to (i) elect the nominated directors and (ii) authorize the issuance to Newmont Mining of shares of Newmont Gold common stock and options to acquire additional shares of Newmont Gold common stock in exchange for all of the shares of common stock of Santa Fe to be acquired by Newmont Mining upon consummation of the merger of Midtown Two Corp., a wholly owned subsidiary of Newmont Mining, with and into Santa Fe (the "Merger"), with Santa Fe being the surviving corporation. The issuance to Newmont Mining of shares of Newmont Gold common stock and options to acquire additional shares of Newmont Gold common stock in exchange for all of the shares of common stock of Santa Fe upon consummation of the Merger is referred to herein as the "Contribution Transaction." The consummation of the Merger is subject to a number of conditions, including approval by the stockholders of Santa Fe and Newmont Mining. The Contribution Transaction will not occur unless the Merger is consummated. Upon consummation of the Merger and the Contribution Transaction, Newmont Mining will own approximately 94% of the outstanding shares of Newmont Gold common stock.

  Your Board of Directors, based upon the unanimous recommendation of a special committee of the Board established for the purpose of reviewing the Contribution Transaction, has unanimously approved the Contribution Transaction. Chase Securities Inc., who has been engaged by the Special Committee in connection with the Contribution Transaction, has advised the Special Committee and the Board of Directors that, as of the date of the accompanying Proxy Statement, the Contribution Transaction is fair, from a financial point of view, to the stockholders of Newmont Gold (other than Newmont Mining). A full copy of such opinion, which sets forth a description of the assumptions made, matters considered and limits of its review, is attached as Appendix B to the accompanying Proxy Statement.

  The Newmont Gold Board of Directors recommends that the Newmont Gold stockholders vote "FOR" approval of the Contribution Transaction. The Newmont Gold Board also unanimously recommends that the Newmont Gold stockholders vote "FOR" all of the directors nominated by the Board.

  Newmont Mining, which currently owns approximately 91% of the outstanding shares of common stock of Newmont Gold, intends to vote its shares "FOR" approval of the Contribution Transaction and "FOR" all of the directors nominated by the Board.

  In view of the importance of the actions to be taken at this important Annual Meeting of Newmont Gold stockholders, we urge you to review carefully the accompanying Notice of Annual Meeting of Stockholders and the Proxy Statement, including the appendices thereto, which include information on Newmont Gold, Newmont Mining and Santa Fe. Whether or not you expect to attend the Annual Meeting, please complete, sign and date the enclosed proxy and return it as promptly as possible.

  We believe that the combination of Newmont Gold and Santa Fe will result in a larger, more diverse gold company that, through unparalleled technology and exploration capabilities and premier land and resource holdings, will be well-positioned to capitalize on opportunities for future growth. We strongly recommend that you support the Contribution Transaction.

                                          Very truly yours,

                                          /s/ Ronald C. Cambre
                                          Ronald C. Cambre
                                          Chairman, Presidentand Chief
                                          Executive Officer

                             NEWMONT GOLD COMPANY
                              1700 LINCOLN STREET
                            DENVER, COLORADO 80203

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON MAY 5, 1997

TO THE STOCKHOLDERS OF NEWMONT GOLD COMPANY:

  Notice is hereby given that the Annual Meeting of Stockholders (the "Annual Meeting") of Newmont Gold Company, a Delaware corporation ("Newmont Gold"), will be held at 12:00 noon, local time, on May 5, 1997, at The Forum, Norwest Bank Lobby, 1740 Broadway, Denver, Colorado, for the following purposes:

    1. To elect twelve directors to serve for a term of one year each.

    2. To consider and vote upon the issuance to Newmont Mining Corporation ("Newmont Mining") of shares of common stock, par value $0.01 per share, of Newmont Gold ("Newmont Gold Common Stock") and options to acquire additional shares of Newmont Gold Common Stock ("Additional Newmont Gold Options") in exchange for all of the issued and outstanding shares of common stock, par value $0.01 per share, of Santa Fe Pacific Gold Corporation ("Santa Fe") to be acquired by Newmont Mining upon consummation of the merger of Midtown Two Corp., a wholly owned subsidiary of Newmont Mining ("Sub"), with and into Santa Fe (the "Merger"), with Santa Fe being the surviving corporation. The issuance to Newmont Mining of shares of Newmont Gold Common Stock and Additional Newmont Gold Options in exchange for all of the issued and outstanding shares of Santa Fe Common Stock upon consummation of the Merger is referred to herein as the "Contribution Transaction." The consummation of the Merger is subject to a number of conditions, including approval by the stockholders of Santa Fe and Newmont Mining. The Contribution Transaction will not occur unless the Merger is consummated. Upon consummation of the Merger and the Contribution Transaction, Newmont Mining will own approximately 94% of the outstanding shares of Newmont Gold Common Stock.

    3. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  Directors will be elected by a favorable vote of a plurality of the shares of Newmont Gold Common Stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Approval of the Contribution Transaction requires the approval of a majority of the votes cast on such matter, provided that the total vote cast on such matter represents more than 50% of the outstanding shares of Newmont Gold Common Stock. Newmont Mining owns approximately 91% of the shares of Newmont Gold Common Stock and intends to vote such shares of Newmont Gold Common Stock "FOR" approval of the Contribution Transaction and "FOR" all of the directors nominated by the Board of Directors of Newmont Gold.

  Information regarding the matters to be acted upon at the Annual Meeting is contained in the Proxy Statement accompanying this notice.

  A complete list of stockholders of Newmont Gold will be open for examination by any stockholder of Newmont Gold, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least 10 days prior to the Annual Meeting, at the headquarters of Newmont Gold listed above.

  Only holders of the Newmont Gold Common Stock of record at the close of business on March 26, 1997 are entitled to vote at the Annual Meeting or any adjournments or postponements thereof.

  All stockholders are cordially invited to attend the Annual Meeting in person. It is important that your shares of Newmont Gold Common Stock be represented at the Annual Meeting regardless of the number of shares you hold. TO ENSURE THAT YOU ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE FILL IN, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, using the return envelope which requires no postage if mailed in the United States. Prior to the voting of the proxy at the Annual Meeting, any person giving a proxy has the power to revoke it at any time, and stockholders who are present at the Annual Meeting may withdraw their proxies and vote in person.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE (I) "FOR" APPROVAL OF THE CONTRIBUTION TRANSACTION AND (II) "FOR" ALL OF THE DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS OF NEWMONT GOLD.

                                          By Order of the Board of Directors,

                                          /s/ Timothy J. Schmitt
                                          Timothy J. Schmitt
                                          Secretary

April 4, 1997

  YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY.

                             NEWMONT GOLD COMPANY
                              1700 LINCOLN STREET
                            DENVER, COLORADO 80203

                                PROXY STATEMENT

                              GENERAL INFORMATION

  STOCKHOLDERS ENTITLED TO VOTE. Holders of the common stock, par value $0.01 per share ("Newmont Gold Common Stock"), of Newmont Gold Company ("Newmont Gold") of record at the close of business on March 26, 1997 (the "Record Date") are entitled to vote at the Annual Meeting of stockholders (the "Annual Meeting"). As of the Record Date, there were 109,938,688 shares of Newmont Gold Common Stock outstanding. Each share of Newmont Gold Common Stock entitles its owner to one vote. The holders of a majority of the shares entitled to vote at the Annual Meeting must be present in person or represented by proxy in order to constitute a quorum for all matters to come before the meeting.

  Votes at the Annual Meeting will be tabulated by two inspectors of election, who shall be appointed by the Chairman of the meeting and who shall not be candidates for election to the Board of Directors of Newmont Gold (the
 "Newmont Gold Board"). The inspectors of election will treat shares of Newmont Gold Common Stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining.

  All shares of Newmont Gold Common Stock represented by properly executed proxies received in time for the Annual Meeting will be voted at the Annual Meeting in the manner specified by the holders thereof. Properly executed proxies for shares of Newmont Gold Common Stock that do not contain voting instructions will be voted to elect the directors nominated by the Newmont Gold Board and in favor of the Contribution Transaction (as defined below). Abstentions and broker "non-votes" as to particular matters will be counted for purposes of determining whether a quorum is present at the Annual Meeting. In the case of the approval of the Contribution Transaction, abstentions will be counted in tabulations of the votes cast and, therefore, will have the same effect as votes against the relevant proposal, whereas broker "non-votes" and, in the case of the election of directors, abstentions, will not be counted for purposes of determining whether such proposal has been approved. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions to do so from the beneficial owner.

  The term "Contribution Transaction," as used herein, shall mean a proposed transaction between Newmont Gold and its approximately 91% stockholder, Newmont Mining Corporation ("Newmont Mining"), pursuant to which shares of Newmont Gold Common Stock and options to acquire additional shares of Newmont Gold Common Stock (the "Additional Newmont Gold Options") will be issued to Newmont Mining in exchange for all of the issued and outstanding shares of common stock, par value $0.01 per share ("Santa Fe Common Stock"), of Santa Fe Pacific Gold Corporation ("Santa Fe") upon consummation of the merger of Midtown Two Corp., a wholly owned subsidiary of Newmont Mining ("Sub"), with and into Santa Fe (the "Merger"), with Santa Fe being the surviving corporation (the "Surviving Corporation"). Newmont Gold will pay all out-of-pocket costs and liabilities incurred by Newmont Mining in connection with the Merger.

  A NOTE FOR ALL PARTICIPANTS IN NEWMONT GOLD'S SALARIED RETIREMENT SAVINGS PLAN OR HOURLY RETIREMENT SAVINGS PLAN. If you are a participant in Newmont Gold's Salaried Retirement Savings Plan or Hourly Retirement Savings Plan (collectively, the "Savings Plans"), each administered by BZW Barclays Global Investors, as Trustee, shares of Newmont Gold Common Stock which are held for you under the Savings Plans, as applicable, may be voted through the proxy card accompanying this mailing. The Trustee, as the stockholder of record of the Newmont Gold Common Stock held in the Savings Plans, will vote the shares held for you in accordance with the directions you give on the enclosed proxy card, provided that you return the proxy card duly signed and dated to the Trustee at the address indicated on the enclosed envelope. If the proxy cards representing shares of Newmont Gold Common Stock held under the Savings Plans are not returned to the Trustee duly signed and dated, the Trustee will vote such shares in accordance with the direction of Newmont Gold, as plan administrator under the Savings Plans.

  SOLICITATION OF PROXIES. The accompanying proxy is solicited by the Newmont Gold Board. This Proxy Statement is being mailed to the stockholders on or about April 5, 1997 concurrently with the mailing of Newmont Gold's Annual Report on Form 10-K dated December 31, 1996. In addition to solicitation by mail, solicitation of proxies may be made by certain officers and regular employees of Newmont Gold by mail, telephone, telegraph or personal interview. All costs of the solicitation of proxies will be borne by Newmont Gold. Newmont Gold will also reimburse brokerage firms and others for their expenses in forwarding proxy materials to beneficial owners of the Newmont Gold Common Stock.

  REVOCABILITY OF PROXIES. The granting of the enclosed form of proxy does not preclude a stockholder from voting in person. A stockholder who executes a proxy may revoke it at any time prior to its exercise by filing with the Secretary of Newmont Gold a written notice of revocation, by submitting a duly executed proxy bearing a later date than the original proxy or by appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy. Written notice revoking a proxy should be sent to the attention of the Secretary of Newmont Gold at 1700 Lincoln Street, Denver, Colorado 80203.

  RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS. Arthur Andersen LLP ("Arthur Andersen") has acted as principal auditors for Newmont Gold since 1967. The Newmont Gold Board has selected Arthur Andersen to continue in that capacity for the current year. In addition to audit services, Arthur Andersen has regularly provided tax consulting and business advisory services to Newmont Gold. Representatives of Arthur Andersen will be present at the Annual Meeting and will be allowed to make a statement if they wish. Additionally, they will be available to respond to appropriate questions from stockholders during the Annual Meeting.

  STOCKHOLDER PROPOSALS. Newmont Gold anticipates that its 1998 Annual Meeting of Stockholders will be held on May 7, 1998 (the "1998 Annual Meeting"). Any Newmont Gold stockholder who wishes to submit a proposal for presentation to the 1998 Annual Meeting must submit the proposal to Newmont Gold not later than November 28, 1997, for inclusion, if appropriate, in Newmont Gold's proxy statement and the form of proxy relating to the 1998 Annual Meeting. Proposals should be sent to the attention of the Secretary of Newmont Gold at 1700 Lincoln Street, Denver, Colorado 80203.

  PRINCIPAL STOCKHOLDER. As of March 26, 1997, the only beneficial owner of more than 5% of the outstanding shares of Newmont Gold Common Stock was Newmont Mining, 1700 Lincoln Street, Denver, Colorado 80203, which owned 99,522,778 shares of Newmont Gold Common Stock (representing approximately 91% of the outstanding shares) and as to which it had sole voting and investment power.

                          FORWARD-LOOKING STATEMENTS

  Certain statements contained in this Proxy Statement or incorporated herein by reference that are not statements of historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and are thus prospective. Such forward-looking statements include, without limitation, statements regarding Newmont Gold's, Newmont Mining's or Santa Fe's future financial position, business strategy, budgets, reserve estimates, expected future production, exploration and capital costs and expenses, expected cost savings or synergies, expected sources, timing and adequacy of funding of projects and other cash requirements, estimates of future liability for certain environmental matters and plans and objectives of management for future operations. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the results expressed or implied by any forward-looking statements ("Cautionary Statements") are disclosed under "Risk Factors." All subsequent written and oral forward-looking statements relating to the matters described in this Proxy Statement and attributable to Newmont Gold, Newmont Mining or Santa Fe or to persons acting on the behalf of either are expressly qualified in their entirety by the Cautionary Statements.

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
General Information........................................................   1
Forward Looking Statements.................................................   3
Summary....................................................................   4
Risk Factors ..............................................................  14
The Contribution Transaction...............................................  19
The Merger.................................................................  29
The Merger Agreement.......................................................  42
Election of Directors......................................................  53
Newmont Gold Executive Compensation .......................................  57
Beneficial Ownership of Securities.........................................  66
The Companies..............................................................  67
Comparative Stock Prices...................................................  72
Newmont Gold and Santa Fe Pro Forma Combined Financial Information.........  73
Pro Forma Net Proven and Probable Reserves.................................  80
Pro Forma Production, Price and Cost Data..................................  82
Experts....................................................................  83
Other Matters..............................................................  83
Glossary of Certain Mining Terms...........................................  84
Incorporation of Certain Information by Reference..........................  86

Appendix A  -- Contribution Agreement

Appendix B  -- Fairness Opinion of Chase Securities Inc., dated March 31, 1997

                                    SUMMARY

  The following is a summary of certain information contained elsewhere or incorporated by reference in this Proxy Statement. Reference is made to, and this summary is qualified in its entirety by, the more detailed information contained or incorporated by reference in this Proxy Statement. Stockholders are urged to read this Proxy Statement in its entirety. Certain mining terms used but not defined in this Proxy Statement have the meanings specified under "Glossary of Certain Mining Terms."

THE COMPANIES

  Newmont Gold

  Newmont Gold was incorporated in 1965 under the laws of Delaware. Newmont Gold is engaged, directly and through its subsidiaries and affiliates, in gold production, exploration for gold and acquisition of gold properties worldwide. Newmont Gold produced approximately 2.3 million equity ounces of gold in 1996 and had year-end 1996 proven and probable reserves of approximately 37.1 million equity ounces of gold. Newmont Gold produces gold from the Carlin Trend in Nevada; through a 51.35% owned venture in Peru (prior to February 1997, 38% owned as described below) which commenced gold production in 1993; through a 50% owned venture in Uzbekistan which commenced production in 1995; and through an 80% owned venture in Indonesia which commenced production in early 1996. Newmont Gold currently has an 80% interest in a large copper/gold project in Indonesia, which interest will be reduced to 45% pursuant to a partnership agreement entered into in connection with such project upon receipt of Indonesian governmental approval of the partnership arrangement and contribution of the required amounts by Newmont Gold and its partner under the partnership agreement. The project is awaiting various Indonesian governmental approvals to commence construction. Newmont Gold also has a 44% interest in a project in Mexico which is undergoing development and is scheduled to commence production in 1998. In addition to exploration activities conducted in connection with these operations and projects, Newmont Gold continues to explore for gold and/or is conducting joint venture activities in various other locations, including Alaska, Ecuador, Canada and certain countries in Asia and the Caribbean.

  Due to a favorable Peruvian court decision, Newmont Gold is considered to have acquired for reporting purposes an additional 13.35% interest in Minera Yanacocha S.A. ("Minera Yanacocha"), its Peruvian venture, in February 1997 (the "Minera Yanacocha Acquisition"), bringing Newmont Gold's ownership interest in Minera Yanacocha to 51.35% and resulting in Minera Yanacocha being consolidated in the financial statements of Newmont Gold. See "The Companies-- Newmont Gold."

  Newmont Gold has its executive offices at 1700 Lincoln Street, Denver, Colorado 80203, telephone number (303) 863-7414.

  Newmont Mining

  Newmont Mining was incorporated in 1921 under the laws of Delaware. Its principal asset is approximately 91% of the outstanding shares of Newmont Gold Common Stock. See "The Companies--Newmont Mining."

  Newmont Mining has its executive offices at 1700 Lincoln Street, Denver, Colorado 80203, telephone number (303) 863-7414.

  Santa Fe

  Santa Fe is engaged in the mining and processing of gold ores and the exploration and development of gold properties. It is one of the largest gold mining enterprises in North America, as measured by reserves and gold production, with a total of 18.1 million ounces of proven and probable gold reserves as of December 31, 1996, and total 1996 gold production of 852,000 ounces. Santa Fe's Twin Creeks Mine, which Santa Fe estimates to be the third largest primary gold mine in North America, and its Lone Tree Complex are located in northern Nevada; its Mesquite Mine is located in southern California. Santa Fe also explores and evaluates precious metals properties and prospects in North America, South America, Central Asia, West Africa and the Southwestern Pacific region.

  Santa Fe was incorporated in Delaware in 1983 and, until 1994, was a wholly owned subsidiary of Santa Fe Pacific Corporation ("SFP") or its predecessor corporations. On June 23, 1994, Santa Fe completed an initial public offering of 14.6% of the outstanding Santa Fe Common Stock and on September 30, 1994, SFP distributed its remaining ownership in Santa Fe to SFP shareholders. See "The Companies--Santa Fe."

  Santa Fe has its executive offices at 6200 Uptown Boulevard NE, Suite 400, Albuquerque, New Mexico 87110, telephone number (505) 880-5300.

THE MERGER; THE CONTRIBUTION TRANSACTION

  Subject to the terms and conditions of the Agreement and Plan of Merger among Newmont Mining, Sub and Santa Fe, dated as of March 10, 1997 (the "Merger Agreement"), Sub will be merged with and into Santa Fe with Santa Fe being the Surviving Corporation. In the Merger, each outstanding share of Santa Fe Common Stock will be converted into the right to receive 0.43 of a share (the "Exchange Ratio") of common stock, par value $1.60 per share, of Newmont Mining ("Newmont Mining Common Stock"). The consummation of the Merger is subject to a number of conditions, including approval by the stockholders of Santa Fe and Newmont Mining. See "The Merger Agreement--Conditions of the Merger."

  Immediately following the consummation of the Merger, subject to the terms and conditions of the Contribution Agreement dated as of March 31, 1997 between Newmont Mining and Newmont Gold (the "Contribution Agreement"), a copy of which is attached to this Proxy Statement as Appendix A, in the Contribution Transaction, Newmont Mining will contribute to Newmont Gold all of the shares of common stock of the Surviving Corporation in exchange for additional shares of Newmont Gold Common Stock in an amount equal to the number of shares of Newmont Mining Common Stock issued to former Santa Fe stockholders in the Merger and Additional Newmont Gold Options having the same terms as the options to acquire Santa Fe Common Stock (the "Santa Fe Stock Options") assumed by Newmont Mining pursuant to the Merger Agreement as adjusted as contemplated by the Merger Agreement (except that the Additional Newmont Gold Options will be exercisable for shares of Newmont Gold Common Stock while Santa Fe Stock Options will be exercisable for Newmont Mining Common Stock). Upon consummation of the Contribution Transaction, the Surviving Corporation will be a wholly owned subsidiary of Newmont Gold. The Contribution Transaction will not occur unless the Merger is consummated. Newmont Gold will pay all out-of-pocket costs and liabilities incurred by Newmont Mining in connection with the Merger.

  On March 26, 1997, there were 131,554,558 shares of Santa Fe Common Stock outstanding and 1,365,426 shares of Santa Fe Common Stock issuable upon exercise of outstanding Santa Fe Stock Options. Assuming the exercise of all outstanding Santa Fe Stock Options prior to consummation of the Merger and based upon the total shares of Santa Fe Common Stock expected to be outstanding upon consummation of the Merger, a total of 57,155,723 shares of Newmont Mining Common Stock will be issued to the Santa Fe stockholders in the Merger and, upon consummation of the Contribution Transaction, 57,155,723 shares of Newmont Gold Common Stock will be issued to Newmont Mining.

As a result of the Contribution Transaction, Newmont Mining will own approximately 94% of the outstanding shares of Newmont Gold Common Stock.

BACKGROUND OF THE CONTRIBUTION TRANSACTION

  The Newmont Gold Board appointed a special committee of the Newmont Gold Board (the "Special Committee") on March 19, 1997 composed of Robert H. Quenon and James V. Taranik to evaluate the terms of the Contribution Transaction on behalf of Newmont Gold. Neither Mr. Quenon nor Mr. Taranik are officers of Newmont Gold or officers or directors of Newmont Mining or otherwise affiliated with Newmont Mining. The Special Committee retained Chase Securities Inc. ("Chase") as its financial advisor to assist it in evaluating a possible transaction with Newmont Mining. The Special Committee also retained the law firm of Dewey Ballantine as its legal advisor.

  After evaluation by the Special Committee and its financial and legal advisors of information regarding the Merger and Santa Fe, the Special Committee met on March 31, 1997 to consider the Contribution Transaction. After discussion and consultation with its financial and legal advisors, including review of the opinion of Chase that the Consideration (as defined in such opinion) to be paid in the Contribution Transaction together with the related assumption of expenses by Newmont Gold pursuant to the terms of the Contribution Agreement is fair, from a financial point of view, to the stockholders of Newmont Gold (other than Newmont Mining), the Special Committee determined to recommend that the Newmont Gold Board approve the Contribution Transaction. Later that day, the Newmont Gold Board met and approved the Contribution Transaction. See "The Contribution Transaction--Background of the Contribution Transaction."

REASONS FOR THE CONTRIBUTION TRANSACTION

  Effective January 1, 1994, Newmont Gold acquired all of the operations and assets of Newmont Mining, except for shares of Newmont Gold Common Stock retained by Newmont Mining, and Newmont Gold assumed all of Newmont Mining's then current and future liabilities (such transaction is hereinafter referred to as the "1994 Transaction"). As part of the 1994 Transaction, the then outstanding shares of Newmont Mining Common Stock were split so that the number of outstanding shares of Newmont Mining Common Stock would equal the number of shares of Newmont Gold Common Stock held by Newmont Mining at that time. The purpose of obtaining and subsequently maintaining this equilibrium is so that the stockholders of Newmont Mining and Newmont Gold have identical per share interests in the reserves, production, earnings and dividends of Newmont Gold.

  The purpose of the Contribution Transaction is to transfer to Newmont Gold immediately following consummation of the Merger the shares of Santa Fe Common Stock acquired by Newmont Mining pursuant to the Merger so that, as contemplated by the 1994 Transaction, Newmont Mining will have no operations and all operations will be conducted by Newmont Gold and its subsidiaries. The Contribution Transaction is also intended to maintain the equilibrium between the number of outstanding shares of Newmont Mining Common Stock and the number of shares of Newmont Gold Common Stock held by Newmont Mining by having Newmont Gold issue to Newmont Mining (i) a number of shares of Newmont Gold Common Stock equal to the number of shares of Newmont Mining Common Stock issued to former Santa Fe stockholders in the Merger and (ii) the Additional Newmont Gold Options. The aggregate number of shares of Newmont Gold Common Stock issuable upon exercise of the Additional Newmont Gold Options will equal the aggregate number of shares of Newmont Mining Common Stock issuable upon exercise of the Santa Fe Stock Options. The Additional

Newmont Gold Options will be exercised when and to the extent that the comparable Santa Fe Stock Options are exercised so that the number of shares of Newmont Gold Common Stock held by Newmont Mining will continue to equal the number of outstanding shares of Newmont Mining Common Stock as contemplated by the 1994 Transaction.

RECOMMENDATION OF THE BOARD OF DIRECTORS

  The Newmont Gold Board, based on the unanimous recommendation of the Special Committee, has unanimously approved the Contribution Transaction and unanimously recommends that the stockholders of Newmont Gold vote "FOR" approval of the Contribution Transaction. The Newmont Gold Board also unanimously recommends that the Newmont Gold stockholders vote "FOR" all of the directors nominated by the Newmont Gold Board.

OPINION OF THE SPECIAL COMMITTEE'S FINANCIAL ADVISOR

  On March 19, 1997, the Special Committee retained Chase to advise it in connection with the Contribution Transaction and to render an opinion as to the fairness, from a financial point of view, to the stockholders of Newmont Gold (other than Newmont Mining) of the Consideration (as defined in such opinion) to be paid in the Contribution Transaction together with the related assumption of expenses by Newmont Gold pursuant to the terms of Contribution Agreement. On March 31, 1997, Chase rendered its opinion to the Special Committee that, as of such date, the Consideration to be paid in the Contribution Transaction together with the related assumption of expenses by Newmont Gold pursuant to the terms of the Contribution Agreement is fair, from a financial point of view, to the stockholders of Newmont Gold (other than Newmont Mining) (the "Chase Opinion"). The Chase Opinion is directed to the Special Committee and does not constitute a recommendation to any stockholder as to how such stockholder should vote at the Annual Meeting. A copy of the Chase Opinion is attached to this Proxy Statement as Appendix B. See "The Contribution Transaction--Opinion of the Special Committee's Financial Advisor."

CONSUMMATION OF THE CONTRIBUTION TRANSACTION CONTINGENT UPON CONSUMMATION OF THE MERGER

  Newmont Gold and Newmont Mining will not proceed with the Contribution Transaction unless the Merger is consummated. Consummation of the Merger is subject to a number of conditions and the Merger Agreement can be terminated in certain circumstances. See "The Merger Agreement--Conditions of the Merger" and "--Termination."

U.S. FEDERAL INCOME TAX CONSEQUENCES

  There will not be any U.S. Federal income tax consequences of the Contribution Transaction to Newmont Gold's minority stockholders or to Newmont Gold.

ABSENCE OF APPRAISAL RIGHTS

  Newmont Gold stockholders will not be entitled to appraisal or dissenters' rights in connection with the Contribution Transaction.

EFFECTIVE TIME OF THE MERGER; CLOSING DATE

  The Merger will become effective (the "Effective Time") when a certificate of merger is filed with the Delaware Secretary of State or at such later time as is specified in the certificate of merger. This filing will be made on a date (the "Closing Date") specified by Newmont Mining and Santa Fe, which date will be as soon as practicable, but in any event within two business days, following the date upon which all conditions set forth in the Merger Agreement have been satisfied or waived, as the case may be, or such other time as Newmont Mining and Santa Fe may mutually agree. See "The Merger Agreement--Conditions of the Merger."

ANTICIPATED ACCOUNTING TREATMENT

  Newmont Mining and Newmont Gold believe that the Merger will qualify as a pooling of interests in accordance with United States generally accepted accounting principles. It is a condition to the Merger that Newmont Mining shall have received a letter from Arthur Andersen that the Merger will be treated as a pooling of interests under Accounting Principles Board Opinion No. 16 and Santa Fe shall have received a letter from Price Waterhouse LLP ("Price Waterhouse") stating that Price Waterhouse concurs with the conclusions of Santa Fe management that, as of the Closing Date, no conditions exist that would preclude Newmont Mining's accounting for the Merger as a pooling of interests as those conditions relate to Santa Fe. The Contribution Transaction will not affect this accounting treatment. The Contribution Transaction is to be accounted for at historical cost as an exchange between entities under common control. See "The Merger--Anticipated Accounting Treatment" and "The Merger Agreement--Conditions of the Merger."

CERTAIN LITIGATION

  In December 1996, six class action lawsuits were filed in the Court of Chancery of the State of Delaware (the "Court of Chancery") against Santa Fe and the Santa Fe Board alleging, among other things, that the members of the Santa Fe Board breached their fiduciary duties to the Santa Fe stockholders by failing to consider fully the proposal made public by Newmont Mining on December 5, 1996, to exchange 0.33 of a share of Newmont Mining Common Stock for each share of Santa Fe Common Stock. It is the opinion of Santa Fe management that none of these lawsuits will have a material adverse effect on Santa Fe's financial position or results of operations. Santa Fe and the Santa Fe Board intend to defend vigorously against the plaintiffs' allegations. See "The Merger--Certain Litigation."

THE MERGER AGREEMENT

  Certain Covenants

  The Merger Agreement provides that the Santa Fe Board will adjust the terms of all Santa Fe stock option plans and the Santa Fe Stock Options to provide that, at the Effective Time, each Santa Fe Stock Option outstanding immediately prior to the Effective Time will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Santa Fe Stock Option, the same number of shares of Newmont Mining Common Stock as the holder of such Santa Fe Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Santa Fe Stock Option in full immediately prior to the Effective Time, at a price per share equal to (i) the aggregate exercise price for the shares of Santa Fe Common Stock otherwise purchasable pursuant to such Santa Fe Stock Option divided by (ii) the number of shares of Newmont Mining Common Stock deemed purchasable pursuant to such Santa Fe Stock Option; provided, however, that in the case of any Santa Fe Stock Option to which Section 421 of the Internal Revenue Code of 1986, as amended (the "Code") applies by reason of its qualification under either
Section 422 or 423 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such Santa Fe Stock Option and the terms and conditions of exercise of such Santa Fe Stock Option shall be determined in order to comply with Section 424(a) of the Code. The Merger Agreement provides that outstanding phantom stock options, share acquisition rights ("SARs") and limited share acquisition rights ("LSARs") will be similarly adjusted.

  Conditions of the Merger

  The obligations of Newmont Mining and Santa Fe to consummate the Merger are subject to various conditions, including: (i) receipt of the approval of the Newmont Mining stockholders and the Santa Fe stockholders; (ii) approval for listing on the New York Stock Exchange ("NYSE") of the Newmont Mining Common Stock to be issued pursuant to the Merger Agreement; (iii) termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (which waiting period expired, without extension, on February 6, 1997) and receipt of any consents, approvals and filings under any foreign antitrust law; (iv) the absence of legal restraints or prohibitions preventing the consummation of the Merger; (v) the receipt of independent accountants' letters relating to the treatment of the Merger as a pooling of interests; (vi) the absence of certain material litigation; (vii) the representations and warranties of the other party contained in the Merger Agreement being materially true; (viii) the performance of the other party in all material respects of all the obligations contained in the Merger Agreement;
(ix) the receipt of opinions of counsel in respect of certain U.S. Federal income tax consequences of the Merger; and (x) the absence of material adverse changes with respect to the other party. See "The Merger Agreement--Conditions of the Merger."

  Termination

  Subject to certain limitations, the Merger Agreement is subject to termination at the option of either Newmont Mining or Santa Fe if the Merger is not consummated on or before August 31, 1997, and prior to such time upon the occurrence of certain events. The Merger Agreement may also be terminated by the mutual written consent of Newmont Mining, Sub and Santa Fe. Under certain circumstances, Newmont Mining may be required to pay $65 million to Santa Fe upon the termination of the Merger Agreement. Under certain other circumstances, Santa Fe may be required to pay $15 million to Newmont Mining upon the termination of the Merger Agreement. Under certain other conditions, Newmont Mining's expenses, not to exceed $5 million, are reimbursable by Santa Fe upon termination. See "The Merger Agreement--Termination" and "--Effect of Termination."

  Management; Board of Directors

  At the Effective Time, the number of Newmont Gold directors will be increased from 12 to 17 and the number of Newmont Mining directors will be increased from 10 to 15. In addition, at the Effective Time, the Nominating Committee of the Board of Directors of Newmont Mining (the "Newmont Mining Board") will select, and the Newmont Gold Board and the Newmont Mining Board will appoint, as directors five of the at least six current members of the Board of Directors of Santa Fe (the "Santa Fe Board") proposed in writing by the Santa Fe Board to the Nominating Committee of the Newmont Mining Board no later than five business days prior to the day of the Special Meeting of stockholders of Santa Fe to approve and adopt the Merger Agreement (the "Santa Fe Special Meeting").

CONTRIBUTION AGREEMENT

  In connection with the Contribution Transaction, Newmont Mining and Newmont Gold propose to enter into the Contribution Agreement pursuant to which all outstanding shares of Santa Fe Common Stock held by Newmont Mining will be contributed to Newmont Gold in exchange for (i) a number of shares of Newmont Gold Common Stock in an amount equal to the number of shares of Newmont

Mining Common Stock issued in the Merger and (ii) the Additional Newmont Gold Options. Pursuant to the terms of the Contribution Agreement, Newmont Gold will assume, pay and hold Newmont Mining harmless against all out-of-pocket fees, disbursements, costs and expenses required to be paid by Newmont Mining pursuant to or in connection with the Merger Agreement. A copy of the Contribution Agreement is attached to this Proxy Statement as Appendix A. See "The Contribution Transaction--General."

RISK FACTORS

  Stockholders of Newmont Gold, in deciding whether to vote in favor of the Contribution Transaction, should carefully consider the following factors, in addition to other information contained in this Proxy Statement or incorporated by reference herein: (i) gold price volatility; (ii) risks associated with hedging activities; (iii) risks associated with production and cost estimates;
(iv) uncertainties with regard to ore reserve estimates; (v) costs related to compliance with environmental laws and other applicable regulations; (vi) risks of foreign investments; (vii) the speculative nature of gold exploration and the uncertainty of gold development projects; (viii) mining risks and the risk of nonavailability of insurance; (ix) possible difficulties with the integration of Newmont Gold and Santa Fe and the nonrealization of contemplated synergies and cost savings; (x) the proposed repeal of percentage depletion for nonfuel minerals mined on U.S. Federal lands; and (xi) the possibility of review and modification of the Minera Yanacocha decision. See "Risk Factors" beginning on page 14 for a more detailed discussion of such factors.

       SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA OF NEWMONT GOLD

  The selected consolidated financial data of Newmont Gold set forth below have been derived from the audited consolidated financial statements of Newmont Gold for each of the years in the five-year period ended December 31, 1996. In addition, the 1996 information has been adjusted for the pro forma consolidation of Minera Yanacocha as a result of the Minera Yanacocha Acquisition, with income statement data assuming that the Minera Yanacocha Acquisition occurred on January 1, 1996 and the balance sheet data assuming that the Minera Yanacocha Acquisition occurred on December 31, 1996. These amounts are shown for informational purposes only and are not necessarily indicative of the financial position or the results of operations of Newmont Gold had the Minera Yanacocha Acquisition been consummated on the dates assumed. The selected consolidated financial data set forth below should be read in conjunction with and are qualified in their entirety by Newmont Gold's consolidated financial statements and accompanying notes for the year ended December 31, 1996 contained in the Newmont Gold's Annual Report on Form 10-K dated December 31, 1996 (the "1996 Newmont Gold 10-K") which is incorporated by reference herein. See "Incorporation of Certain Information by Reference." Certain selected operating data for Newmont Gold for the five-year period ended December 31, 1996 also is set forth below.

                                                                                            1996 PRO FORMA
                                                                                         FOR THE EFFECT OF THE
                                                                                           MINERA YANACOCHA
                            1992       1993       1994          1995          1996            ACQUISITION
                          --------  ---------- ----------    ----------    ----------    ---------------------
                                            (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                                                                              (UNAUDITED)
INCOME STATEMENT DATA
(FOR THE YEARS ENDED
 DECEMBER 31)
Sales...................  $546,432  $  601,601 $  597,370    $  636,219    $  768,455         $1,082,325
                          ========  ========== ==========    ==========    ==========         ==========
Income before cumulative
 effects of changes in
 accounting principles..  $ 87,414  $  113,116 $   83,394    $  124,872(1) $   93,972         $   97,732
Cumulative effects of
 changes in accounting
 principles after tax...    (6,356)      2,665        --            --            --                 --
                          --------  ---------- ----------    ----------    ----------         ----------
Net income..............  $ 81,058  $  115,781 $   83,394    $  124,872    $   93,972         $   97,732
                          ========  ========== ==========    ==========    ==========         ==========
Income per common share:
 Before cumulative
  effects of changes in
  accounting
  principles............  $   0.83  $     1.08 $     0.70    $     1.17(1) $     0.86         $     0.89
 Cumulative effects of
  changes in accounting
  principles............     (0.06)       0.02        --            --            --                 --
                          --------  ---------- ----------    ----------    ----------         ----------
 Net income.............  $   0.77  $     1.10 $     0.70    $     1.17    $     0.86         $     0.89
                          ========  ========== ==========    ==========    ==========         ==========
Dividends declared per
 common share...........  $   0.05  $     0.05 $     0.48    $     0.48    $     0.48         $     0.48
                          ========  ========== ==========    ==========    ==========         ==========
BALANCE SHEET DATA
 (AT PERIOD END)
Total assets............  $905,331  $1,021,870 $1,656,657(2) $1,773,770    $2,081,074         $2,269,448
Long-term debt,
 including current
 portion................       --          --  $  593,634(2) $  608,634    $  604,259         $  642,759
Stockholders' equity....  $810,447  $  924,018 $  752,951(2) $  824,928    $1,132,055(3)      $1,132,055
OPERATING DATA FOR
 NEWMONT GOLD (OUNCES)
Equity gold production..     1,588       1,666      1,671         1,863         2,284              2,392
Equity gold reserves at
 period end.............    19,460      17,769     26,106        28,782        37,094(4)          37,094

--------
(/1/)Includes an after-tax gain of $72 million, or $0.74 per share, from the sale of Newmont Gold's interest in Southern Peru Copper Corporation and an after-tax charge of $34.1 million, or $0.35 per share, for the write-off of investments in exploration properties.
(/2/)The 1994 Transaction contributed to the increase in total assets and long-term debt and decrease in stockholders' equity at December 31, 1994 compared to December 31, 1993.
(/3/)Includes the effect of the issuance of 4.65 million shares of Newmont Gold
     Common Stock at $51.87 per share in January 1996 to Newmont Mining as a result of Newmont Mining issuing the same number of shares at the same price in a public offering.
(/4/)Includes reserves attributable to the Minera Yanacocha Acquisition.

         SELECTED CONSOLIDATED FINANCIAL AND OPERATING DATA OF SANTA FE

  The selected consolidated financial data of Santa Fe set forth below have been derived from the audited consolidated financial statements of Santa Fe for each of the years in the five-year period ended December 31, 1996. The selected consolidated financial data set forth below should be read in conjunction with and are qualified in their entirety by the financial statements and accompanying notes for the year ended December 31, 1996 contained in Santa Fe's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Santa Fe 10-K") which is incorporated by reference herein. See "Incorporation of Certain Information by Reference." Certain selected operating data for Santa Fe for the five-year period ended December 31, 1996 also are set forth below.

                           1992      1993        1994         1995       1996
                         --------  --------    --------    ---------- ----------
                                  (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA
 (FOR THE YEARS ENDED
 DECEMBER 31)
Sales(1)................ $116,400  $228,744    $370,175    $  345,421 $  337,211
                         ========  ========    ========    ========== ==========
Income from continuing
 operations before
 cumulative effect of
 change in accounting
 principle.............. $ 14,678  $ 27,668    $ 56,701    $   39,812 $   21,068(3)
Discontinued
 operations............. $ 34,391  $141,992(6)      --            --         --
Cumulative effect of
 change in accounting
 principle.............. $ (1,950)      --          --            --         --
Other................... $    273       --          --            --         --
                         --------  --------    --------    ---------- ----------
Net income.............. $ 47,392  $169,660    $ 56,701    $   39,812 $   21,068
                         ========  ========    ========    ========== ==========
Income per common
 share(2):
 Income from continuing
  operations before cu-
  mulative effect of
  changes in accounting
  principle............. $   0.13  $   0.25    $   0.46    $     0.30 $     0.16(3)
 Discontinued
  operations............ $   0.31  $   1.26(6)      --            --         --
 Cumulative effect of
  change in accounting
  principle.............    (0.02)      --          --            --         --
                         --------  --------    --------    ---------- ----------
 Net income............. $   0.42  $   1.51    $   0.46    $     0.30 $     0.16
                         ========  ========    ========    ========== ==========
Dividends declared per
 common share(4)........      N/A       N/A         N/A    $     0.05 $     0.05
BALANCE SHEET DATA
 (AT PERIOD END)
Total assets............ $476,344  $832,552    $857,639    $1,018,168 $1,300,029
Long-term debt,
 including current
 portion(5)............. $306,624  $349,296    $ 90,000    $  199,861 $  454,866
Stockholders' equity.... $ 75,799  $228,129    $521,505(7) $  555,057 $  570,038
OPERATING DATA (OUNCES)
Equity gold
 production(1)..........      296       611         936           846        852
Equity gold reserves at
 period end.............    6,391    14,121      15,363        17,870     18,123

--------
(/1/)Reflects acquisition of the Chimney Creek Mine and the Mesquite Mine in an asset exchange as of June 25, 1993; and commencement of refractory ore processing at the Lone Tree Mine in February 1994.
(/2/)Per share data for 1992 and 1993 are based on 112.2 million shares, which represented shares previously owned by SFP after giving effect to a 1.122 million-for-1 stock split, which was declared on February 22, 1994.
(/3/)Includes charge of $5.4 million related to merger and restructuring expenses. Excluding charge, net income was $0.19 per share.
(/4/)Until June 1994, Santa Fe was a wholly owned subsidiary of SFP. No dividends were paid to public shareholders until 1995.
(/5/)Increase in 1993 is primarily attributable to borrowings to finance the Lone Tree Mine sulfide expansion project. In 1994, project financings were repaid and long-term debt was reduced with a portion of net proceeds from the initial public offering. In July 1995, Santa Fe issued $200 million of 8.375% senior debentures, from which a portion of the proceeds were used to repay borrowings under the bank credit facility. During 1996, additional borrowings were used for various capital expansion projects at the Twin Creeks Mine and the Lone Tree Complex.
(/6/)Primarily attributable to the $117.2 million after-tax, non-cash gain relating to an asset exchange.
(/7/)Increase in 1994 is primarily attributable to net proceeds received from the initial public offering.

              SELECTED UNAUDITED PRO FORMA COMBINED FINANCIAL DATA

  The following tables set forth certain selected pro forma combined financial data for Newmont Gold and Santa Fe. The pro forma amounts included in the table below assume consummation of the Merger and the Contribution Transaction and are based on the pooling of interests method of accounting for the Merger and as an exchange between entities under common control for the Contribution Transaction, as well as the assumptions described under "Newmont Gold and Santa Fe Pro Forma Combined Financial Information." Pro forma information for 1996 gives effect to the Minera Yanacocha Acquisition which was assumed to have occurred on January 1, 1996 for income statement data and December 31, 1996 for balance sheet data. All such information should be read in conjunction with and is qualified in its entirety by the consolidated financial statements and accompanying notes of Newmont Gold and Santa Fe incorporated herein by reference and the pro forma combined financial statements and accompanying discussion and notes set forth under "Newmont Gold and Santa Fe Pro Forma Combined Financial Information." The pro forma amounts in the table below are presented for informational purposes and are not necessarily indicative of the financial position or the results of operations of the combined company that would have actually occurred had the Merger, the Contribution Transaction or the Minera Yanacocha Acquisition been consummated as of the dates assumed. The pro forma amounts are also not necessarily indicative of the future financial position or future results of operations of the combined company. Upon consummation of the Merger and the Contribution Transaction, the actual financial position and results of operations of the combined company will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including changes in operating results between the dates of the pro forma financial information and the dates on which the Merger and the Contribution Transaction are consummated and thereafter, as well as the factors discussed under "Risk Factors."

                       PRO FORMA COMBINED FINANCIAL DATA

                                                     1994     1995    1996(1)
PRO FORMA COMBINED INCOME STATEMENT DATA           -------- -------- ----------
                                                    (IN THOUSANDS, EXCEPT PER
  (FOR THE YEARS ENDED DECEMBER 31)                        SHARE DATA)
Sales............................................. $967,545 $981,640 $1,419,536
Income from continuing operations ................ $135,243 $156,588 $  111,114
Income per common share........................... $   0.80 $   0.95 $     0.67
Dividends declared per common share(2)............ $   0.48 $   0.48 $     0.48

PRO FORMA COMBINED BALANCE SHEET DATA
   (AT DECEMBER
   31, 1996)
Total assets........................... $3,350,329
Long-term debt, including current
 portion............................... $1,097,625
Stockholders' equity................... $1,564,943

--------
(/1/)Pro forma amounts include adjustment for the Minera Yanacocha Acquisition. (/2/)Represents historical dividends per share of Newmont Gold Common Stock.

                                 RISK FACTORS

  The risk factors discussed below should be considered by Newmont Gold stockholders in evaluating whether to vote for approval of the Contribution Transaction. These factors should be considered in conjunction with the other information contained in this Proxy Statement and the documents incorporated by reference herein.

GOLD PRICE VOLATILITY

  Newmont Gold and Santa Fe are engaged in the mining and processing of gold ores and the exploration and development of gold properties. The profitability of the current operations of each of Newmont Gold and Santa Fe is significantly affected by changes in the market price of gold. Market gold prices can fluctuate widely and are affected by numerous factors beyond Newmont Gold's or Santa Fe's control, including industrial and jewelry demand, expectations with respect to the rate of inflation, the strength of the U.S. dollar (the currency in which the price of gold is generally quoted) and of other currencies, interest rates, central bank sales, forward sales by producers, global or regional political or economic events, and production and cost levels in major gold-producing regions such as South Africa. In addition, the price of gold sometimes is subject to rapid short-term changes because of speculative activities. The current demand for and supply of gold affects gold prices, but not necessarily in the same manner as current supply and demand affect the prices of other commodities. The supply of gold consists of a combination of new production from mining and existing stocks of bullion and fabricated gold held by governments, public and private financial institutions, industrial organizations and private individuals. As the amounts produced in any single year constitute a very small portion of the total potential supply of gold, normal variations in current production do not necessarily have a significant impact on the supply of gold or on its price. If revenue from gold sales falls for a substantial period below the cost of production at any or all of Newmont Gold's or Santa Fe's respective operations, Newmont Gold or Santa Fe, as the case may be, could determine that it is not economically feasible to continue commercial production at any or all of its operations or to continue the development of some or all of its projects. Newmont Gold's weighted average total cash cost of equity production for its worldwide operations was $220 per ounce of gold sold in 1996, $210 in 1995 and $202 in 1994. Santa Fe's total cash cost of production per ounce was $215 in 1996, $194 in 1995 and $182 in 1994.

  The gold market generally is characterized by volatile prices. The volatility of gold prices is illustrated in the following table of annual high, low and average afternoon fixing prices for gold per ounce on the London Bullion Market:

        YEAR                                                  HIGH LOW  AVERAGE
       -----                                                  ---- ---- -------
       1987.................................................. $500 $390  $446
       1988.................................................. $484 $395  $437
       1989.................................................. $416 $356  $381
       1990.................................................. $424 $346  $383
       1991.................................................. $403 $344  $362
       1992.................................................. $360 $330  $344
       1993.................................................. $406 $326  $360
       1994.................................................. $396 $370  $384
       1995.................................................. $396 $372  $384
       1996.................................................. $415 $367  $388
       1997 (through April 3)................................ $367 $338  $351

--------
Source of Data: Metals Week and Reuters.

  On April 3, 1997, the afternoon fixing price for gold on the London Bullion Market was $348.75 and the spot market price of gold per ounce on the New York Commodity Exchange was $348.50.

IMPACT OF HEDGING ACTIVITIES

  Hedging activities are intended to minimize the effect of declines in gold prices on results of operations for a period of time. Although hedging activities may protect a company against low gold prices, it may also limit the price that can be received on hedged ounces, subject to forward sales and call options, resulting in such company foregoing the realization of revenues to the extent the market price of gold exceeds the gold price in a forward sale or call option contract.

  Newmont Gold did not hedge any of its production in 1995. However, Newmont Gold beginning in January 1996 entered into hedging transactions which are effective through December 2000 with respect to production from its Minahasa project in Indonesia. These transactions consist of forward sales of 125,000 ounces per year at an average price of $454 per ounce of gold, plus 40% of the amount by which the market price exceeds the forward sales price. At December 31, 1996, Santa Fe had forward sales contracts made on a spot deferred basis ("spot deferred contracts") totalling approximately 1.7 million ounces of gold for delivery in 1997 and 1998 at a weighted average price of $416 per ounce. Santa Fe also had written call options outstanding on 400,000 ounces at weighted average prices of $464 per ounce, as well as purchased put options of
1.2 million ounces at a weighted average price of $375 per ounce. During the first quarter of 1997, Santa Fe exercised or closed out all of its purchased put and written call options for a net cash gain of $23.7 million. Such gain will be recognized in gold sales revenue during the applicable future productions period.

PRODUCTION ESTIMATES

  Estimates of future production for particular properties for each of Newmont Gold and Santa Fe as a whole are derived from annual mining plans prepared by each of Newmont Gold and Santa Fe, as the case may be. Such plans have been developed based on, among other things, mining experience, reserve estimates, assumptions regarding ground conditions and physical characteristics of ores (such as hardness and presence or absence of certain metallurgical characteristics) and estimated rates and cost of production. Actual production may vary from estimates for a variety of reasons, including risks and hazards of the types discussed, actual ore mined varying from estimates of grade and metallurgical and other characteristics, mining dilution, pitwall failures or cave-ins, strikes and other actions by labor at unionized locations, restrictions imposed by government agencies and other factors. Estimates of production from properties not yet in production or from operations that are to be expanded are based on similar factors (including, in some instances, feasibility reports prepared by company personnel and/or outside consultants) but, as such estimates do not have the benefit of actual experience, there is a greater likelihood that actual results will vary from the estimates.

ORE RESERVE ESTIMATES

  The proven and probable reserve figures presented in the 1996 Newmont Gold 10-K and the 1996 Santa Fe 10-K, which are each incorporated in this Proxy Statement by reference and included on a combined basis herein under "Pro Forma Net Proven and Probable Reserves," are estimates and no assurance can be given that the indicated levels of recovery of gold and copper will be realized. Reserve estimates may require revision based on actual production experience. Market price fluctuations of gold and copper, as well as increased production costs or reduced recovery rates, may render proven and probable reserves containing relatively lower grades of mineralization uneconomic to exploit and may ultimately result in a restatement of the relevant company's proven and probable ore reserves.

  The gold price used in estimating Newmont Gold's proven and probable reserves as of December 31, 1996 was $400 per ounce. Newmont Gold believes that if its reserve estimates were to be based on a gold price as low as $300 per ounce with current operating costs, 1996 year-end reserves would decrease by approximately 25%. The gold price used in estimating Santa Fe's proven and probable reserves as of December 31, 1996 was $400 per ounce. Santa Fe believes that if its reserve estimates were based on a gold price of $300 per ounce, with current operating costs, reserves as of December 31, 1996 would decrease by approximately 35%.

REGULATION, ENVIRONMENTAL RISKS AND UNPATENTED MINING CLAIMS

  Domestic and foreign mining operations and exploration activities are subject to extensive laws and regulations governing prospecting, development, production, exports, taxes, labor standards, occupational health, waste disposal, protection and remediation of the environment, protection of endangered and protected species, mine safety, toxic substances and other matters. Mining is subject to potential risks and liabilities associated with pollution of the environment and the disposal of waste products occurring as a result of mineral exploration and production. Newmont Gold has been, and Newmont Gold and Santa Fe may in the future be, subject to clean-up liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and comparable state laws which establish clean-up liability for the release of hazardous substances. Newmont Gold has interests in certain sites associated with former mining activities for which clean-up liabilities exist. For two of these sites, no formal plans for clean-up have been approved by governmental authorities. Although Newmont Gold believes it has made adequate provisions in its financial statements for cleanup costs, it cannot guarantee that such provisions will be adequate. The estimate of such costs is periodically reviewed by Newmont Gold's management and adjustments to the liability for such costs are made when new information so dictates. In the context of environmental permitting, including the approval of reclamation plans, Newmont Gold and Santa Fe must comply with standards, existing laws and regulations which may entail greater or lesser costs and delays depending on the nature of the activity to be permitted and how the regulations are implemented by the permitting authority. It is possible that the costs and delays associated with the compliance with such laws, regulations and permits could become such that Newmont Gold or Santa Fe would not proceed with the development of a project or the operation or further development of a mine.

  Amendments to current laws and regulations governing operations and activities of mining companies are actively considered from time to time and could have a material adverse impact on Newmont Gold and/or Santa Fe.

  In recent years, the U.S. Congress has considered a number of proposed amendments to the General Mining Law of 1872, as amended (the "General Mining Law"), which governs mining claims and related activities on U.S. Federal lands. Although no such legislation has been adopted to date, there can be no assurances that such legislation will not be adopted in the future. If ever adopted, such legislation could, among other things, impose royalties on gold production from currently unpatented mining claims located on U.S. Federal lands. If such legislation is ever adopted, it could reduce the amount of future exploration and development activity conducted by Newmont Gold and Santa Fe on such U.S. Federal lands and could have an adverse effect on the results of operations of Newmont Gold and Santa Fe. In addition, in 1992, a holding fee of $100 per claim was imposed upon unpatented mining claims located on U.S. Federal lands. In October 1994, a moratorium on the processing of new patent applications was approved. While such moratorium currently remains in effect, its future is unclear.

  Approximately 16% of Newmont Gold's proven and probable reserves in the U.S. are located on unpatented mining claims on U.S. Federal lands, the remainder being located on private land. As of December 31, 1996, approximately 29% of Santa Fe's proven and probable reserves were located on unpatented mining claims on U.S. Federal lands.

  Santa Fe is a party to two lawsuits involving the completion of the patenting process on certain unpatented mining claims. See Item 3 of the 1996 Santa Fe 10-K which is incorporated by reference herein. See "Incorporation of Certain Information by Reference."

RISKS OF FOREIGN INVESTMENTS

  Certain of Newmont Gold's and Santa Fe's activities are located in foreign countries. Newmont Gold's foreign investments include operations and exploration projects in Peru, Indonesia and Uzbekistan. Newmont Gold also has exploration and/or development projects in Mexico, Ecuador, the Caribbean and certain countries in Asia. Santa Fe's foreign investments include exploration projects in Canada, Mexico, Brazil, Chile, Kazakstan, the Kyrgyz Republic, Ghana and Burkina Faso.

  Foreign mining investments are subject to the risks normally associated with conducting business in foreign countries, including labor disputes and uncertain political and economic environments, as well as risks of war and civil disturbances or other risks which may limit or disrupt the projects, restrict the movement of funds or result in the deprivation of contract rights or the taking of property by nationalization or expropriation without fair compensation, risks relating to changes in laws or policies of particular countries, foreign taxation, delays in obtaining or the inability to obtain necessary governmental permits, limitations on ownership and on repatriation of earnings, and foreign exchange controls and currency fluctuations. There can be no assurance that such problems will not arise in the future. While political risk insurance has been obtained to cover a portion of Newmont Gold's investments in Peru, Indonesia and Uzbekistan against certain expropriation, war, civil unrest and political violence risks, such insurance is limited by its terms to the particular risks specified therein and is subject to certain exclusions. See "The Companies--Newmont Gold." There can therefore be no assurance that claims would be paid under such insurance in connection with a particular event in a foreign country. Foreign investments may also be adversely affected by laws and policies of the U.S. affecting foreign trade, investment and taxation.

  In certain of the countries other than the United States where Newmont Gold and/or Santa Fe have operations or conduct exploration activities, the mineral rights are owned by the relevant governments. Such governments have entered into contracts with or granted concessions that enable Newmont Gold and its subsidiaries and Santa Fe and its subsidiaries to conduct operations or exploration activities on such lands. See "The Companies." Notwithstanding such arrangements, Newmont Gold's and Santa Fe's ability to conduct their operations or exploration activities on such lands is subject to changes in government policy over which neither Newmont Gold nor Santa Fe has any control. If such a change were to occur that affected the right of Newmont Gold or any of its subsidiaries or Santa Fe or any of its subsidiaries to conduct operations or exploration activities, it could have a material adverse effect on the results of operations of Newmont Gold or Santa Fe, as the case may be.

SPECULATIVE NATURE OF GOLD EXPLORATION AND UNCERTAINTY OF DEVELOPMENT PROJECTS

  Gold exploration is highly speculative in nature, involves many risks and frequently is nonproductive. There can be no assurance that any company's gold exploration efforts will be successful. Success in increasing reserves is the result of a number of factors, including the quality of management, the company's level of geological and technical expertise, the quality of land available for exploration and other factors. Once gold mineralization is discovered, it may take several years from the initial phases of drilling until production is possible, during which time the economic feasibility of production may change. Substantial expenditures are required to establish proven and probable ore reserves through drilling, to determine metallurgical processes to extract the metals from the ore and, in the case of new properties, to construct mining and processing facilities. As a result of these uncertainties, no assurance can be given that Newmont Gold's or Santa Fe's exploration programs will result in the expansion or replacement of current production with new proven and probable ore reserves.

  Development projects have no operating history upon which to base estimates of future cash operating costs. Particularly for development projects, estimates of proven and probable ore reserves and cash operating costs are, to a large extent, based upon the interpretation of geologic data obtained from drill holes and other sampling techniques, and feasibility studies which derive estimates of cash operating costs based upon anticipated tonnage and grades of ore to be mined and processed, the configuration of the ore body, expected recovery rates of the gold from the ore, comparable facility and equipment operating costs, anticipated climatic conditions and other factors. As a result, it is possible that actual cash operating costs and economic returns may differ significantly from those currently estimated. It is not unusual in new mining operations to experience unexpected problems during the start-up phase. Delays often can occur in the commencement of production.

MINING RISKS AND RISK OF NONAVAILABILITY OF INSURANCE

  The business of gold mining generally is subject to a number of risks and hazards, including gold bullion losses, environmental hazards, industrial accidents, labor disputes, encountering unusual or unexpected geologic formations or other geological or grade problems, encountering unanticipated ground or water conditions, cave-ins, pit-wall failures, flooding, rock falls, periodic interruptions due to inclement or hazardous weather conditions or other unfavorable operating conditions and other acts of God. Such risks could result in damage to, or destruction of, mineral properties or producing facilities, personal injury or death, environmental damage, delays in mining, monetary losses and possible legal liability.

  Each of Newmont Gold and Santa Fe maintains property and liability insurance against risks which are typical in the operation of its business and in amounts which it believes to be reasonable. Such insurance, however, contains exclusions and limitations on coverage. There can be no assurance that such insurance will continue to be available, will be available at economically acceptable premiums or will be adequate to cover any resulting liability.

INTEGRATION OF NEWMONT GOLD AND SANTA FE AND NONREALIZATION OF SYNERGIES/COST SAVINGS

  The Merger would involve the integration of companies that have previously operated independently. No assurance can be given that Newmont Gold will integrate the respective operations of Newmont Gold and Santa Fe without encountering difficulties or experiencing the loss of important Newmont Gold or Santa Fe personnel or that the benefits expected from such integration will be realized. In addition, there can be no assurance that Newmont Gold will realize anticipated pre-tax cash cost savings of synergies from the Merger, which are estimated to be between $70 million and $80 million annually beginning in 1998. Regardless of the actual level of cost savings realized by a combined Newmont Gold/Santa Fe entity, the level of savings realized in 1997 would be offset by transaction costs of approximately $125 million, including the one-time payment by Santa Fe of a $65 million termination fee to Homestake Mining Company ("Homestake").

PROPOSED REPEAL OF PERCENTAGE DEPLETION FOR NONFUEL MINERALS MINED ON CERTAIN FEDERAL LANDS

  Newmont Gold and Santa Fe currently benefit from the percentage depletion allowance permitted under current law. Taxpayers may, subject to limitations, claim deductions for the depletion of mineral resources. Such deductions may be based upon the taxpayer's tax cost of the mineral resources ("cost depletion") or upon a portion of the gross or net revenues from sales of the mineral resources

("percentage depletion"). The proposed 1998 U.S. Federal budget would repeal the current percentage depletion provisions for nonfuel minerals, including gold, extracted from any land where title to the land or the right to extract minerals from such land was originally obtained pursuant to the provisions of the General Mining Law. The proposal is stated only in general terms and does not provide specific details as to its potential operation, including the lands that will ultimately be affected. It is uncertain whether the repeal of these provisions will ultimately be adopted. If adopted, however, such repeal could have an adverse effect on the results of operations of Newmont Gold and Santa Fe. The magnitude of such effect currently cannot be determined and will be affected by several factors, including the specific landholdings of Newmont Gold and Santa Fe that are actually impacted, the level of future production from such landholdings and future gold prices (see "--Gold Price Volatility").

MINERA YANACOCHA DECISION

  Due to a favorable decision by the Peruvian Superior Court in February 1997 in connection with Newmont Gold's interest in Minera Yanacocha, Newmont Gold increased for reporting purposes its interest in Minera Yanacocha from 38% to 51.35%. Consequently, Newmont Gold will consolidate Minera Yanacocha in its financial statements in 1997. See "The Companies--Newmont Gold." The opposing parties in the litigation have filed a request for review of the decision with the Peruvian Supreme Court. Although Peruvian counsel has advised Newmont Gold that decisions of the Peruvian Superior Court can be modified by the Peruvian Supreme Court only in very limited circumstances and that it is not likely that further review will be granted in this matter, there can be no assurances that such review will not be granted. In the event such review is granted, there can be no assurance that the Peruvian Supreme Court will not modify the decision of the Peruvian Superior Court in a way that could have a material adverse effect on the results of operations of Newmont Gold.

                         THE CONTRIBUTION TRANSACTION

GENERAL

  On March 31, 1997, the Newmont Gold Board, after receiving the unanimous recommendation of the Special Committee, unanimously approved the Contribution Transaction and the execution and delivery by Newmont Gold of the Contribution Agreement. The Contribution Agreement is attached to this Proxy Statement as Appendix A. Pursuant to the Contribution Agreement, among other matters:

  . Newmont Mining will contribute to Newmont Gold all of the shares of common stock of the Surviving Corporation owned by Newmont Mining upon consummation of the Merger;

  . Newmont Gold will issue shares of Newmont Gold Common Stock to Newmont
    Mining in an amount equal to the number of shares of Newmont Mining Common Stock issued in the Merger;

  . Newmont Gold will issue the Additional Newmont Gold Options to Newmont
    Mining having the same terms as the Santa Fe Stock Options assumed by Newmont Mining pursuant to the Merger (except that the Additional Newmont Gold Options will be exercisable for shares of Newmont Gold Common Stock); and

  . Newmont Gold will pay all out-of-pocket costs and liabilities incurred by Newmont Mining in connection with the Merger.

  At a meeting held on March 31, 1997, the Newmont Mining Board unanimously approved the Contribution Agreement and the consummation by Newmont Mining of the Contribution Transaction. No approval by the Newmont Mining stockholders is required for consummation of the Contribution Transaction.

  On March 26, 1997, there were 131,554,558 shares of Santa Fe Common Stock outstanding and 1,365,426 shares of Santa Fe Common Stock issuable upon the exercise of outstanding Santa Fe Stock Options. Assuming the exercise of all outstanding Santa Fe Stock Options prior to consummation of the Merger and based upon the total shares of Santa Fe Common Stock expected to be outstanding upon consummation of the Merger, a total of 57,155,723 shares of Newmont Mining Common Stock will be issued to the Santa Fe stockholders in the Merger and, upon consummation of the Contribution Transaction, 57,155,723 shares of Newmont Gold Common Stock will be issued to Newmont Mining. As a result of the Contribution Transaction, Newmont Mining will own approximately 94% of the issued and outstanding shares of Newmont Gold Common Stock.

STOCKHOLDER ACTION PROPOSED

  At the Annual Meeting, as required under the rules of the NYSE, the stockholders of Newmont Gold will be asked to consider and approve the Contribution Transaction. The approval of the holders of a majority of the votes cast at the Annual Meeting is required to take the action described above, provided that the total vote cast represents more than 50% of the outstanding shares of Newmont Gold Common Stock.

  Newmont Mining currently owns approximately 91% of the outstanding shares of Newmont Gold Common Stock and intends to vote its shares "FOR" approval of the Contribution Transaction.

  THE NEWMONT GOLD BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE CONTRIBUTION TRANSACTION AND, UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE APPOINTEES NAMED THEREON INTEND TO SO VOTE.

BACKGROUND OF THE CONTRIBUTION TRANSACTION

  The Newmont Gold Board appointed the Special Committee on March 19, 1997, composed of Robert H. Quenon and James V. Taranik, to evaluate the Contribution Transaction on behalf of Newmont Gold. Neither Mr. Quenon nor Mr. Taranik are officers of Newmont Gold or officers or directors of Newmont Mining or otherwise affiliated with Newmont Mining. On March 19, 1997, the Special Committee retained Chase as its financial advisor to assist it in evaluating the Contribution Transaction. The Special Committee also retained the law firm of Dewey Ballantine as its legal advisor. Dewey Ballantine acted as legal advisor to the special committee of the Newmont Gold Board formed to evaluate the 1994 Transaction.

  After retaining Chase, the Special Committee, with the assistance of its financial and legal advisors, considered the Contribution Transaction, including a review of the process by which the staff of Newmont Mining and Newmont Gold had evaluated the assets and liabilities of Santa Fe. After discussion and consultation with its financial and legal advisors, including review of the opinion of Chase that the Consideration (as defined in such opinion) to be paid in the Contribution Transaction together with the related assumption of expenses by Newmont Gold pursuant to the terms of the Contribution Agreement is fair, from a financial point of view, to the stockholders of Newmont Gold (other than Newmont Mining), the Special Committee determined to recommend that the Newmont Gold Board approve the Contribution Transaction. Later that day, the Newmont Gold Board met and approved the Contribution Transaction. As part of this process, Chase and/or Dewey Ballantine met with Newmont Mining and Newmont Mining's representatives and advisors, including Goldman Sachs & Co. ("Goldman Sachs"), financial advisors to Newmont Mining in connection with the Merger, to obtain information and answers to questions. Newmont Mining did not limit the information which the Special Committee and its advisors received. Chase and Dewey Ballantine also had discussions with Santa Fe to obtain additional information and answers to questions.

  On March 31, 1997, the Newmont Gold Board (following the recommendation of a committee of two non-Newmont Mining directors) approved the Contribution Transaction. On the same date, the Newmont Mining Board also approved the Contribution Transaction.

REASONS FOR THE CONTRIBUTION TRANSACTION

  Effective January 1, 1994, Newmont Gold acquired all of the operations and assets of Newmont Mining, except for shares of Newmont Gold Common Stock retained by Newmont Mining, and Newmont Gold assumed all of Newmont Mining's then current and future liabilities. As part of the 1994 Transaction, the then outstanding shares of Newmont Mining Common Stock were split so that the number of outstanding shares of Newmont Mining Common Stock would equal the number of shares of Newmont Gold Common Stock held by Newmont Mining at that time. The purpose of obtaining and subsequently maintaining this equilibrium is so that the stockholders of Newmont Mining and Newmont Gold have identical per share interests in the reserves, production, earnings and dividends of Newmont Gold. Since the consummation of the 1994 Transaction, Newmont Mining has had no operations and the principal asset of Newmont Mining has been its shares of Newmont Gold Common Stock.

  The purpose of the Contribution Transaction is to transfer to Newmont Gold immediately following consummation of the Merger the shares of Santa Fe Common Stock acquired by Newmont Mining pursuant to the Merger so that, as contemplated by the 1994 Transaction, Newmont Mining will have no operations and all operations will be conducted by Newmont Gold and its subsidiaries. The Contribution Transaction is also intended to maintain the equilibrium between the number of outstanding shares of Newmont Mining Common Stock and the number of shares of Newmont Gold Common Stock held by Newmont Mining by having Newmont Gold issue to Newmont Mining shares of Newmont Gold Common Stock in an amount equal to the number of shares of Newmont Mining Common Stock issued in the Merger. Similarly, Newmont Gold will issue to Newmont Mining the Additional Newmont Gold Options having the same terms as the Santa Fe Stock Options assumed by Newmont Mining pursuant to the Merger Agreement as adjusted as contemplated by the Merger Agreement (except that the Additional Newmont Gold Options will be exercisable for shares of Newmont Gold Common Stock). The aggregate number of shares of Newmont Gold Common Stock issuable upon exercise of the Additional Newmont Gold Options will equal the aggregate number of shares of Newmont Mining Common Stock issuable upon exercise of the Santa Fe Stock Options. The Additional Newmont Gold Options will be exercised when and to the extent that the comparable Santa Fe Options are exercised so that the number of shares of Newmont Gold Common Stock held by Newmont Mining will continue to equal the number of outstanding shares of Newmont Mining Common Stock as contemplated by the 1994 Transaction.

  The members of the Special Committee had attended all of the meetings of the Newmont Mining Board at which the Merger was discussed. The Special Committee considered all such factors, together with the Chase Opinion, in recommending to the Newmont Gold Board the approval of the Contribution Transaction. In approving and authorizing the Merger, the Newmont Mining Board considered the following factors: (i) Santa Fe's significant land position in northern Nevada, a significant portion of which has yet to be fully explored, (ii) the strong similarities in geological and metallurgical characteristics for the Nevada properties owned by both companies, (iii) the opportunity to share technology between the two companies, for example, by applying Santa Fe proprietary flotation technology to the Newmont Gold North Area non-reserve mineralized materials and by applying Newmont Gold bio-oxidation technology to Santa Fe low grade refractory ores, (iv) the opportunity for the combined company to increase production efficiency by optimizing the use of oxide mills, autoclaves, flotation units and the roaster by enhancing gold recoveries, lowering costs per ounce and optimizing capacity, (v) the opportunity to significantly increase gold reserves, both in the vicinity of Santa Fe's producing mines and through exploration efforts, based on Newmont Gold's track record of finding targets and developing non-reserve mineralized material, (vi) the opportunity to increase the amount of gold produced by optimizing combined mining operations and processing, particularly in Nevada, (vii) continued consistent international exploration at lower costs with global scope and growth potential, (viii) the financial strength, financial flexibility and strong balance sheet of the combined company, (ix) the identification of $70 million to $80 million per year commencing in 1998 in pre-tax cash sustainable synergies and cash savings from, in descending order, exploration and development synergies, metallurgical synergies, Nevada operations synergies and corporate overhead synergies and (x) the potential identification of additional costs savings and opportunities which were not quantified.

RECOMMENDATION OF THE NEWMONT GOLD BOARD

  The Special Committee met on March 31, 1997 to consider the Contribution Transaction. At such meeting, the Special Committee unanimously determined to recommend that the Newmont Gold Board approve the Contribution Transaction. In addition, at the meeting Chase delivered to the Special Committee its written opinion that, as of such date, the Consideration to be paid in the Contribution Transaction together with the related assumption of expenses by Newmont Gold pursuant to the terms of the Contribution Agreement is fair, from a financial point of view, to the stockholders of Newmont Gold (other than Newmont Mining). Based on the unanimous recommendation of the Special Committee, on March 31, 1997 the Newmont Gold Board unanimously approved the Contribution Transaction, authorized Newmont Gold to enter into the Contribution Agreement and resolved to unanimously recommend that Newmont Gold's stockholders approve the Contribution Transaction.

OPINION OF THE SPECIAL COMMITTEE'S FINANCIAL ADVISOR

  At the March 31, 1997 meeting of the Special Committee, Chase delivered its written opinion to the Special Committee that, as of such date, and based upon and subject to various qualifications and assumptions described therein, the Consideration to be paid in the Contribution Transaction together with the related assumption by Newmont Gold of the Assumed Expenses (as such term is defined in the Chase Opinion) pursuant to the terms of the Contribution Agreement is fair, from a financial point of view, to the stockholders of Newmont Gold (other than Newmont Mining). As used in the Chase Opinion, the term "Consideration" means the shares of Newmont Gold Common Stock and the Additional Newmont Gold Options to be issued to Newmont Mining in the Contribution Transaction.

  THE FULL TEXT OF THE CHASE OPINION, WHICH SETS FORTH ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE SCOPE OF REVIEW UNDERTAKEN, IS ATTACHED AS APPENDIX B TO THIS PROXY STATEMENT. STOCKHOLDERS OF NEWMONT GOLD ARE URGED TO READ THE CHASE OPINION IN ITS ENTIRETY. NO LIMITATIONS WERE IMPOSED BY NEWMONT GOLD UPON CHASE WITH RESPECT TO THE INVESTIGATIONS MADE OR PROCEDURES FOLLOWED BY CHASE IN RENDERING ITS OPINION. THE CHASE OPINION, WHICH IS ADDRESSED TO THE SPECIAL COMMITTEE, IS DIRECTED ONLY TO THE FAIRNESS, FROM A FINANCIAL POINT OF VIEW, TO THE STOCKHOLDERS OF NEWMONT GOLD (OTHER THAN NEWMONT MINING), OF THE CONSIDERATION TO BE PAID IN THE CONTRIBUTION TRANSACTION TOGETHER WITH THE RELATED ASSUMPTION BY NEWMONT GOLD OF THE ASSUMED EXPENSES (AS SUCH TERM IS DEFINED IN THE CHASE OPINION) PURSUANT TO THE TERMS OF THE CONTRIBUTION AGREEMENT AND DOES NOT EXPRESS ANY OPINION AS TO THE UNDERLYING DECISION BY NEWMONT GOLD TO ENGAGE IN THE CONTRIBUTION TRANSACTION AND THE TRANSACTIONS RELATED THERETO. THE CHASE OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY NEWMONT GOLD STOCKHOLDER AS TO HOW SUCH STOCKHOLDER SHOULD VOTE AT THE ANNUAL MEETING. THE SUMMARY OF THE CHASE OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

  In connection with the Chase Opinion, Chase, among other things, (i) reviewed the Merger Agreement and a draft of the Contribution Agreement in the form provided to it and assumed that the final form of the Contribution Agreement would not vary in any regard material to Chase's analysis; (ii) reviewed certain publicly available business and financial information that Chase deemed relevant relating to Newmont Mining, Santa Fe and Newmont Gold and the industry in which they operate; (iii) discussed with members of senior management of Newmont Gold, Newmont Mining and Santa Fe and with Newmont Mining's advisors, Newmont Gold's, Newmont Mining's and Santa Fe's operations, historical financial statements and future prospects, before and after giving effect to the Merger and the Contribution Transaction, as well as their views of the business, operational and strategic benefits and other implications of the Contribution Transaction; (iv) reviewed certain internal financial analyses, forecasts and projections for Newmont Gold and Newmont Mining, without, and after giving effect to, the Merger and the Contribution Transaction, prepared by the managements of Newmont Gold and Newmont Mining (the "Financial Forecasts"), including analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and tax treatments resulting from the Merger and the Contribution Transaction (collectively, the "Synergies"); (v) compared the financial and operating performance of Santa Fe, Newmont Mining and Newmont Gold with publicly available information concerning certain other companies Chase deemed comparable and reviewed the relevant historical stock prices of the Santa Fe Common Stock and the Newmont Gold Common Stock and certain publicly traded securities of such other companies; (vi) reviewed the financial terms of certain recent exchange transactions and acquisition transactions Chase deemed reasonably comparable to the Merger and the Contribution Transaction or otherwise relevant to its inquiry; and (viii) made such other analyses and examinations Chase deemed necessary or appropriate.

  Chase assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for it, or publicly available for purposes of the Chase Opinion. Chase assumed, with the consent of the Special Committee, that the Financial Forecasts, including, without limitation, the Synergies, were reasonably prepared on a basis reflecting the best currently available estimates and judgments of Newmont Gold and Newmont Mining and that the Financial Forecasts, including, without limitation, the Synergies, will be realized in the amounts and at the times contemplated thereby. Chase also assumed that the Assumed Expenses (as such term is defined in the Chase Opinion) have been incurred by Newmont Mining in good faith and on an arms-length basis in connection with the Merger Agreement and that the aggregate amount of the Assumed Expenses will not exceed the aggregate amount thereof reflected in the Financial Forecasts. Chase neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of Santa Fe, Newmont Mining or Newmont Gold, nor did it conduct a physical inspection of the properties and facilities of Santa Fe, Newmont Mining or Newmont Gold. Chase assumed that under generally accepted accounting principles the Merger will be accounted for as a pooling of interests and the Contribution Transaction will be accounted for at historical cost as an exchange between entities under common control. In addition, Chase assumed that for U.S. tax purposes no income or gain will be recognized by Newmont Gold or its stockholders (other than Newmont Mining) in connection with the Contribution Transaction.

  For purposes of the Chase Opinion, Chase assumed that the representations and warranties of each party contained in the Contribution Agreement and Merger Agreement are true and correct in all material respects and that each party will perform in all material respects all of the covenants and agreements required to be performed by it under the Contribution Agreement and Merger Agreement. Chase also assumed that all conditions to the consummation of the Merger and the Contribution Transaction that would materially affect the valuation of the common stock of the Surviving Corporation will be satisfied in all material respects without waiver thereof and that the Merger and the Contribution Transaction will be consummated. The Chase Opinion is necessarily based on market, economic and other conditions as they existed and could be evaluated on the date of the Chase Opinion.

  The following summarizes the material analyses performed by Chase and reviewed with the Special Committee at its meeting on March 31, 1997 in connection with Chase's presentation and its opinion to the Special Committee on such date.

  Pro Forma Merger Analysis. Chase analyzed the pro forma consequences of the Merger and the Contribution Transaction upon the Newmont Gold stockholders. The analysis was based on the Financial Forecasts, including forecasted Synergies, and upon certain assumptions described in this paragraph. In the analysis, at the direction of the Special Committee, Chase assumed two alternative prevailing prices at which gold would sell: $370 per ounce (the "$370 Case") and $400 per ounce (the "$400 Case"). This analysis excluded a one-time charge to be incurred by Newmont Gold relating to pre-tax transaction costs currently estimated by Newmont Gold's management at $125 million. Assuming the $370 Case, Chase calculated an implied EBITDA (i.e., the earnings before interest, tax, depreciation, depletion and amortization) per share for 1997, 1998, 1999 and 2000. Such analysis indicated that the Merger and the Contribution Transaction would result in dilution in Newmont Gold's EBITDA per share of 4.8% and 0.2% in 1997 and 1998, respectively, and accretion in Newmont Gold's EBITDA per share of 1.8% and 10.2% in 1999 and 2000, respectively. Assuming the $400 Case, the Merger and the Contribution Transaction would result in dilution in Newmont Gold's EBITDA per share of 9.3% and 2.6% in 1997 and 1998, respectively, and accretion in Newmont Gold's EBITDA per share by 1.5% and 9.5% in 1999 and 2000, respectively. Assuming the $370 Case, Chase calculated an implied earnings per share for 1997, 1998, 1999 and 2000 for Newmont Gold after giving effect to the Merger and the Contribution Agreement. Such analysis indicated that the Merger and the Contribution Transaction would result in dilution in Newmont Gold's earnings per share of 0.7% in 1997 and in accretion of 10.8%, 19.1% and 49.7% in 1998, 1999 and 2000, respectively. Assuming the $400 Case, the Merger and the Contribution Transaction would result in dilution in Newmont Gold's earnings per share of 12.0% in 1997 and accretion in Newmont Gold's earnings per share of 2.0%, 9.5% and 23.3% in 1998, 1999 and 2000, respectively. Chase also calculated the implied production, ounces of reserves and reserves and disclosed mineralized material ("Reserves" and "Reserves and Resources," respectively) per thousand shares for the combined company. Such analysis indicated that the Merger and the Contribution Transaction would be (i) dilutive to Newmont Gold's forecasted 1997 and 1998 production by 5.2% and 1.6%, respectively, neutral in 1999 and accretive to Newmont Gold's forecasted 2000 production by 4.4%; (ii) dilutive to Newmont Gold's estimated 1996 Reserves by 2.0%; and (iii) accretive to Newmont Gold's 1996 Reserves and Resources by 6.3%.

  The results of the pro forma merger analysis are not necessarily indicative of the future results or financial performance of Newmont Gold after the Merger and the Contribution Transaction.

  Exchange Ratio Analysis. Chase reviewed the historical exchange ratio of Newmont Gold Common Stock to Santa Fe Common Stock during the period from June 16, 1994 to March 26, 1997. This analysis revealed that during the period from June 16, 1994 to December 4, 1996 (the last trading day before the public announcement of Newmont Mining's first public proposal to acquire Santa Fe), the highest exchange ratio was 0.407x and the lowest exchange ratio was 0.234x and that the mean exchange ratio was 0.306x. After giving effect to the Merger, pursuant to the terms of the Contribution Agreement Newmont Gold will issue 0.43 shares of Newmont Gold Common Stock for each outstanding share of Santa Fe Common Stock at the time of the Merger. The 0.43 effective exchange ratio (the "Effective Exchange Ratio") of shares of Newmont Gold Common Stock to Santa Fe Common Stock represents a premium of 5.8% over the highest exchange ratio of Newmont Gold Common Stock to Santa Fe Common Stock during the period from June 16, 1994 to December 4, 1996, a premium of 84.1% over the lowest exchange ratio during such period, and a premium of 40.7% over the mean exchange ratio during such period.

  Comparable Public Company Analysis. Chase compared selected financial ratios for Santa Fe to the comparable ratios of the following publicly traded companies (the "Selected Public Companies"): (i) Barrick Gold Corporation,
(ii) Battle Mountain Gold Company, (iii) Echo Bay Mines Ltd., (iv) Homestake Mining Company, (v) Placer Dome Inc., and (vi) Newmont Gold. Although these companies were selected for purposes of comparison, none of them is identical to Santa Fe and there are inherent differences between the businesses, operations and prospects of each of the Selected Public Companies and Santa Fe. The comparison indicated: the ratio of Adjusted Market Value (defined as the aggregate value of outstanding common stock based on market prices as of March 26, 1997 plus book value of total debt and preferred stock less cash and cash equivalents (as of September 30, 1996, in the case of the Selected Public Companies other than Newmont Gold and December 31, 1996 for Newmont Gold and Santa Fe)) to forecasted 1997 EBITDA ranged from 3.7x to 34.6x for the Selected Public Companies, compared to 18.6x for Santa Fe without taking into account any Synergies ("no Synergies") and 16.5x for Santa Fe after adjusting to reflect 50% of the forecasted Synergies and attributing all such Synergies to Santa Fe ("50% Synergies"); the ratio of Adjusted Market Value to forecasted 1998 EBITDA ranged from 3.2x to 23.1x for the Selected Public Companies, compared to 17.0x for Santa Fe assuming the $400 Case and no Synergies, 19.6x for Santa Fe assuming the $370 Case and no Synergies, 13.6x for Santa Fe assuming the $400 Case and 50% Synergies and 15.3x for Santa Fe assuming the $370 Case and 50% Synergies; the ratio of Fully Diluted Equity Value (defined as the aggregate value of all common stock on a fully diluted basis based on market prices as of March 26, 1997) to forecasted 1997 net income ranged from 13.3x to 84.0x for the Selected Public Companies, compared to 91.9x for Santa Fe assuming no Synergies and either the $400 Case or the $370 Case, 60.2x assuming the $400 Case and 50% Synergies and 60.5x for Santa Fe assuming the $370 Case and 50% Synergies; and the ratio of Fully Diluted Equity Value to forecasted 1998 net income ranged from 10.5x to 51.8x for the Selected Public Companies, compared to 102.1x for Santa Fe assuming the $400 Case and no Synergies, 229.8x for Santa Fe assuming the $370 Case and no Synergies, 43.6x for Santa Fe assuming the $400 Case and 50% Synergies and 62.0x for Santa Fe assuming the $370 Case and 50% Synergies. For each of the Selected Public Companies other than Newmont Gold, data regarding Adjusted Market Value and Fully Diluted Equity Value were obtained from publicly available sources, including press releases, and forecasted 1997 and 1998 EBITDA and net income reflect securities analysts' estimates. For Santa Fe, forecasted 1997 and 1998 EBITDA and net income are based upon the Financial Forecasts. Newmont Gold's forecasted 1997 and 1998 EBITDA and net income are based upon the Financial Forecasts and assume the $400 Case capital fee.

  Chase also compared the ratios of Adjusted Market Value to forecasted production and to Reserves and to Reserves and Resources at December 31, 1996 for Santa Fe to the corresponding ratios of the Selected Public Companies. The comparison indicated: the ratio of Adjusted Market Value to forecasted 1997 production ranged from $770 to $3,215 for the Selected Public Companies, compared to $2,548 for Santa Fe, assuming no Synergies and $2,531 for Santa Fe assuming 50% Synergies; the ratio of Adjusted Market Value to forecasted 1998 production ranged from $699 to $3,343 for the Selected Public Companies, compared to $2,194 for Santa Fe, assuming no Synergies and $2,144 for Santa Fe assuming 50% Synergies; the ratio of Adjusted Market Value to Reserves ranged from $116 to $193 for the Selected Public Companies, compared to $158 for Santa Fe; and the ratio of Adjusted Market Value to Reserves and Resources ranged from $68 to $130 for the Selected Public Companies, compared to $89 for Santa Fe. For each of the Selected Public Companies other than Newmont Gold, data regarding production, Reserves and Reserves and Resources were obtained from publicly available sources, including press releases.

  Precedent Transaction Analysis. Chase reviewed publicly available information for five completed or announced transactions involving North American gold producers since 1990. These transactions did not constitute the complete list of gold mining transactions which occurred in such period. None of the selected transactions were considered directly comparable. The transactions considered involved the following companies (acquiror and target, respectively): (i) Barrick Gold

Corporation and Arequipa Resources Ltd., (ii) Battle Mountain Gold Company and Hemlo Gold Mines Inc., (iii) American Barrick Resources Corporation and Lac Minerals Ltd., (iv) Homestake Mining Company and International Corona Corporation and (v) Minorco S.A. and Freeport-McMoRan Gold Company.

  The analysis considered the percentage premiums of the offer prices (taking the share price of the offering company multiplied by the exchange ratio in the case of stock-for-stock transactions) compared to the target company's share price (i) one day, (ii) one week and (iii) four weeks prior to the announcement date of the relevant transaction. The high, low and median premiums for such transactions for the respective periods were (i) 52.5%, 22.8% and 30.2%, (ii) 71.6%, 20.4% and 28.8% and (iii) 58.9%, 18.6% and 26.0%.
The relevant implied premiums for the Contribution Transaction using the Effective Exchange Ratio are 68.4%, 75.8% and 72.0%, respectively, based upon the closing price for Santa Fe Common Stock on December 4, 1996, the last trading day before the public announcement of Newmont Mining's first public proposal to acquire Santa Fe. Chase also reviewed certain historical multiples implied by these transactions, including ratios of (i) Adjusted Transaction Value (defined as consideration paid plus book value of total debt and preferred stock less cash and equivalents on the consideration paid in the case of asset sales) to production over the latest reported twelve months ("LTM"), (ii) Adjusted Transaction Value to Reserves, (iii) Adjusted Transaction Value to LTM EBITDA, and (iv) Fully Diluted Equity Value to LTM net income. The high, low and median multiples for such ratios for the selected transactions were (i) $5,569/oz., $1,025/oz. and $2,108, (ii) $314/oz., $119/oz. and $175/oz., (iii) 38.1x, 7.8x and 24.4x and (iv) 104.2x,
19.3 and 55.2x. These compared to the implied multiples for the Contribution Transaction using the Effective Exchange Ratio of (i) $3,344/oz., (ii) $157/oz., (iii) 24.9x and (iv) 100.3x.

  Chase also analyzed the market premiums paid in stock-for-stock transactions with a transaction value in excess of $1 billion announced since January 1, 1995, calculated (i) one day, (ii) one week and (iii) four weeks prior to the announcement date of the relevant transaction. The high, low and median premiums for such transactions for the respective periods were (i) 113.5%, - 3.0% and 24.7%, (ii) 115.1%, -1.8% and 29.7% and (iii) 125.9%, 0.6% and 30.1%,
respectively. Based on the Effective Exchange Ratio, the implied premium to be paid by Newmont Gold to Santa Fe is 68.4%, 75.8% and 72.0% over the closing price per share of Santa Fe's shares one day, one week and four weeks, respectively, preceding December 4, 1996, the last trading day before the public announcement of Newmont Mining's first public proposal to acquire Santa Fe.

  In using such transactions to value Santa Fe, an analysis of the results was not simply mathematical nor necessarily precise; rather, it involved complex considerations and judgments concerning differences in financial and operating characteristics of each of the constituent companies for each transaction and other factors that affect public trading values.

  Contribution analysis. Chase examined the relative contribution of Santa Fe and pre-Contribution Transaction Newmont Gold ("Historical Newmont Gold") to Newmont Gold after the Merger and Contribution Transaction on a number of different bases assuming the $370 Case and the $400 Case. Financial measures considered were (i) forecasted 1997, 1998, 1999 and 2000 EBITDA, (ii) forecasted 1997, 1998, 1999 and 2000 net income, and (iii) 4% and 8% net present value of existing reserve base, assuming no incremental exploration benefits. Assuming no Synergies, this analysis indicated that assuming the $370 Case Historical Newmont Gold would contribute (i) 73.8%, 75.1%, 75.0% and 70.2%, (ii) 80.1%, 90.4%, 120.2% and 104.3% and (iii) 68.1% and 70.8.%,
respectively and assuming the $400 Case Newmont Gold would contribute (i) 77.0%, 75.7%, 73.3% and 68.6%, (ii) 85.9%, 87.1%, 82.5% and 72.1% and (iii)
68.0% and 70.4.%, respectively. Assuming 50% Synergies with all such Synergies allocated to Santa Fe, this analysis indicated that assuming the $370 Case Historical Newmont Gold would contribute (i) 71.4%, 70.3%, 69.4% and 64.5%,
(ii) 72.6%, 71.8%, 76.0% and 62.2% and (iii) 65.6% and 68.2%, respectively and assuming the $400 Case Historical Newmont Gold would contribute (i) 74.7%, 71.4%, 68.8% and 64.1%, (ii) 79.9%, 74.2%, 69.6% and 61.4% and (iii) 65.9% and
68.3%, respectively. Operating measures considered were (i) forecasted 1997, 1998, 1999 and 2000 production, (ii) December 31, 1996 Reserves and (iii) December 31, 1996 Reserves and

Resources. Assuming no Synergies, this analysis indicated that Historical Newmont Gold would contribute (i) 69.7%, 67.9%, 66.8% and 64.0%, (ii) 67.2% and (iii) 61.9%, respectively, and assuming 50% Synergies with all such Synergies allocated to Santa Fe, Historical Newmont Gold would contribute (i) 69.6%, 67.4%, 66.3% and 63.5%, (ii) 67.2% and (iii) 61.9%, respectively. The above analyses compare to an implied equity ownership percentage of approximately 65.8% for Historical Newmont Gold stockholders as a result of the Merger and the Contribution Transaction. The results of the contribution analysis are not necessarily indicative of the contribution that the respective businesses may have in the future.

  The preparation of a fairness opinion is a complex process and involves various judgments and determinations as to the most appropriate and relevant assumptions and financial analyses and the application of these methods to the particular circumstances involved. Such an opinion is therefore not readily susceptible to partial analysis or summary description and taking portions of the analyses set out above, without considering the analysis as a whole, would, in the opinion of Chase, create an incomplete and misleading picture of the processes underlying the analyses considered in rendering the Chase Opinion. Chase did not form an opinion as to whether any individual analysis, considered in isolation, supported or failed to support the Chase Opinion. The Chase Opinion necessarily involved making complex considerations and judgments concerning differences in the potential financial and operating characteristics of the comparable companies and precedent transactions and of other factors in relation to the trading and acquisition values of the comparable companies. In arriving at its opinion, Chase considered the results of all such analyses and did not attribute particular weight to any one analysis or factor considered by it. No other company used in the comparable company analysis is identical to Santa Fe and no transaction used in the precedent transaction analysis summarized above is identical to the Merger or the Contribution Transaction. The analyses performed by Chase, particularly those based on forecasts, are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of Chase's analysis of the fairness, from a financial point of view, to the stockholders of Newmont Gold, other than Newmont Mining, of the Consideration to be paid in the Contribution Transaction together with the related assumption by Newmont Gold of the Assumed Expenses pursuant to the terms of the Contribution Agreement. The foregoing summary does not purport to be a complete description of the analyses prepared by Chase.

  Chase, as part of its financial advisory business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. The Chase Manhattan Corporation and its affiliates, including Chase, in the ordinary course of business, have, from time to time, provided, and in the future may continue to provide, commercial and investment banking services to Santa Fe, Newmont Mining and Newmont Gold. In the ordinary course of business, Chase or its affiliates may trade in the debt and equity securities of Santa Fe, Newmont Mining and Newmont Gold for its own accounts and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

  Newmont Gold engaged Chase as its financial advisor because Chase is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Merger and the Contribution Transaction. The terms of the engagement of Chase by Newmont Gold are set forth in a letter agreement, dated March 19, 1997, between Chase and Newmont Gold (the "Engagement Letter"). Pursuant to the terms of the Engagement Letter, a fee of $500,000 was payable to Chase upon delivery of the Chase Opinion. In addition, Newmont Gold has agreed to reimburse Chase for its reasonable out-of-pocket expenses, including reasonable fees and disbursements of its counsel, and to indemnify Chase against certain liabilities relating to or arising out of its engagement.

CONSUMMATION OF THE CONTRIBUTION TRANSACTION CONTINGENT UPON CONSUMMATION OF THE MERGER

  Newmont Gold and Newmont Mining will not proceed with the Contribution Transaction unless the Merger is consummated. Consummation of the Merger is subject to a number of conditions and the

Merger Agreement can be terminated in certain circumstances. See "The Merger Agreement--Conditions of the Merger" and "--Termination."

U.S. FEDERAL INCOME TAX CONSEQUENCES

  There will not be any U.S. Federal income tax consequences of the Contribution Transaction to Newmont Gold's minority stockholders or to Newmont Gold.

ABSENCE OF APPRAISAL RIGHTS

  The Newmont Gold stockholders are not entitled to appraisal or dissenters' rights in connection with the Contribution Transaction.

                                  THE MERGER

GENERAL

  The Newmont Mining Board and the Santa Fe Board have approved the Merger Agreement, which provides that, subject to the terms and conditions of the Merger Agreement, and in accordance with the Delaware General Corporation Law, as amended (the "DGCL"), at the Effective Time, Newmont Mining, Sub and Santa Fe will consummate the Merger in which Sub will be merged with and into Santa Fe. Santa Fe will be the Surviving Corporation in the Merger. In the Merger, each outstanding share of Santa Fe Common Stock will be converted into the right to receive 0.43 of a share of Newmont Mining Common Stock. For more detailed information regarding the Merger Agreement, see "The Merger Agreement."

BACKGROUND OF THE MERGER

  From time to time, commencing shortly after it became a public company in 1994, Santa Fe has considered its strategic alternatives for maximizing stockholder value, including methods of increasing the multiples at which Santa Fe Common Stock trades. An attractive acquisition or business combination was regarded as a possible method for achieving this goal.

  Under applicable financial reporting and accounting rules, a company may not "initiate" a business combination to be accounted for as a pooling of interests within two years of the time that the company was a subsidiary of another company. Santa Fe ceased being a subsidiary of SFP on September 30, 1994. Accordingly, prior to October 1, 1996, Santa Fe could not "initiate" a business combination to be accounted for as a pooling of interests. Preliminary discussions are not generally regarded as the "initiation" of a business combination. Santa Fe and the Santa Fe Board were aware of, and were advised by Price Waterhouse regarding, these rules. Throughout the consideration of strategic alternatives, the Santa Fe Board was cognizant of acting in a manner designed to preserve the ability to complete a pooling of interests transaction after September 1996. See "--Anticipated Accounting Treatment."

  In September 1995, Santa Fe was approached by an investment bank which proposed that Santa Fe discuss a possible business combination with a major international gold company ("Gold Company A").

  On October 6, 1995, SBC Warburg Inc. ("SBCW") which had acted as financial advisor to Santa Fe in the past, made a presentation to Santa Fe's management regarding an overview of strategic alternatives, including possible business combinations with certain gold companies, including Gold Company A.

  Later in October 1995, Santa Fe met with Gold Company A and both companies signed confidentiality agreements. Also in October 1995, another international gold company ("Gold Company B") approached Santa Fe regarding a possible business combination. In November 1995, Santa Fe, Gold Company A and Gold Company B held discussions regarding a possible three-way business combination. Neither Homestake nor Newmont Mining was involved in this possible transaction.

  On December 7, 1995, the Santa Fe Board met and discussed Santa Fe's strategic alternatives, including the possible three-way business combination. SBCW presented an analysis of the possible three-way business combination to the Santa Fe Board. During the period from December 1995 through February 1996, Santa Fe held various discussions with Gold Company A and Gold Company B regarding the possible three-way business combination.

  On January 19, 1996, Santa Fe retained SBCW to act as its financial advisor with respect to defining and implementing certain strategic options, including a possible acquisition or merger of equals.

  On January 25, 1996, and February 20, 1996, the Santa Fe Board met and considered, among other things, the status of the possible three-way business combination. SBCW made a presentation on the possible three-way combination to the Santa Fe Board at the January 25, 1996 meeting.

  Discussions and limited due diligence investigations regarding the possible three-way business combination continued on an intermittent basis until late spring 1996, at which time one of the other parties took certain corporate steps not involving the three-way business combination and, accordingly, discussions regarding such combination were terminated. Although it was contemplated that such business combination would be a stock-for-stock transaction, the parties never discussed possible exchange ratios.

  On March 4, 1996, at a meeting initiated by Harry M. Conger, then Chairman and Chief Executive Officer of Homestake, and Jack E. Thompson, then President of Homestake, Messrs. Conger and Thompson advised Patrick M. James, Chairman, President and Chief Executive Officer of Santa Fe, that Homestake believed that a combination of Homestake and Santa Fe would be in the best interests of both companies. Because the Santa Fe Board, although continuing to study Santa Fe's strategic options, had made no determination to alter its course of operating as an independent public company, Mr. James replied that Santa Fe believed its best interests would at the time be served by remaining independent.

  On March 28, 1996, the Santa Fe Board met and, among other things, continued to review Santa Fe's strategic alternatives, including the possibility of a business combination with certain gold companies (including Homestake and Newmont Mining), the acquisition of a gold company, the formation of a strategic alliance or remaining an independent company. SBCW made a presentation to the Santa Fe Board at this meeting regarding these matters.

  During the period from April 1996 to August 1996, representatives of Santa Fe held meetings with representatives of five other gold companies (none of which is referred to above), to discuss the possibility of a business combination.

  Members of senior management of Newmont Mining have from time to time over the past several years considered potential acquisition candidates in light of their belief that the mining industry would continue its trend toward greater consolidation. Various investment banking firms have, from time to time, made presentations to Newmont Mining's senior management relating to the mining industry and potential acquisition targets. In March 1996, Newmont Mining retained Goldman Sachs for the express purpose of exploring the possibility of a transaction with Santa Fe.

  In April 1996, at a meeting of the Gold Institute, a gold mining industry association, Ronald C. Cambre, Chairman, President and Chief Executive Officer of Newmont Mining and Newmont Gold, approached Mr. James and discussed with him the possibility of combining their businesses. During this discussion, Mr. Cambre provided Mr. James summary materials prepared by Newmont Mining and Goldman Sachs concerning the strategic rationale for a combination of Newmont Mining and Santa Fe, including potential synergies and reserves estimates.

  On April 29, 1996, Mr. Cambre sent a letter to Mr. James in which he thanked Mr. James for taking the time to meet with him at the Gold Institute meeting. Mr. Cambre reaffirmed his interest in the possibility of a business combination involving their two companies and indicated his desire to consummate a business combination between Newmont Mining and Santa Fe prior to the end of 1996. Mr. Cambre enclosed with the April 29 letter a briefing booklet providing further details and analyses relating to a potential combination of Newmont Mining and Santa Fe.

  On May 10, 1996, Mr. James called Mr. Cambre to respond to this letter and suggested the possibility of forming a technology joint venture with Newmont Mining to capitalize on each company's refractory ore processing technologies. Mr. James suggested that the joint venture would provide a forum for the two firms to work together. Mr. James deferred consideration of a possible business combination.

  On May 23, 1996, the Santa Fe Board met and continued its consideration of possible business combinations and other strategic alternatives.

  On July 17, 1996, following discussions between the parties earlier in July, Mr. Cambre sent a letter to Mr. James reiterating the interest of the Newmont Mining Board in exploring a business combination of Newmont Mining and Santa Fe. In the letter, Mr. Cambre noted that a combination of the two companies "has the potential to immediately create significant value for our respective shareholders" and set forth Newmont Mining's preliminary estimate of $30 to $40 million per year of operating and financial synergies. In the July 17 letter, Mr. Cambre also offered to meet with Mr. James or members of the Santa Fe Board at any time to discuss a possible transaction.

  On July 25, 1996, the Santa Fe Board met and continued its consideration of possible business combinations and other strategic alternatives. As a result of the previous discussions held with potential parties to business combinations and discussions at this and previous board meetings, the Santa Fe Board decided to focus its attention on Newmont Mining, Homestake and Gold Company A as the most favorable potential parties to a business combination. A few days later, in response to an inquiry from Santa Fe, Gold Company A informed Santa Fe that it was not interested in pursuing a business combination with Santa Fe.

  On August 2, 1996, at a meeting initiated by Mr. Thompson, Mr. Thompson reiterated to Mr. James Homestake's interest in a business combination between Santa Fe and Homestake. At this meeting, Mr. Thompson discussed the possible benefits of a combination of the two companies and Mr. Thompson presented Mr. James a letter which stated that Mr. Thompson looked forward to the possibility of combining Homestake and Santa Fe.

  On August 5, 1996, Mr. James called Mr. Cambre and said that at the present time Santa Fe was focused on internal development but would likely entertain business combination proposals at some future time.

  On August 8, 1996, Mr. Cambre sent a letter to Mr. James indicating Mr. Cambre's disappointment with the decision of the Santa Fe Board to not pursue a transaction at such time. Mr. Cambre noted in the August 8 letter Newmont Mining's belief that considerable shareholder value would be created by a merger of the two companies and said that he still would appreciate the opportunity to have a more in-depth discussion with Mr. James or members of the Santa Fe Board concerning the matter.

  In light of Santa Fe's focus at the time on a stand-alone business plan, on August 22, 1996, Mr. James sent a letter to Mr. Cambre in which he stated that Santa Fe did not believe that the time was right for Santa Fe to discuss a potential business combination with Newmont. On September 13, 1996, Mr. James called Mr. Thompson to advise him that Santa Fe was not interested in pursuing a business combination with any company at that time.

  On September 26, 1996, the Santa Fe Board met and continued its consideration of possible strategic alternatives, including to continue to operate as an independent public company. SBCW made a presentation to the Santa Fe Board at this meeting updating its analysis of possible strategic alternatives. As a result of, among other things, the expiration on October 1, 1996 of the two-year period during which Santa Fe could not "initiate" a transaction to be accounted for as a pooling of interests, the Santa Fe Board determined to explore actively a possible business combination, in addition to exploring other options to maximize stockholder value, including by remaining an independent company. The Santa Fe Board determined that it would be appropriate to begin the process by speaking to a single company, and determined to commence discussions with Newmont Mining, which had to that point presented more detailed information regarding the potential benefits of a business combination with Santa Fe than had Homestake.

  The Santa Fe Board then designated Mr. James and David H. Batchelder, a director of Santa Fe, as Santa Fe's negotiating team and directed Mr. James and Mr. Batchelder to commence discussions with Newmont Mining as to a possible business combination on or after October 1, 1996.

  On September 30, 1996, Mr. James telephoned Mr. Cambre and arranged for an October 1, 1996 meeting at Mr. Cambre's home. Mr. James indicated that Mr. Batchelder would be present at the meeting.

  On October 1, 1996, in response to Mr. James' request, Mr. Cambre and Wayne
W. Murdy, Executive Vice President and Chief Financial Officer of Newmont Mining, met with Mr. James and Mr. Batchelder. At the meeting, Mr. James indicated that, following discussions with members of the Santa Fe Board there was sufficient interest on the part of the Santa Fe Board regarding a possible business combination transaction with Newmont Mining to warrant further discussions. Mr. Batchelder said that he had been assigned by the Santa Fe Board to work with Mr. James on the matter, and that it would be helpful to further deliberations by the Santa Fe Board if Newmont Mining could provide Santa Fe with a potential indication of value (subject to due diligence) as a demonstration of Newmont Mining's level of interest. If the value indicated by Newmont Mining was of sufficient interest, Mr. Batchelder said that Santa Fe would be prepared to commence mutual due diligence investigations. Messrs. James and Batchelder said that Newmont Mining should concentrate on providing a premium price for Santa Fe's stockholders in a stock-for-stock transaction to be accounted for as a pooling of interests.

  In response to such request, on October 9, 1996, Mr. Cambre sent Mr. James a letter which stated that, based on, among other things, the information available to Newmont Mining and projections of potential synergies, Newmont Mining would be prepared to offer Santa Fe stockholders 0.32 to 0.35 of a share of Newmont Mining Common Stock per share of Santa Fe Common Stock in a tax-free stock-for-stock business combination to be accounted for as a pooling of interests. The range represented a premium of 23% to 35% over the market price of the Santa Fe Common Stock on October 8, 1996. Newmont Mining's proposal was subject to due diligence and to Santa Fe agreeing to negotiate exclusively with Newmont Mining for 60 days. In the letter, Mr. Cambre said that the merger agreement Newmont Mining was prepared to enter into would include Santa Fe granting Newmont Mining an option to purchase 19.9% of the outstanding shares of Santa Fe's Common Stock and a termination fee of a size consistent with standard practice. On October 17, 1996, at a meeting initiated by Mr. James, Mr. James and Mr. Batchelder discussed the letter with Mr. Cambre. At this meeting, Mr. Batchelder advised Mr. Cambre that the low end of Newmont Mining's proposed range of values was unacceptable, that an option to purchase Santa Fe Common Stock was not acceptable because it would prevent a subsequent transaction with another party from being accounted for as a pooling of interests, and that Santa Fe was not prepared to negotiate exclusively with Newmont at that point. Mr. Cambre responded that Newmont Mining had defined the range that it was then prepared to offer as precisely as then possible.

  On October, 17, 1996, the Santa Fe Board held a telephonic briefing at which Mr. James and Mr. Batchelder explained to the Santa Fe Board the status of their discussions with Newmont Mining.

  On October 25, 1996, Messrs. Cambre and James met to discuss their respective companies' management personnel and the management of the combined company after the proposed merger. At the beginning of the meeting, Mr. James presented to Mr. Cambre an executed copy of a confidentiality agreement in the form which the parties had discussed and negotiated earlier that week, which Mr. Cambre also subsequently executed. The confidentiality agreement entered into between

Santa Fe and Newmont Mining did not contain any "standstill" provisions that would limit or preclude Newmont Mining from making an acquisition offer directly to Santa Fe's stockholders or taking other actions in furtherance of any Newmont Mining acquisition attempt which might be made without the approval of the Santa Fe Board.

  Between October 25 and October 31, 1996, Mr. Cambre and Mr. James spoke several times concerning scheduling a due diligence meeting at which the parties would exchange information. During this period, Newmont Mining and Santa Fe began exchanging information, including certain non-public information, in order to facilitate the due diligence process. On November 1, 1996, Mr. Cambre sent Mr. James a letter confirming arrangements for the due diligence meeting, which had been rescheduled for November 8 and 9.

  On November 6, 1996, Mr. James received a letter from Mr. Thompson in which Mr. Thompson stated that he was prepared to recommend to the Board of Directors of Homestake (the "Homestake Board") a business combination between Homestake and Santa Fe which would include a share exchange ratio that would result in a premium for the Santa Fe stockholders, and that would result in the respective Santa Fe and Homestake stockholders sharing equally in the new, larger company.

  On November 7, 1996, Mr. James and Bruce Hansen, Senior Vice President-- Corporate Development of Santa Fe, met with another gold company, at the initiation of the other gold company, to discuss a possible business combination. The other gold company discussed a possible stock-for-stock transaction not involving a premium for the Santa Fe Common Stock. Mr. James informed the members of the Santa Fe Board of this meeting and Santa Fe determined that such transaction would not be as attractive to Santa Fe as a transaction with Newmont Mining or Homestake because it did not involve a premium.

  On November 8 and 9, 1996, representatives of Newmont Mining and Santa Fe, including, among others, Messrs. Cambre, Murdy, Batchelder and James and representatives of Goldman Sachs and SBCW, met in Dallas for a session which included presentations by each company concerning their future operations and projected performance and the opportunity of each company to ask questions of the other. Santa Fe's presentation included a presentation of Santa Fe's new five-year business plan, as well as a discussion of the restructuring plan which Mr. James had earlier discussed with Mr. Cambre.

  At a dinner meeting held on November 8, 1996 attended by Messrs. James, Batchelder, Cambre and Murdy, Mr. James and Mr. Batchelder requested that Newmont Mining submit a formal proposal to the Santa Fe Board and they agreed to send to Mr. Cambre a letter setting forth the items Santa Fe wanted Newmont Mining to address in its proposal. In addition, Mr. Batchelder informed Messrs. Cambre and Murdy that Newmont Mining was not the only party with whom Santa Fe was discussing a possible business combination.

  On November 12, 1996, at a meeting initiated by Mr. Thompson, Mr. James and Mr. Thompson discussed Mr. Thompson's November 6 letter and Mr. Thompson's views of the benefits of a business combination between Santa Fe and Homestake.

  On November 13, 1996, at a telephonic briefing, the Santa Fe Board discussed the status of Mr. James' and Mr. Batchelder's discussions with Newmont Mining. Mr. James also reported on his conversation with Mr. Thompson. The Santa Fe Board then authorized Mr. James and Mr. Batchelder to determine on what terms Homestake would be willing to proceed with a possible business combination.

  On November 13, 1996, Mr. James sent a letter to Mr. Cambre setting forth a list of items he indicated that Santa Fe wanted Newmont Mining to address as part of its proposal. These included the specific exchange ratio and the structure of the exchange ratio, including pricing structure and collar and termination provisions, the major provisions of a merger agreement, details of the number and nature of board positions expected to be made available to existing directors of Santa Fe, an indication of the potential future roles within the combined organization of Santa Fe's current senior management, the treatment of Santa Fe's stock option and benefit plans and the manner in which service seniority would be handled, the type and amount of synergies to be realized in a combination of the two companies and an explanation of the proposed structure of the transaction, in particular addressing the mechanism by which Santa Fe would be combined with Newmont Gold and the approach to the management of the Newmont Gold minority interest.

  On November 13, 1996, Mr. James called Mr. Thompson to suggest that the management of the two companies meet in Tucson, Arizona, on the weekend of November 16 and 17, 1996, to discuss their companies and the possible benefits of a business combination between them. Mr. James advised Mr. Thompson that Homestake should prepare a due diligence presentation if it wanted to be considered by Santa Fe in a strategic transaction. Mr. James asked Mr. Thompson to clarify the statement in Mr. Thompson's November 6, 1996 letter to the effect that Santa Fe and Homestake stockholders would share equally in the new larger company. Mr. Thompson said that he contemplated an exchange ratio of one share of common stock of Homestake, par value $1.00 per share ("Homestake Common Stock"), for each share of Santa Fe Common Stock. Mr. James said that such exchange ratio would be inadequate.

  On November 15, 1996, Mr. James and Mr. Cambre spoke by telephone concerning personnel matters and agreed to meet in New York with Hay Associates, a personnel consulting firm, to discuss personnel matters and the selection of management for the combined entity.

  On November 17, 1996, Santa Fe signed a confidentiality agreement with Homestake. On November 17 and 18, 1996, representatives of Santa Fe and Homestake met in Tucson, Arizona, to make due diligence presentations to each other and to discuss the benefits of a business combination.

  On November 18, 1996, Mr. James gave Mr. Thompson a letter stating that Homestake should submit a proposal for a business combination to Santa Fe by November 21, 1996, if Homestake was interested in pursuing a business combination with Santa Fe. The letter also set forth information that Santa Fe expected Homestake to address as part of its proposal, similar in content to the November 13 letter to Newmont Mining.

  On November 19, 1996, Mr. James met with Mr. Cambre in New York, together with a representative of Hay Associates, to discuss personnel matters and the selection of management for the combined entity. On November 20, the Newmont Mining Board met in New York to discuss the potential transaction. At this meeting, the Newmont Mining Board authorized Mr. Cambre to determine the actual exchange ratio to be included in the proposal to be given to Santa Fe, provided that it was within the range approved by the Newmont Mining Board.

  On November 21, 1996, Mr. Cambre sent a letter to Mr. James in response to Santa Fe's request for a proposal and Mr. James' letter of November 13. On behalf of Newmont Mining, Mr. Cambre proposed a stock-for-stock merger transaction that would be tax-free to both companies' stockholders and would be accounted for as a pooling of interests. The proposal, which was subject to Newmont Mining's satisfactory completion of confirmatory due diligence, offered an exchange ratio of 0.33 of a share of Newmont Mining Common Stock for each share of Santa Fe Common Stock (which represented a premium of 35% above the closing price of the Santa Fe Common Stock on November 20). The proposal did not offer a collar or any termination provision based on trading prices of the companies' shares. In exchange for Newmont Mining's willingness, in response to Santa Fe's request, to eliminate its request for an option to purchase 19.9% of the shares of Santa Fe Common Stock, Newmont Mining's proposal also required that the definitive merger agreement to be entered into by the parties contain a $75 million termination fee payable by Santa Fe. In addition, the letter indicated that Newmont Mining would be willing to place three current members of the Santa Fe Board on the

Newmont Mining Board upon completion of the transaction, and further indicated Newmont Mining's intention to retain Hay Associates to assist in the process of choosing the best management personnel from both firms to lead the combined entity.

  On November 22, 1996, Mr. James received from Mr. Thompson a letter proposing a business combination in which each share of Santa Fe Common Stock would be converted into the right to receive 1.115 shares of Homestake Common Stock and each of Santa Fe and Homestake would be entitled to designate five members of the Homestake Board, with those ten directors then choosing two additional directors. Homestake proposed that its transaction would be tax-free and accounted for as a pooling of interests. Homestake also proposed mutual termination fees of $85 million and mutual options to purchase common stock which would be exercisable upon the occurrence of certain triggering events.

  Although each of Newmont Mining and Homestake sought exclusivity as a condition to any further consideration of its proposal, Santa Fe did not acquiesce to either party's condition and continued to deal with both parties. Both Newmont Mining and Homestake stated that they would need to complete their due diligence investigation of Santa Fe.

  During the period from November 22, 1996 through November 26, 1996, Santa Fe held further discussions with Homestake seeking to, among other things, increase the consideration offered, reduce the termination fees and eliminate the cross-options to purchase common stock. Homestake was informed that mutual stock options were not acceptable because they would prevent a subsequent transaction with another party from being accounted for as a pooling of interests and that $85 million was too large a termination fee. Homestake modified the "no solicitation" and termination aspects of its proposal and agreed to drop the cross-options, but did not modify its proposed exchange ratio.

  On November 23, 1996, Messrs. James and Batchelder telephoned Messrs. Cambre and Murdy to provide certain responses to Newmont Mining's proposal, as set forth in Mr. Cambre's letter of November 21. Messrs. James and Batchelder said that Santa Fe's Board would meet on Tuesday, November 26, to consider the two proposals which had been received. During this conversation, Messrs. James and Batchelder requested that Newmont Mining reconsider or clarify certain aspects of its proposal. In response to a request by Santa Fe, the parties held a conference call on November 25 during which Santa Fe received an update concerning, among other matters, Newmont Mining's Batu Hijau project in Indonesia.

  On Monday, November 25, 1996, Mr. Cambre sent an additional letter to Mr. James and Mr. Batchelder responding to their November 23 telephone conversation. In the November 25 letter, Mr. Cambre indicated that Newmont Mining would not be willing to include a collar together with its exchange ratio or to make the termination fee reciprocal, but would be willing to revise its proposal to reduce the termination fee payable by Santa Fe to $65 million, inclusive of expenses, and also provided "fiduciary out" language to be included in the merger agreement. Mr. Cambre also indicated that, in response to Santa Fe's request, Newmont Mining would permit Santa Fe to provide Newmont Mining with a list of six directors, from which the nominating committee of the Newmont Mining Board would select the three to be included on the Newmont Mining Board. He further indicated Newmont Mining's willingness to offer Mr. James and Roy Wilkes, Executive Vice President and Chief Operating Officer of Santa Fe, employment contracts to ensure their security as to their roles in the combined company, and to honor Santa Fe's existing severance agreements and the "change of control" provisions in Santa Fe's stock programs as well as to offer to Santa Fe's employees the opportunity to participate in benefit programs currently available to Newmont Mining employees at comparable levels, taking into account years of service with Santa Fe.

  On November 26, 1996, the Santa Fe Board met to consider both the Homestake and the Newmont Mining proposals. Following discussion and a presentation by SBCW, the Santa Fe Board unanimously determined that the Homestake proposal represented a more attractive alternative than the Newmont Mining proposal. The Santa Fe Board determined to proceed with Homestake on the condition that the termination fee contemplated by the Homestake proposal be reduced to $65 million.

  The Santa Fe Board's determination that the Homestake proposal represented a more attractive alternative than the Newmont Mining proposal was based, among other things, on (i) the higher value of the Homestake proposal compared to the Newmont Mining proposal based on the exchange ratios proposed and recent market prices of the Homestake Common Stock and the Newmont Mining Common Stock (based on the closing prices for the stocks on November 25, 1996, the Homestake proposal had a value of $16.73 per share of Santa Fe Common Stock as compared to $15.96 per share of Santa Fe Common Stock for the Newmont Mining proposal), (ii) the financial condition, results of operations and cash flow of Homestake and Newmont Mining, both on a historical and a prospective basis (including that Homestake had a lower level of debt relative to its capitalization than Newmont Mining and that Newmont Mining's future cash flow and growth are more dependent on projects and technologies (such as the Batu Hijau project and the use of bioleaching technology) which were perceived as bearing a higher degree of risk than Homestake's projects and technologies; the Santa Fe Board also noted that Newmont Mining had a greater level of growth than Homestake), (iii) the strategic fit between Santa Fe and each of Homestake and Newmont Mining, including the opportunities for synergies and cost savings, (iv) the ability of the Santa Fe stockholders to participate in the potential benefits of each transaction through the ownership of approximately 50% of the Homestake Common Stock in the case of Homestake and the ownership of approximately 30% of the Newmont Mining Common Stock in the case of Newmont Mining, (v) the post-transaction composition of the Boards of Directors of Homestake and Newmont Mining, respectively, contemplated by each proposal, and (vi) that the Santa Fe stockholders would have the opportunity for additional gain from possible higher multiples which may be accorded over time to the Homestake Common Stock following the consummation of a business combination with Homestake, whereas Newmont Mining traded at the higher end of the range of multiples for gold mining stocks. In addition, the Santa Fe Board believed that the terms of Homestake's proposal, including the proposed termination fee (assuming a reduction to $65 million), would not deter a more attractive offer for Santa Fe. On November 26, 1996, Homestake agreed to reduce the termination fee contemplated by its proposal to $65 million.

  In the afternoon of Wednesday, November 27, 1996, Mr. Cambre telephoned Mr. James in order to learn of Santa Fe's decision with respect to Newmont Mining's proposal. Later that afternoon, Mr. James and Mr. Batchelder telephoned Mr. Cambre and informed him that Newmont Mining's proposal of November 21, as modified by the letter of November 25, had been rejected by the Santa Fe Board at a meeting on November 26. Mr. Cambre asked Mr. James and Mr. Batchelder to explain the reason for the rejection and was told that the Santa Fe Board had not considered Newmont Mining's proposal to be the best among the options it had available.

  Later that day, Santa Fe and Homestake negotiated and signed an exclusivity agreement required by Homestake pursuant to which (i) neither party would solicit or encourage a business combination with any third party prior to December 12, 1996, and (ii) if a definitive agreement was not signed by December 12, 1996, and prior to such date a third party had made a business combination proposal to Santa Fe, then Santa Fe would pay Homestake $5 million.

  During the period from November 27, 1996, through December 8, 1996, Santa Fe and Homestake continued discussions of the terms of a possible business combination and negotiated the terms of a definitive merger agreement (the "Homestake Merger Agreement").

  During the period from Wednesday afternoon, November 27, 1996, to Wednesday, December 4, 1996, the members of senior management of Newmont Mining held discussions with Newmont Mining's legal and financial advisors to consider alternatives with respect to a transaction with Santa Fe.

  On December 5, 1996, following a special meeting of the Newmont Mining Board, Newmont Mining delivered a proposal letter to the Santa Fe Board, which letter was immediately made public by

Newmont Mining through a press release. In such letter, Newmont Mining proposed to acquire Santa Fe in a stock-for-stock merger in which each share of Santa Fe Common Stock would be exchanged for 0.33 of a share of Newmont Mining Common Stock in a transaction that would be tax-free to Santa Fe stockholders and would be accounted for as a pooling of interests. The letter further indicated that the proposal was not contingent upon due diligence and could close as soon as regulatory and stockholder approvals were received.

  Later on December 5, 1996, Santa Fe publicly confirmed that it had received Newmont Mining's letter, but declined to comment further. On the same day, the Santa Fe Board met and considered, among other things, the Homestake proposal and unanimously determined to proceed to a definitive merger agreement with Homestake and not to proceed with Newmont Mining.

  On December 8, 1996, the Santa Fe Board met to consider the Homestake Merger Agreement. Following a discussion of the matter and a presentation by SBCW, the Santa Fe Board approved the Homestake Merger Agreement. On the same day, Santa Fe and Homestake signed the Homestake Merger Agreement and on December 9, 1996, issued a joint press release announcing the Homestake Merger Agreement.

  On January 3, 1997, the Newmont Mining Board approved Newmont Mining increasing its offer to acquire Santa Fe to 0.40 of a share of Newmont Mining Common Stock per share of Santa Fe Common Stock (the "Revised Proposal") and commencing an exchange offer (the "Exchange Offer") to acquire all the outstanding shares of Santa Fe Common Stock at such exchange ratio conditioned on, among other things, (i) the tender of 90% of the Santa Fe Common Stock outstanding on a fully diluted basis, (ii) the receipt of a letter from Newmont Mining's independent accountants that a business combination with Santa Fe will qualify for pooling of interests accounting treatment, (iii) the termination of the Homestake Merger Agreement and (iv) the approval of the issuance of Newmont Mining Common Stock contemplated by the Revised Proposal by the stockholders of Newmont Mining.

  On January 7, 1997, Newmont Mining publicly announced the Revised Proposal and its intention to make the Exchange Offer and sent a letter to the Santa Fe Board to such effect. In such letter, Newmont Mining requested that the Santa Fe Board authorize Santa Fe to enter into immediate negotiations with Newmont Mining regarding the Revised Proposal. The letter further informed the Santa Fe Board that if Santa Fe did not terminate its proposed merger with Homestake, Newmont Mining would solicit proxies against such merger pursuant to proxy solicitation materials, preliminary copies of which had been filed with the Commission.

  In addition, on such date, Newmont Mining filed the Registration Statement with the Commission, as well as a preliminary proxy statement and other materials for the solicitation by Newmont Mining of Santa Fe's stockholders to vote against the Homestake Merger Agreement.

  The terms of the Homestake Merger Agreement prohibited Santa Fe from providing any non-public information to Newmont Mining or engaging in negotiations or substantive discussions with Newmont Mining regarding the Revised Proposal unless the Santa Fe Board determined that the failure to do so would create a reasonable possibility of a breach of its fiduciary duties. On January 12, 1997, the Santa Fe Board met with its legal and financial advisors to consider this issue, and determined that failing to take such actions would create a reasonable possibility of a breach of its fiduciary duties. On January 13, 1997, Santa Fe publicly announced that it planned to meet with Newmont Mining with respect to the Revised Proposal so that any future decisions or actions would be consistent with and advance the best interests of Santa Fe's stockholders.

  On January 15, 1997, Mr. James sent Mr. Cambre a letter attaching a list requesting information from Newmont Mining on a variety of matters.

  Thereafter, Newmont Mining began delivering responses to Santa Fe's information request. In late January, members of Newmont Mining and Santa Fe management and their respective legal and financial advisors met. Following the late January meeting, various teams of management and operational employees of Newmont Mining and Santa Fe, as well as their financial advisors, exchanged financial and operational information concerning the respective companies in order to provide Santa Fe with a clearer understanding of Newmont Mining's operations and to permit management of each company the opportunity to more accurately calculate potential synergy savings and the financial impact of a proposed business combination from the perspective of each company's stockholders. During the period between the late January and March 8 meetings, members of Newmont Mining's and Santa Fe's management and operational teams and each company's financial advisors met on numerous occasions.

  On January 28, 1997, Santa Fe's attorneys provided to Newmont Mining and its attorneys a draft of a merger agreement to be used in connection with possible merger discussions between Newmont Mining and Santa Fe. Subsequently, Newmont Mining's and Santa Fe's attorneys discussed certain aspects of the draft agreement.

  On February 4, 1997, Santa Fe sent letters to Homestake and Newmont Mining inviting each to make a presentation to the Santa Fe Board at a meeting originally scheduled for February 13, 1997 (each having requested the opportunity to make such a presentation). The letters stated that following such presentations, the Santa Fe Board intended to consider each proposal that it received and decide what action would be in the best interests of Santa Fe stockholders. The letters also stated that it was anticipated that the process would be brought to a close promptly following the Santa Fe Board's deliberations and that, accordingly, each company should present its "best and final proposal, including [its] best and final exchange ratio." The letters further stated that the highest priorities for the Santa Fe Board were value (over both the long and short term) and certainty of closing.

  During the period beginning on January 7, 1997, Newmont Mining, and subsequently Santa Fe, sought formal interpretive advice from the Commission that the payment by Santa Fe to Homestake of the $65 million termination fee provided for in the Homestake Merger Agreement would not prevent Newmont Mining from using pooling of interests accounting treatment for a business combination between Newmont Mining and Santa Fe. Santa Fe determined not to proceed with the meeting of the Santa Fe Board originally scheduled for February 13, 1997, until it received such advice.

  On February 7, 1997, Homestake requested that the Santa Fe Board reaffirm its recommendation that Santa Fe stockholders approve a proposal to adopt the Homestake Merger Agreement. Under the terms of the Homestake Merger Agreement, if the Santa Fe Board failed to reaffirm such recommendation within 14 days of such request, Homestake would have had the right to terminate the Homestake Merger Agreement and be paid $65 million. On February 20, 1997, the Santa Fe Board determined to reaffirm its recommendation of the Homestake Merger Agreement. The next day, it communicated the reaffirmation in a letter to Homestake. In the letter, the Santa Fe Board noted that it had determined to provide non-public information to Newmont Mining and to engage in negotiations and substantive discussions with Newmont Mining regarding the Revised Proposal, and that the Santa Fe Board's reaffirmation of its recommendation was without prejudice to the Santa Fe Board's past and future actions with respect to the Revised Proposal or any other Company Takeover Proposal (as defined in the Homestake Merger Agreement) pursuant to and in accordance with the Homestake Merger Agreement.

  On February 13, 1997, Mr. Cambre sent Mr. James a letter informing Mr. James, among other things, of Mr. Cambre's intention to engage a consulting firm to advise on corporate structure were a Newmont Mining and Santa Fe combination to be completed. He assured Mr. James in the letter that the objective of such consulting firm would be to select the best available people from both companies. Mr. Cambre also reiterated in the letter his previous statements to Mr. James to the effect that Newmont Mining would give Santa Fe employees credit for years served with Santa Fe for benefits purposes and that Santa Fe employees would, upon consummation of a merger, be given benefits identical to existing Newmont Mining benefits. Mr. Cambre also indicated that Newmont Mining would honor all change of control agreements currently in effect with respect to Santa Fe employees.

  On February 26, 1997, the Commission informed Newmont Mining, Santa Fe and Homestake that the payment by Santa Fe to Homestake of the $65 million termination fee provided for in the Homestake Merger Agreement would not prevent Newmont Mining from using pooling of interests accounting for a combination of Newmont Mining and Santa Fe.

  On February 28, 1997, Santa Fe sent letters to Newmont Mining and Homestake, supplementing the February 4, 1997 letters, rescheduling the February 13, 1997 Santa Fe Board meeting to March 8, 1997.

  On March 5, 1997, Newmont Mining's attorneys transmitted a revised draft merger agreement to Santa Fe. The parties then began negotiation of the terms of the merger agreement.

  On March 7, 1997, the Santa Fe Board met and discussed issues related to the March 8 meeting, including the status of discussions and negotiations with Newmont Mining and Homestake. At the meeting, SBCW presented a comparative financial analysis of Newmont Mining and Homestake. The analysis considered, among other matters, the historic and forecast performance of Newmont Mining and Homestake over a range of different financial and operating measures on a stand-alone basis and in combination with Santa Fe; the stock trading history of each company and certain factors which could affect short term trading values; the pro forma merger consequences of combining Santa Fe with each of the companies; and the trading multiples of Newmont Mining and Homestake relative to each other and to other comparable companies.

  On March 8, 1997, the Santa Fe Board heard presentations from each of Homestake and Newmont Mining regarding their businesses and their views of the benefits of a combination with Santa Fe. Following such presentations, representatives of Santa Fe had continuing discussions with representatives of Newmont Mining and Homestake.

  As a result of actions and communications by the Santa Fe Board, Newmont Mining and Homestake, the Santa Fe Board was in the position to make a decision regarding a revised Newmont Mining proposal reflecting the increased exchange ratio (0.43 of a share of Newmont Mining Common Stock for each share of Santa Fe Common Stock), the transaction represented by the Homestake Merger Agreement and a modified proposal by Homestake reflecting the increase in its exchange ratio to 1.25 shares of Homestake Common Stock for each share of Santa Fe Common Stock, conditioned on the Santa Fe Board agreeing to reciprocal stock options (which, as set forth above, would prevent any subsequent transaction from being accounted for as a pooling of interests). The Santa Fe Board concluded that the revised Newmont Mining proposal presented a better value opportunity (near and long term) for Santa Fe stockholders than the Homestake Merger Agreement and the revised Homestake proposal even if the cross-option condition was eliminated. Homestake was advised of this conclusion (although not of all of the terms of the revised Newmont Mining proposal). Homestake indicated that it would not further increase its last proposal.

  The Santa Fe Board's determination that, in light of the revised Newmont Mining proposal, the Santa Fe Board would not be in a position to accept Homestake's revised proposal was based, among other things, on (i) the higher value of the revised Newmont Mining proposal compared to the revised Homestake proposal based on the exchange ratios proposed (without regard to the cross-option condition in the revised Homestake proposal) and recent market prices of the Newmont Mining Common Stock and the Homestake Common Stock (based on the closing prices for the stocks on March 7, 1997, the Newmont Mining proposal had a value of $18.97 per share of Santa Fe Common Stock as compared to $16.73 per share of Santa Fe Common Stock for the Homestake 1.115 share proposal and $18.75 for the Homestake 1.25 share proposal), (ii) that the revised Homestake proposal was subject to a cross-option condition which the Santa Fe Board was unprepared to accept, (iii) the strategic fit between Santa Fe and each of Newmont Mining and Homestake, including the opportunities for synergies and cost savings, and (iv) the financial condition, results of operations and cash flow of Newmont Mining and Homestake, both on a historical and a prospective basis. The Santa Fe Board also considered the other factors it considered on November 26, 1996, as set forth above. The Santa Fe Board noted that each of Newmont Mining and Homestake had been asked to provide its "best and final" proposal and that Homestake had stated that if its revised proposal was not accepted it would not increase its proposal. In addition, the Santa Fe Board noted that the $15 million termination fee provided for in the Merger Agreement which might be payable by Santa Fe under certain circumstances was significantly lower that the $65 million termination fee provided for in the Homestake Merger Agreement. Finally, the Santa Fe Board considered the payment of the $65 million termination fee to Homestake, the circumstances under which Newmont Mining would pay Santa Fe $65 million upon the termination of the Merger Agreement and the conditions to the closing of the Merger.

  With respect to market prices, the Santa Fe Board considered presentations from SBCW and Goldman Sachs to the effect that arbitrageurs and certain other market participants typically buy the stock of the company to be acquired (or the company whose stockholders would be the recipient of stock in a stock-for-stock transaction) and sell short the stock of the acquiror (or the issuing company), which can increase the market price of the target and decrease the market price of the acquiror in the short term. The presentations indicated that, absent any other factors, whichever party Santa Fe chose as a merger partner could have its common stock come under increasing short sales pressure, resulting in a lower stock price, while the other party's stock price could rise in the short term. In the longer term, fundamental issues such as the business and prospects of the combined company and the price of gold were likely to have a larger impact on the stock price than technical issues such as short sales. The Santa Fe Board recognized that there could be no assurances as to any such effects and no way to predict the movements in any stock prices with any degree of certainty.

  On March 8, 1997, the Newmont Mining Board held a telephonic meeting to consider the proposed transaction with Santa Fe, including the increase in the exchange ratio from 0.40 to 0.43 of a share of Newmont Mining Common Stock. At such meeting, following discussions among members of the Newmont Mining Board, its management and its financial and legal advisors, Goldman Sachs rendered its oral opinion to the Newmont Mining Board that the 0.43 Exchange Ratio was fair to Newmont Mining. Thereafter, the Newmont Mining Board approved the Merger Agreement and related matters and recommended that the Newmont Mining stockholders approve the issuance of the Newmont Mining Common Stock pursuant to the Merger Agreement.

  On March 10, 1997, the Santa Fe Board met to consider the Homestake Merger Agreement and the Merger Agreement. Following SBCW's delivery of its fairness opinion, the Santa Fe Board unanimously approved the Merger Agreement and the termination of the Homestake Merger Agreement.

  Following this Santa Fe Board meeting, Santa Fe paid Homestake the $65 million termination fee contemplated by the Homestake Merger Agreement and terminated the Homestake Merger Agreement, and Newmont Mining and Santa Fe signed the Merger Agreement. Newmont Mining and Santa Fe then issued a joint press release announcing the Merger Agreement.

  Later that day, Homestake announced that it had withdrawn from participating in a potential merger with Santa Fe.

  For the background of the Contribution Transaction, see "The Contribution Transaction--Background of the Contribution Transaction."

EFFECTIVE TIME OF THE MERGER; CLOSING DATE

  The Merger will become effective when a certificate of merger is filed with the Delaware Secretary of State or at such later time as is specified in the certificate of merger. This filing will be made on a date specified by Newmont Mining and Santa Fe, which date will be as soon as practicable, but in any event within two business days, following the date upon which all conditions set forth in the Merger Agreement have been satisfied or waived, as the case may be, or such other time as Newmont Mining and Santa Fe may mutually agree. See "The Merger Agreement--Conditions of the Merger."

ANTICIPATED ACCOUNTING TREATMENT

  Newmont Gold and Newmont Mining believe that the Merger will qualify as a pooling of interests for accounting and financial reporting purposes, based upon their review and the advice of Arthur Andersen, their independent public accountants. It is a condition to the Merger that the Merger qualify as a pooling of interests. Under this method of accounting, Newmont Mining will restate its consolidated financial statements to include the assets, liabilities, stockholders' equity and results of operations of Santa Fe at historical cost. The Contribution Transaction will not affect this accounting treatment and Newmont Gold will restate its consolidated financial statements to include the assets, liabilities, stockholders' equity and results of operations of Santa Fe at historical cost. The Contribution Transaction is to be accounted for at historical cost as an exchange between entities under common control.

CERTAIN LITIGATION

  On December 6, 1996, a Santa Fe stockholder filed a stockholders' class action complaint (McKewon v. Batchelder, C.A. No. 15406) against Santa Fe and the Santa Fe Board (collectively, the "Defendants") in the Court of Chancery. The same day, two other Santa Fe stockholders filed two separate, but similar, class action complaints against Santa Fe and the Santa Fe Board in the Court of Chancery, and on December 9, 1996, three more Santa Fe stockholders (collectively with the three previously mentioned stockholders, the "Plaintiffs") filed three additional separate, but similar, class action complaints against Santa Fe and the Santa Fe Board in the Court of Chancery (Steiner v. James, C.A. No. 15407; Arthur v. Batchelder, C.A. No. 15409; Fielden v. James, C.A. No 15411; Bronzaft v. James, C.A. No. 15412; and Burt
v. James, C.A. No. 15413). To date, the Defendants have been served only with the McKewon complaint.

  On January 6, 1997, the Defendants moved to dismiss the McKewon complaint and also moved to stay discovery pending resolution of the motion to dismiss. On January 7, 1997, the Plaintiffs informed the Defendants that there was no need to comply with the Plaintiffs' First Request for Production of Documents filed on December 31, 1996. On January 22, 1997, the Court of Chancery entered an order consolidating the six actions into one action captioned In re Santa Fe Pacific Gold Corporation Shareholders Litigation, Cons. C.A. No. 15406. The Order of Consolidation stated that papers need only be filed in Civil Action No. 15406 (McKewon) and that the Plaintiffs were required to file a consolidated amended complaint as soon as practicable.

  The McKewon complaint alleges, among other things, that the members of the Santa Fe Board breached their fiduciary duties to the Santa Fe stockholders by failing to fully consider the Newmont Mining proposal made on December 5, 1996. The other complaints filed on December 6, 1996 and December 9, 1996 make similar allegations. The Fielden and Burt complaints also allege that the members of the Santa Fe Board approved the Homestake Merger to ensure that certain of the Defendants would retain their positions. The McKewon action seeks, among other things, to have the Court order the Defendants to take various actions to cooperate with any entity or person interested in proposing a transaction with Santa Fe and to act to maximize stockholder value, and seeks unspecified damages.

  Sante Fe does not believe that these actions will have a material adverse effect on Santa Fe's financial position or results of operations. The Defendants intend to defend vigorously against the Plaintiffs' allegations.

                             THE MERGER AGREEMENT

GENERAL

  The Merger Agreement provides that Sub will be merged with and into Santa Fe, with Santa Fe being the Surviving Corporation. The Newmont Mining Board approved the Merger and has received an opinion of Goldman Sachs to the effect that, as of March 8, 1997, the Exchange Ratio described under "The Merger Agreement--Consideration" was fair to Newmont Mining. The Santa Fe Board approved the Merger and has received an opinion of SBCW to the effect that, as of March 10, 1997, the Exchange Ratio was fair, from a financial point of view, to the Santa Fe stockholders.

CONSIDERATION

  Under the terms of the Merger Agreement, each share of Santa Fe Common Stock (excluding Santa Fe Common Stock held directly or indirectly by Newmont Mining, Santa Fe or any of their respective subsidiaries) will be converted into the right to receive 0.43 (subject to certain adjustments as described below) of a share of Newmont Mining Common Stock. Each share of Santa Fe Common Stock owned directly or indirectly by Santa Fe, Newmont Mining or any of their respective subsidiaries will be cancelled. Each issued and outstanding share of capital stock of Sub will be converted into a share of the Surviving Corporation's common stock. The Exchange Ratio may be adjusted by Newmont Mining and Santa Fe by mutual agreement to preserve the economic benefits reasonably expected to be received by Santa Fe and Newmont Mining as a result of the consummation of the transaction in the event (i) of any split, combination or reclassification of Newmont Mining Common Stock or the issuance or the authorization of any issuance of any other securities in exchange or in substitution for Newmont Mining Common Stock, (ii) a Distribution Date, Share Acquisition Date or Triggering Event occurs under the Rights Agreement, dated as of January 26, 1995, as amended (the "Santa Fe Rights Agreement"), between Santa Fe and Harris Trust and Savings Bank, as Rights Agent (as such terms are defined therein), (iii) under certain circumstances, a Distribution Date, Triggering Event or Section 13 Event occurs under the Rights Agreement, dated as of August 30, 1990, as amended (the "Newmont Mining Rights Agreement"), between Newmont Mining and The Chase Manhattan Bank, as successor Rights Agent (as such terms are defined therein) or (iv) an Extraordinary Transaction, Control Date or Distribution Date occurs under the Equal Value Rights Agreement, dated as of September 23, 1987, as amended (the "Newmont Mining Equal Value Rights Agreement"), between Newmont Mining and The Chase Manhattan Bank, as successor Rights Agent (as such terms are defined therein).

REPRESENTATIONS AND WARRANTIES

  The Merger Agreement contains certain representations and warranties of Santa Fe including, among other things: (i) that no consents or approvals of any governmental entity or third party which is not a governmental entity are necessary to consummate the Merger and the other transactions contemplated by the Merger Agreement, except as disclosed in the Merger Agreement or, in the case of consents or approvals from third parties which are not governmental entities, the failure of which to obtain would not have a material adverse effect on Santa Fe; (ii) that Santa Fe has filed all required reports, registrations and statements required to be filed since January 1, 1995, with the Commission; (iii) as to brokers; (iv) that there has been no event, change, effect or development since September 30, 1996, except as disclosed in its documents filed with the Commission prior to the date of the Merger Agreement, that has had or, so far as reasonably can be foreseen, is likely to have, individually or in the aggregate, a Santa Fe Material Adverse Effect (as defined herein); (v) as to employee compensation; (vi) as to actions and proceedings pending or threatened against Santa Fe; (vii) as to employee benefit plans; (viii) that the documents filed by Santa Fe with the Securities and Exchange Commission (the "Commission") since January 1, 1995, did not contain any untrue statement of material fact and did not omit any material fact necessary to make the statements therein not misleading; (ix) as to governmental licenses and permits, and compliance with laws, including relevant tax laws; (x) as to material contracts; (xi) as to state takeover laws; (xii) that the information to be provided by Santa Fe and its subsidiaries in the joint proxy statement/prospectus filed by Newmont Mining as part of its registration statement on Form S-4 (the "Registration Statement") in connection with the Merger Agreement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading; (xiii) as to compliance with environmental laws; (xiv) as to compliance with the Homestake Merger Agreement while it was in effect; and (xv) that Santa Fe has taken all necessary action to render the Santa Fe Rights Agreement inapplicable to the transaction. In addition, the Merger Agreement contains representations and warranties by Santa Fe as to, among other things, its organization, capitalization, ownership of its material subsidiaries, authority to enter into the Merger Agreement and the binding effect of the Merger Agreement. As used in the Merger Agreement, a "Santa Fe Material Adverse Effect" is defined as any act or omission that would (i) have a material adverse effect on the business, properties, financial condition or results of operations of Santa Fe and its subsidiaries, taken as a whole (other than effects relating to the gold mining industry in general), or (ii) prevent Santa Fe from performing its obligations under the Merger Agreement.

  The Merger Agreement also contains similar representations and warranties with respect to Newmont Mining and Sub.

CERTAIN COVENANTS

  The Merger Agreement provides for certain covenants pending the Effective Time. Newmont Mining and Santa Fe shall, and shall cause their respective subsidiaries to, (i) conduct their businesses in the usual, regular and ordinary course consistent with past practices and (ii) use their reasonable efforts to preserve intact their respective business organizations, employees and business relationships. The Merger Agreement also restricts, with certain specific exceptions, among other things, the ability of Newmont Mining and Santa Fe and their respective subsidiaries to (i) increase dividends or redeem, purchase or reclassify capital stock, (ii) issue, deliver, sell, grant, pledge or otherwise encumber shares of their capital stock, (iii) dispose of or encumber assets (other than sales of real property having an aggregate fair market value of less than $20 million (less than $30 million in the case of Newmont Mining) or encumbrances in the ordinary course of business), (iv) make any material acquisitions, (v) increase employee compensation (other than in the ordinary course or pursuant to existing employment agreements or as required by applicable laws), (vi) incur any indebtedness, except for short-term borrowings incurred in the ordinary course of business, (vii) make any new capital expenditures that in the aggregate are in excess of $25 million above the aggregate amount currently budgeted, (viii) amend their respective certificates of incorporation and by-laws, (ix) make any material tax election except to the extent already provided for in documents filed with the Commission, (x) make any amendment to any employee stock option plan and (xi) terminate or amend on terms less favorable to itself any agreement filed as an exhibit to any documents filed with the Commission.

  The Merger Agreement provides that Santa Fe shall not, nor shall it permit any of its respective subsidiaries to, nor shall it authorize or permit any of its respective officers, directors or employees of or any of its respective investment bankers, attorneys, accountants or other advisors or representatives to, (i) solicit, initiate or encourage the submission of any Santa Fe Takeover Proposal (as defined below), (ii) enter into any agreement with respect to any Santa Fe Takeover Proposal or (iii) provide any non-public information regarding itself to any third party or engage in any negotiations or substantive discussions in connection with any Santa Fe Takeover Proposal; provided, however, that (A) Santa Fe may, prior to receipt of the Santa Fe Stockholder Approval (as defined in the Merger Agreement) and in response to a Santa Fe Takeover Proposal that was not solicited by it and that did not otherwise result from a breach of this covenant, provide any non-public information regarding itself to any third party or engage in any negotiations or substantive discussions with such person regarding any Santa Fe Takeover Proposal, in each case only if the Santa Fe Board determines in good faith, after consultation with counsel and its financial advisors, that failing to take such action would create a reasonable possibility of a breach of the fiduciary duties of the Santa Fe Board, and (B) nothing contained in the Merger Agreement shall prevent Santa Fe or the Santa Fe Board from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Santa Fe Takeover Proposal or prevent the Santa Fe Board from taking any action permitted by the covenant described in the second succeeding paragraph. A "Santa Fe Takeover Proposal" means any proposal for a merger, consolidation or other business combination involving Santa Fe or a significant subsidiary of Santa Fe or any proposal or offer to acquire in any manner, directly or indirectly, more than 30% of any class of voting securities of Santa Fe or of a significant subsidiary of Santa Fe (other than where such significant subsidiary's securities directly or indirectly represent an economic interest in less than 30% of the assets of Santa Fe and Santa Fe's subsidiaries, taken as a whole), including any proposal or offer relating to the acquisition by Santa Fe or a significant subsidiary of Santa Fe in any manner, directly or indirectly, of any securities or assets of another person in consideration for the issuance of more than 30% of any class of voting securities of Santa Fe or of a significant subsidiary of Santa Fe (other than where such significant subsidiary's securities directly or indirectly represent an economic interest in less than 30% of the assets of Santa Fe and Santa Fe's subsidiaries, taken as a whole), or assets representing a substantial portion of the assets of Santa Fe and Santa Fe's subsidiaries, taken as a whole, other than the transactions contemplated by the Merger Agreement. The Merger Agreement provides that Santa Fe shall, and shall cause each Santa Fe Subsidiary to, immediately cease and cause to be terminated any existing activities, discussions or negotiations by Santa Fe or any subsidiary of Santa Fe or any officer, director or employee of or investment banker, attorney, accountant or other advisor or representative of, Santa Fe or any subsidiary of Santa Fe, with any parties conducted heretofore with respect to any of the foregoing. The Merger Agreement further provides that any action taken by Santa Fe, any subsidiary of Santa Fe or any officer, director or employee of or any investment banker, attorney, accountant or other advisor or representative of, Santa Fe or any subsidiary of Santa Fe with or with respect to any such party on or prior to the date hereof, shall be deemed not to constitute a violation of this covenant and shall not in and of itself constitute the solicitation of a Santa Fe Takeover Proposal even if such actions result in any such party making a Santa Fe Takeover Proposal after the date of the Merger Agreement.

  The Merger Agreement provides that Santa Fe promptly shall advise Newmont Mining orally and in writing of the receipt of any Santa Fe Takeover Proposal and of the receipt of any inquiry with respect to or which it reasonably believes could lead to any Santa Fe Takeover Proposal. Santa Fe promptly shall advise Newmont Mining orally and in writing of the identity of the person making any such Santa Fe Takeover Proposal or inquiry and of the material terms of any such Santa Fe Takeover Proposal and of any changes thereto; provided, however, that the Santa Fe Board shall have determined in good faith, after consultation with counsel, that taking such action would not create a reasonable possibility of a breach of the fiduciary duties of the Santa Fe Board, except that in all events prior to exercising its right of termination described in clause (e) under "--Termination," Santa Fe shall endeavor to provide Newmont Mining with reasonable opportunity to respond to any Santa Fe Takeover Proposal which Santa Fe otherwise may wish to accept.

  The Merger Agreement provides that, except as provided in this paragraph, Santa Fe will hold a meeting of its stockholders for the purpose of obtaining the Santa Fe Stockholder Approval and cause the Santa Fe Board to recommend to its stockholders that they give the Santa Fe Stockholder Approval. The Merger Agreement further provides that subject to the covenant described in this paragraph, neither the Santa Fe Board, nor any committee thereof, shall (i) withdraw or adversely modify, or propose to withdraw or adversely modify, the adoption and approval by the Santa Fe Board or any such committee of the Merger Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Santa Fe Takeover Proposal. The Merger Agreement permits the Santa Fe Board to (i) not recommend to its stockholders that they give the Santa Fe Stockholder

Approval or (ii) withdraw or adversely modify such recommendation, but only if and to the extent that (x) a Santa Fe Takeover Proposal is pending at the time the Santa Fe Board determines to take any such action or inaction and such Santa Fe Takeover Proposal was not the result of an intentional breach of the covenant described in the second preceding paragraph by the Santa Fe Board and
(y) the Santa Fe Board determines in good faith, after consultation with counsel and its financial advisors, and after consideration among other things whether such Santa Fe Takeover Proposal is more favorable to its stockholders than the transactions contemplated by the Merger Agreement (taking into account all relevant material terms of such Santa Fe Takeover Proposal and the Merger Agreement, including all such conditions, and any changes to the Merger Agreement proposed by Newmont Mining in response to such Santa Fe Takeover proposal) that failing to take any such action would create a reasonable possibility of a breach of the fiduciary duties of the Santa Fe Board.

  The Merger Agreement provides that Newmont Mining shall not, nor shall it permit any of its respective subsidiaries to, nor shall it authorize or permit any of its respective officers, directors or employees of or any of its respective investment bankers, attorneys, accountants or other advisors or representatives to, (i) solicit, initiate or encourage the submission of any Newmont Mining Takeover Proposal (as defined below), (ii) enter into any agreement with respect to any Newmont Mining Takeover Proposal or (iii) provide any non-public information regarding itself to any third party or engage in any negotiations or substantive discussions in connection with any Newmont Mining Takeover Proposal; provided, however, that (A) Newmont Mining may, prior to receipt of the Newmont Mining Stockholder Approval (as defined in the Merger Agreement) and in response to a Newmont Mining Takeover Proposal that was not solicited by it and that did not otherwise result from a breach of this covenant, provide any non-public information regarding itself to any third party or engage in any negotiations or substantive discussions with such person regarding any Newmont Mining Takeover Proposal, in each case only if the Newmont Mining Board determines in good faith, after consultation with counsel and its financial advisors, that failing to take such action would create a reasonable possibility of a breach of the fiduciary duties of the Newmont Mining Board, and (B) nothing contained in the Merger Agreement shall prevent Newmont Mining or the Newmont Mining Board from complying with Rule 14e-2 promulgated under the Exchange Act with regard to a Newmont Mining Takeover Proposal or prevent the Newmont Mining Board from taking any action permitted by the covenant described in the second succeeding paragraph. A "Newmont Mining Takeover Proposal" means any proposal for a merger, consolidation or other business combination involving Newmont Mining, or a significant subsidiary of Newmont Mining or any proposal or offer to acquire in any manner, directly or indirectly, more than 30% of any class of voting securities of Newmont Mining or of a significant subsidiary of Newmont Mining (other than where such significant subsidiary's securities directly or indirectly represent an economic interest in less than 30% of the assets of Newmont Mining and Newmont Mining's subsidiaries, taken as a whole), including any proposal or offer relating to the acquisition by Newmont Mining or a significant subsidiary of Newmont Mining in any manner, directly or indirectly, of any securities or assets of another person in consideration for the issuance of more than 30% of any class of voting securities of Newmont Mining or of a significant subsidiary of Newmont Mining (other than where such significant subsidiary's securities directly or indirectly represent an economic interest in less than 30% of the assets of Newmont Mining and Newmont Mining's subsidiaries, taken as a whole), or assets representing a substantial portion of the assets of Newmont Mining and Newmont Mining's subsidiaries, taken as a whole, other than the transactions contemplated by the Merger Agreement. The Merger Agreement provides that notwithstanding the foregoing, any transaction between Newmont Mining and a subsidiary of Newmont Mining shall not constitute a Newmont Mining Takeover Proposal. Consider merely setting forth Newmont distinctions in lieu of repeating identical provisions. The Merger Agreement further provides that Newmont Mining shall, and shall cause each Newmont Mining Subsidiary to, immediately cease and cause to be terminated any existing activities, discussions or negotiations by Newmont Mining or any subsidiary of Newmont Mining or any officer, director or employee of or investment banker, attorney, accountant or other advisor or representative of, Newmont Mining or any subsidiary of Newmont Mining, with any parties conducted heretofore with respect to any of the foregoing.

  The Merger Agreement provides that Newmont Mining promptly shall advise Santa Fe orally and in writing of the receipt of any Newmont Mining Takeover Proposal and of the receipt of any inquiry with respect to or which it reasonably believes could lead to any Newmont Mining Takeover Proposal. Newmont Mining promptly shall advise Santa Fe orally and in writing of the identity of the person making any such Newmont Mining Takeover Proposal or inquiry and of the material terms of any such Newmont Mining Takeover Proposal and of any changes thereto; provided, however, that the Newmont Mining Board shall have determined in good faith, after consultation with counsel, that taking such action would not create a reasonable possibility of a breach of the fiduciary duties of the Newmont Mining Board, except that in all events prior to exercising its right of termination described in clause (f) under "-- Termination," Newmont Mining shall endeavor to provide Santa Fe with reasonable opportunity to respond to any Newmont Mining Takeover Proposal which Newmont Mining otherwise may wish to accept.

  The Merger Agreement provides that, except as provided in this paragraph, Newmont Mining will hold a meeting of its stockholders for the purpose of obtaining the Newmont Mining Stockholder Approval and cause the Newmont Mining Board to recommend to its stockholders that they give the Newmont Mining Stockholder Approval. The Merger Agreement provides that subject to the covenant described in this paragraph, neither the Newmont Mining Board, nor any committee thereof, shall (i) withdraw or adversely modify, or propose to withdraw or adversely modify, the adoption and approval by the Newmont Mining Board or any such committee of the Merger Agreement or the Merger or (ii) approve or recommend, or propose to approve or recommend, any Newmont Mining Takeover Proposal. The Merger Agreement permits the Newmont Mining Board to (i) not recommend to its stockholders that they give the Newmont Mining Stockholder Approval or (ii) withdraw or adversely modify such recommendation, but only if and to the extent that (x) a Newmont Mining Takeover Proposal is pending at the time the Newmont Mining Board determines to take any such action or inaction and such Newmont Mining Takeover Proposal was not the result of an intentional breach of the covenant described in the second preceding paragraph by the Newmont Mining Board and (y) the Newmont Mining Board determines in good faith, after consultation with counsel and its financial advisors, and after consideration among other things whether such Newmont Mining Takeover Proposal is more favorable to its stockholders than the transactions contemplated by the Merger Agreement (taking into account all relevant material terms of such Newmont Mining Takeover Proposal and the Merger Agreement, including all such conditions, and any changes to the Merger Agreement proposed by Santa Fe in response to such Newmont Mining Takeover proposal) that failing to take any such action would create a reasonable possibility of a breach of the fiduciary duties of the Newmont Mining Board.

  The Merger Agreement provides that the Santa Fe Board will adjust the terms of all outstanding Santa Fe Stock Options granted under Santa Fe's employee stock option plans, and the terms of such employee stock option plans, to provide that, at the Effective Time, each Santa Fe Stock Option outstanding immediately prior to the Effective Time will be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Santa Fe Stock Option, the same number of shares of Newmont Mining Common Stock as the holder of such Santa Fe Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Santa Fe Stock Option in full immediately prior to the Effective Time, at a price per share equal to (i) the aggregate exercise price for the shares of Santa Fe Common Stock otherwise purchasable pursuant to such Santa Fe Stock Option divided by
(ii) the number of shares of Newmont Mining Common Stock deemed purchasable pursuant to such Santa Fe Stock Option; provided, however, that in the case of any Santa Fe Stock Option to which Section 421 of the Code applies by reason of its qualification under either Section 422 or 423 of the Code ("qualified stock options"), the option price, the number of shares purchasable pursuant to such Santa Fe option and the terms and conditions of exercise of such Santa Fe Stock Option shall be determined in order to comply with Section 424(a) of the Code.

  The Merger Agreement provides that Santa Fe will adjust the terms of all outstanding phantom stock options, SARs and LSARs granted under Santa Fe's stock option plans to provide that, at the Effective Time, (i) each holder of a phantom stock option, SAR or LSAR shall be entitled to that number of phantom stock options, SARs or LSARs with respect to Newmont Mining Common Stock equal to the number of phantom stock options, SARs or LSARs, as the case may be, held by such holder immediately prior to the Effective Time multiplied by the Exchange Ratio, and (ii) the share value on the grant date with respect to each Newmont Mining phantom stock option, SAR or LSAR, as the case may be, shall be equal to the share value on the grant date in effect with respect to the corresponding Santa Fe phantom stock option, SAR or LSAR, as the case may be, immediately prior to the Effective Time, divided by the Exchange Ratio.

  The Merger Agreement provides that as soon as practicable after the Effective Time, Newmont Mining will deliver to the holders of Santa Fe Stock Options, phantom stock options, SARs and LSARs appropriate notices setting forth such holders' rights pursuant to the respective Santa Fe employee stock option plans and the agreements evidencing the grants of such Santa Fe Stock Options, phantom stock options, SARs and LSARs will continue in effect on the same terms and conditions (subject to the adjustments required by the Merger Agreement after giving effect to the Merger). The Merger Agreement provides that Newmont Mining will comply with the terms of Santa Fe's employee stock option plans and ensure, to the extent required by, and subject to the provisions of, such employee stock option plans, that Santa Fe Stock Options which qualified as qualified stock options prior to the Effective Time continue to qualify as qualified stock options after the Effective Time.

  The Merger Agreement provides that Newmont Mining will take all corporate action necessary to reserve for issuance a sufficient number of shares of Newmont Mining Common Stock for delivery upon exercise of Santa Fe Stock Options assumed by Newmont Mining pursuant to the Merger Agreement. As soon as reasonably practicable after the Effective Time, Newmont Mining will file a registration statement on Form S-8 (or any successor or other appropriate form) with respect to the shares of Newmont Mining Common Stock subject to such Santa Fe Stock Options and will use reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Santa Fe Stock Options remain outstanding. With respect to those individuals who subsequent to the Merger are subject to the reporting requirements under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), where applicable, Newmont Mining will administer Santa Fe's employee stock option plans assumed by Newmont Mining pursuant to the Merger Agreement in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable Santa Fe employee stock option plan complied with such rule prior to the Merger.

  The Merger Agreement provides that for a period of one year after the Effective Time, Newmont Mining will (i) either (A) maintain or cause the Surviving Corporation (or in the case of a transfer of all or substantially all the assets and business of the Surviving Corporation, its successors and assigns) to maintain Santa Fe's benefit plans (other than medical plans and plans providing for the issuance of Santa Fe capital stock or based on the value of Santa Fe capital stock) at the benefit levels in effect on the date of the Merger Agreement or (B) provide or cause the Surviving Corporation (or, in such case, its successors or assigns) to provide benefits (other than medical benefits) to employees of the Surviving Corporation and Santa Fe's subsidiaries that, taken as a whole, are not materially less favorable in the aggregate to such employees than those provided to similarly situated employees of Newmont Mining, and (ii) make available plans providing for the issuance of Newmont Mining capital stock or based on the value of Newmont Mining capital stock, and provide or cause to be provided medical benefits, to employees of Santa Fe and Santa Fe's subsidiaries that are substantially equivalent to those provided to similarly situated employees of Newmont Mining. From and after the Effective Time, Newmont Mining will, and will cause the Surviving Corporation to honor in accordance with their respective terms (as in effect on the date of the Merger Agreement), Santa Fe's employment, severance and termination agreements with Santa Fe employees.

  The Merger Agreement provides that with respect to any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by Newmont Mining or any Newmont Mining subsidiary (including any severance plan), for all purposes, including determining eligibility to participate, level of benefits and vesting, service with Santa Fe or any Santa Fe subsidiary will be treated as service with Newmont Mining or the Newmont Mining subsidiaries; provided, however, that such service need not be recognized to the extent that such recognition would result in any duplication of benefits.

  The Merger Agreement provides that Newmont Mining will, to the fullest extent permitted by law, cause Santa Fe to honor all of its obligations to indemnify (including any obligations to advance funds for expenses) the current or former directors or officers of Santa Fe for acts or omissions by such directors and officers occurring prior to the Effective Time to the extent that such obligations of Santa Fe existed on the date of the Merger Agreement. The Merger Agreement also provides that for a period of five years after the Effective Time, Newmont Mining will cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Santa Fe (provided that Newmont Mining may substitute therefor policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are no less advantageous) with respect to claims arising from or related to facts or events which occurred at or before the Effective Time; provided, however, that Newmont Mining will not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the annual premiums paid as of the date of the Merger Agreement by Santa Fe for such insurance (such 200% amount, the "Maximum Premium"). The Merger Agreement provides that if such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, Newmont Mining will maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium.

CONDITIONS OF THE MERGER

  The respective obligations of each party to effect the Merger are subject to the satisfaction at or prior to the Effective Time of the following conditions: (i) the receipt of the Santa Fe Stockholder Approval and the Newmont Mining Stockholder Approval; (ii) the shares of Newmont Mining Common Stock issuable upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance; (iii) the waiting periods (and any extensions thereto) applicable to the Merger Agreement under the HSR Act shall have been terminated or expired and any consents, approvals and filings under any foreign antitrust law, the absence of which would prohibit the consummation of the Merger, shall have been obtained; (iv) no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect;
(v) the Registration Statement for the Newmont Mining Common Stock shall have become effective under the Securities Act of 1933, as amended (the "Securities Act"), and no stop order suspending the effectiveness thereof shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the Commission and Newmont Mining shall have received all necessary "blue sky" authorizations; (vi) Newmont Mining shall have received a letter from Arthur Andersen stating that the Merger will be treated as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and Santa Fe shall have received a letter from Price Waterhouse stating that Price Waterhouse concurs with the conclusions of Santa Fe management that, as of the Closing Date, no conditions exist that would preclude Newmont Mining's accounting for the Merger as a pooling of interests as those conditions relate to Santa Fe; and (vii) there shall not be pending any suit, action or proceeding by any governmental entity (a) challenging the acquisition of any shares of

Santa Fe Common Stock, seeking to restrain or prohibit the consummation of the Merger or seeking to obtain from Santa Fe or Newmont Mining any damages that are material in relation to Santa Fe and its subsidiaries taken as a whole,
(b) seeking to prohibit or limit the ownership or operation by Santa Fe or Newmont Mining or any of their subsidiaries of any material portion of the business or assets of Santa Fe or Newmont Mining or any of their subsidiaries or to compel Santa Fe or Newmont Mining or any of their subsidiaries to dispose of or hold separate any material portion of the business or assets of Santa Fe or Newmont Mining or any of their subsidiaries, as a result of the Merger, (c) seeking to impose limitations on the ability of Newmont Mining and Sub to acquire or hold, or exercise full rights to acquire or hold, or exercise full rights of ownership of, any shares of capital stock of the Surviving Corporation, (d) seeking to prohibit Newmont Mining from effectively controlling in any material respect the business or operations of Santa Fe or
(e) which otherwise is reasonably likely to have a Santa Fe Material Adverse Effect or a Newmont Mining Material Adverse Effect (which is defined similarly to Santa Fe Material Adverse Effect, except with reference to Newmont Mining and its subsidiaries).

  The obligation of Newmont Mining to effect the Merger is also subject to the satisfaction or waiver by Newmont Mining at or prior to the Effective Time of the following conditions: (i) the representations and warranties of Santa Fe set forth in the Merger Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Santa Fe set forth in the Merger Agreement that are not so qualified shall be true and correct in all material respects, as of the date of the Merger Agreement and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date and Newmont Mining shall have received a certificate on behalf of Santa Fe to such effect; (ii) Santa Fe shall have performed in all material respects all of its obligations under the Merger Agreement at or prior to the Closing Date and Newmont Mining shall have received a certificate on behalf of Santa Fe to such effect; (iii) Newmont Mining shall have received the letters from Santa Fe affiliates referenced in the Merger Agreement; (iv) Newmont Mining shall have received an opinion of its counsel, in form and substance reasonably satisfactory to Newmont Mining, that the Merger will be treated for U.S. Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; and (v) there shall not have occurred since the date of the Merger Agreement any event change, effect or development which, individually or in the aggregate, has had or is reasonably likely to have a Santa Fe Material Adverse Effect.

  The obligation of Santa Fe to effect the Merger is also subject to the satisfaction or waiver by Santa Fe at or prior to the Effective Time of the following conditions: (i) the representations and warranties of Newmont Mining set forth in the Merger Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Santa Fe set forth in the Merger Agreement that are not so qualified shall be true and correct in all material respects, as of the date of the Merger Agreement and, except to the extent such representations and warranties speak as of an earlier date, as of the Closing Date, and Santa Fe shall have received a certificate on behalf of Newmont Mining to such effect; (ii) Newmont Mining shall have performed in all material respects all of its obligations under the Merger Agreement at or prior to the Closing Date and Santa Fe shall have received a certificate on behalf of Newmont Mining to such effect; (iii) Newmont Mining shall have received the letters from Santa Fe affiliates referenced in the Merger Agreement; (iv) Santa Fe shall have received an opinion of its counsel, in form and substance reasonably satisfactory to Santa Fe, that the Merger will be treated for U.S. Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code; and (v) there shall not have occurred, since the date of the Merger Agreement, any event, change, effect or development which individually or in the aggregate, has had or is reasonably likely to have, a Newmont Mining Material Adverse Effect.

TERMINATION

  The Merger Agreement may be terminated at any time prior to the Effective
Time:

    (a) by mutual written consent of Newmont Mining, Sub and Santa Fe; or

    (b) by either Newmont Mining or Santa Fe: (i) if, at a duly held stockholders meeting of Santa Fe or any adjournment thereof at which the Santa Fe Stockholder Approval is voted upon, the Santa Fe Stockholder Approval shall not have been obtained; (ii) if, at a duly held stockholders meeting of Newmont Mining or any adjournment thereof at which the Newmont Mining Stockholder Approval is voted upon, the Newmont Mining Stockholder Approval shall not have been obtained; (iii) if the Merger shall not have been consummated on or before August 31, 1997 (the "Outside Date"), unless the failure to consummate the Merger is the result of a wilful, material breach of the Merger Agreement by the party seeking to terminate the Merger Agreement; (iv) if any court of competent jurisdiction or other governmental entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree, ruling or other action shall have become final and non-appealable; or (v) in the event of a breach by the other party of any representation, warranty, covenant or other agreement contained in the Merger Agreement which (A) would give rise to the failure of a condition regarding the truth of representations and warranties made by each party and the performance of obligations of each party and (B) cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach (provided that the terminating party is not then in breach of any representation, warranty, covenant or other agreement that would give rise to a failure of a condition as described in clause (A) above);

    (c) by Newmont Mining in the event that the condition to the obligation of Newmont Mining to effect the Merger relating to the receipt of pooling of interests letters from each of Newmont Mining's and Santa Fe's independent public accountants, or any other condition to Newmont Mining's obligations that is not a mutual condition, is not capable of being satisfied prior to the Outside Date;

    (d) by Santa Fe in the event that the condition to the obligation of Santa Fe to effect the Merger relating to the receipt of pooling of interests letters from each of Newmont Mining's and Santa Fe's independent public accountants, or any other condition to Santa Fe's obligations that is not a mutual condition, is not capable of being satisfied prior to the Outside Date;

    (e) by Santa Fe, if the Santa Fe Board shall have approved, and Santa Fe shall concurrently with such termination enter into, a definitive agreement providing for the implementation of the transactions contemplated by a Santa Fe Takeover Proposal; provided, however, that (i) such Santa Fe Takeover Proposal was not solicited by Santa Fe and did not otherwise result from a breach of the covenant relating to no solicitation by Santa Fe, (ii) the Santa Fe Board shall have complied with the covenant to provide Newmont Mining with an opportunity to respond to such Santa Fe Takeover Proposal and (iii) Santa Fe simultaneously pays to Newmont Mining a termination fee of $15 million;

    (f) by Newmont Mining, if the Newmont Mining Board shall have approved, and Newmont Mining shall concurrently with such termination enter into, a definitive agreement providing for the implementation of the transactions contemplated by a Newmont Mining Takeover Proposal; provided, however, that
  (i) such Newmont Mining Takeover Proposal was not solicited by Newmont Mining and did not otherwise result from a breach of the covenant relating to no solicitation by Newmont Mining, (ii) the Newmont Mining Board shall have complied with the covenant to provide Santa Fe with an opportunity to respond to such Newmont Mining Takeover Proposal and (iii) Newmont Mining simultaneously pays to Santa Fe a termination fee of $65 million;

    (g) by Santa Fe, if the Newmont Mining Board shall have (i) failed to recommend to Newmont Mining's stockholders that they give the Newmont Mining Stockholder Approval, (ii) withdrawn or modified in a manner adverse to Santa Fe its recommendation to Newmont Mining's stockholders that they give the Newmont Mining Stockholder Approval or (iii) failed to reaffirm its recommendation to Newmont Mining's stockholders that they give the Newmont Mining Stockholder Approval within fourteen days after Santa Fe has made a written request to Newmont

  Mining to do so (which written request may be made by Santa Fe at any time after the public disclosure of a Newmont Mining Takeover Proposal); and

    (h) by Newmont Mining, if the Santa Fe Board shall have (i) failed to recommend to Santa Fe's stockholders that they give the Santa Fe Stockholder Approval, (ii) withdrawn or modified in a manner adverse to Newmont Mining its recommendation to Santa Fe's stockholders that they give the Santa Fe Stockholder Approval or (iii) failed to reaffirm its recommendation to Santa Fe's stockholders that they give the Santa Fe Stockholder Approval within fourteen days after Newmont Mining has made a written request to Santa Fe to do so (which written request may be made by Newmont Mining at any time after the public disclosure of a Santa Fe Takeover Proposal).

EFFECT OF TERMINATION

  In the event that the Merger Agreement is terminated (i) by Santa Fe because Santa Fe shall have approved a Santa Fe Takeover Proposal or (ii) by Newmont Mining because the Santa Fe Board failed to recommend or reaffirm that the Santa Fe stockholders approve the Merger, then Santa Fe shall pay Newmont Mining a termination fee of $15 million.

  In the event that the Merger Agreement is terminated (i) by mutual written consent of Newmont Mining, Sub, and Santa Fe or by either Newmont Mining or Santa Fe because the Newmont Mining Stockholder Approval shall not have been obtained, (ii) by Newmont Mining because the Merger shall not have been consummated by the Outside Date, (iii) by Santa Fe after November 30, 1997, because the Merger shall not have been consummated by the Outside Date and at the time of such termination, any condition (except the condition relating to the receipt of pooling of interests letters from each of Newmont Mining's and Santa Fe's independent public accountants) to the obligations of Newmont Mining and Sub under the Merger Agreement is not capable of being satisfied other than as a result of any action or omission by Santa Fe, (iv) by either Newmont Mining or Santa Fe because a court of competent jurisdiction or other government entity shall have issued an order, decree or ruling or taken other action permanently enjoining, restraining or otherwise prohibiting the Merger and such order, decree ruling or other action shall have become final and non-appealable (other than as a result of a claim relating to Santa Fe's compliance with the Homestake Merger Agreement), (v) by Santa Fe because Newmont Mining shall have breached a representation, warranty, covenant or other agreement contained in the Merger Agreement and such breach cannot be or has not been cured within 30 days after the giving of written notice to Newmont Mining of such breach, (vi) by Santa Fe because (x) the condition relating to the delivery of letter agreements from Newmont Mining affiliates or the condition relating to the absence of a Newmont Mining Material Adverse Effect is not capable of being satisfied before the Outside Date (y) the condition relating to the delivery of a tax opinion to Santa Fe is not capable of being satisfied by reason of an action or omission of Newmont Mining or (z) the condition relating to the receipt of a pooling of interests letter is not capable of being satisfied by the Outside Date as a result of any act or omission of Newmont Mining, (vii) by Newmont Mining because (x) the condition relating to the delivery of a tax opinion to Newmont Mining is not capable of being satisfied prior to the Outside Date, (y) the condition relating to the receipt of a pooling of interests letter is not capable of being satisfied by the Outside Date as a result of any act or omission of Newmont Mining or (z) the condition relating to the delivery of a tax opinion to Newmont Mining is not capable of being satisfied by reason of an action or omission of Newmont Mining, (viii) by Newmont Mining because Newmont Mining approved a Newmont Mining Takeover Proposal or (ix) by Santa Fe because the Newmont Mining Board failed to recommend that the Newmont Mining stockholders approve the Merger, Newmont Mining shall pay to Santa Fe a termination fee of $65 million.

  In the event that the Merger Agreement is terminated by Newmont Mining pursuant to clause (b)(v) under "--Termination," Santa Fe shall reimburse Newmont Mining (unless Santa Fe shall have paid $15 million as described above) for all its reasonable out-of-pocket expenses (up to $5 million) actually incurred in connection with the Merger Agreement and the transactions contemplated thereby.

MANAGEMENT; BOARD OF DIRECTORS

  The Merger Agreement provides that at the Effective Time, the individuals who are the directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until thereafter they cease to be directors in accordance with the DGCL and the Certificate of Incorporation and By-Laws of the Surviving Corporation. The individuals who are the officers of Santa Fe immediately prior to the Effective Time shall be the officers of the Surviving Corporation until thereafter they cease to be officers in accordance with the DGCL and the Certificate of Incorporation and By-Laws of the Surviving Corporation.

  The Merger Agreement also provides that the Newmont Mining Board shall take such corporate actions as are necessary to provide that, at the Effective Time of the Merger, the number of Newmont Mining directors will be increased from 10 to 15 and the number of Newmont Gold directors will be increased from 12 to
17. In addition, the Merger Agreement provides that, at the Effective Time, the Nominating Committee of the Newmont Mining Board will select, and each of the Newmont Mining Board and the Newmont Gold Board will appoint, as directors of Newmont Mining and Newmont Gold, as the case may be, five of the at least six candidates from the Santa Fe Board proposed in writing by the Santa Fe Board no later than five business days prior to the day of the Santa Fe Special Meeting.

  Newmont Gold will retain a management consulting firm to study Newmont Gold's and Santa Fe's organization and personnel. Newmont Gold will take the results of such study into account in making determinations as to its organization and personnel following the Merger and the Contribution Transaction.

EMPLOYMENT ARRANGEMENTS

  In connection with the negotiation of the Merger Agreement, Newmont Mining provided to Santa Fe term sheets regarding proposed employment arrangements with Newmont Mining for three senior executives of Santa Fe: Messrs. James, Wilkes and Hansen. Each of the proposed arrangements was for a three-year period and would provide full participation in all Newmont Gold benefit plans as well as base salaries ranging from $225,000 to $350,000 per year; a targeted annual bonus of between 50% and 65% of base salary; an intermediate term incentive plan targeted bonus of between 20% to 25% of base salary; and a grant of fair market value exercise price stock options for Newmont Mining Common Stock ranging from 20,000 to 25,000 shares per year. These employment arrangements, including proposed forms of employment agreements, are currently under discussion.

                             ELECTION OF DIRECTORS

NOMINEES

  Each of the twelve persons named below is a nominee for election as a director at the Annual Meeting for the term of one year and until his successor is elected and qualifies. Unless authority is withheld, the proxies will be voted for the election of such nominees. All such nominees were elected to the Newmont Gold Board at the last Annual Meeting of Stockholders and all are currently serving as directors of Newmont Gold. If any such nominee cannot be a candidate for election at the Annual Meeting, then the proxies will be voted either for a substitute nominee designated by the Newmont Gold Board or for the election only of the remaining nominees.

  The following table contains a summary of the background and principal occupations of the nominees.

                                                                       DIRECTOR
                               NOMINEE                                  SINCE
-------------------------------------------------------------------------------
RUDOLPH I. J. AGNEW (63)..............................................   1989
  Former Chairman and Chief Executive Officer of Consolidated Gold
  Fields PLC, a natural resources company; Chairman, World
  Conservation Monitoring Centre, a charitable organization for environmental data gathering.
  Director of Newmont Mining, Bona Shipbuilding Ltd., LASMO PLC,
  Redland PLC, Standard Chartered PLC and Star Mining Corporation Ltd.
-------------------------------------------------------------------------------
J. P. BOLDUC (57).....................................................   1994
  Chairman and Chief Executive Officer of JPB Enterprises, Inc., a
  diversified holding company with interests in the food, beverage, real estate, retail and manufacturing industries, since March 1995;
  Director, President and Chief Executive Officer of W.R. Grace & Co.,
  a specialty chemical and health care company, from January 1993 to
  March 1995; Director, President and Chief Operating Officer of W.R.
  Grace & Co. from August 1990 to January 1993.
  Director of Newmont Mining, Brothers Gourmet Coffees, Inc., Marshall
  & Ilsley Corporation, Proudfoot PLC, Sundstrand Corporation and
  Unisys Corporation.
-------------------------------------------------------------------------------
RONALD C. CAMBRE (58).................................................   1993
  Chairman of Newmont Gold since January 1995, President thereof since
  June 1994, Chief Executive Officer thereof since November 1993 and
  Vice Chairman thereof from November 1993 to December 1994; Vice
  President and Senior Technical Advisor to the Office of the Chairman
  of Freeport-McMoRan Inc., a natural resources company, prior thereto.
  Chairman, President and Chief Executive Officer and Director of
  Newmont Mining and Director of Cleveland-Cliffs Inc.
-------------------------------------------------------------------------------
JOSEPH P. FLANNERY (65)...............................................   1989
  Chairman, President and Chief Executive Officer of Uniroyal Holding,
  Inc., a holding company.
  Director of Newmont Mining, APS Holding Corporation, Arvin
  Industries, Inc., Ingersoll-Rand Company, K-Mart Corporation and The
  Scotts Company.

                                                                       DIRECTOR
                               NOMINEE                                  SINCE
-------------------------------------------------------------------------------
LEO I. HIGDON, JR. (50)...............................................   1995
  Dean and Charles C. Abbott Professor of the Darden Graduate School
  of Business Administration at the University of Virginia since
  October 1993; Vice Chairman of Salomon Brothers Inc and Co-head of the global investment banking division of Salomon Brothers Inc prior thereto.
  Director of Newmont Mining, Africare, Crompton & Knowles
  Corporation, CPC International and a director and member of the
  Executive Committee of Georgetown University.
-------------------------------------------------------------------------------
THOMAS A. HOLMES (73).................................................   1989
  Retired Chairman and Chief Executive Officer of Ingersoll-Rand
  Company, a manufacturer of machinery.
  Director of Newmont Mining and W. R. Grace & Co.
-------------------------------------------------------------------------------
ROBIN A. PLUMBRIDGE (61)..............................................   1989
  Chairman of Gold Fields of South Africa Limited, a natural resources company; Chief Executive Officer thereof from December 1980 to
  September 1995.
  Director of Newmont Mining and Standard Bank Investment Corporation.
-------------------------------------------------------------------------------
ROBERT H. QUENON (68).................................................   1988
  Mining consultant since August 1991; Chairman of the Federal Reserve
  Bank of St. Louis from January 1993 to December 1995.
  Director of Laclede Steel Company and Union Electric Company.
-------------------------------------------------------------------------------
MOEEN A. QURESHI (66).................................................   1994
  Chairman of Emerging Markets Partnership, a private investment management company, since June 1992; Prime Minister of Pakistan from
  July 1993 to October 1993; Senior Vice President, Operations, World
  Bank prior thereto.
  Director of Newmont Mining.
-------------------------------------------------------------------------------
MICHAEL K. REILLY (64)................................................   1994
  Chairman of Zeigler Coal Holding Company, a coal producer; Chief
  Executive Officer thereof from 1983 to December 1994.
  Director of Newmont Mining.
-------------------------------------------------------------------------------
JAMES V. TARANIK (56).................................................   1986
  President of Desert Research Institute, University and Community
  College System of Nevada, an environmental research organization;
  Professor of Geology and Geophysics at the University of Nevada,
  Reno and currently Arthur Brant Chair of Geology and Geophysics at the University of Nevada.
-------------------------------------------------------------------------------
WILLIAM I. M. TURNER, JR. (68)........................................   1989
  Chairman and Chief Executive officer of EXSULTATE INC., a holding company.
  Director of Newmont Mining and Schroders PLC.
-------------------------------------------------------------------------------

  THE NEWMONT GOLD BOARD RECOMMENDS THAT THE STOCKHOLDERS OF NEWMONT GOLD VOTE "FOR" ALL OF THE FOREGOING NOMINEES AND, UNLESS A STOCKHOLDER GIVES INSTRUCTIONS ON THE PROXY CARD TO THE CONTRARY, THE APPOINTEES NAMED THEREON INTEND SO TO VOTE.

DIRECTORS' FEES, COMMITTEES AND MEETINGS

  Directors who are neither officers nor employees of Newmont Gold, Newmont Mining or any of Newmont Gold's subsidiaries are entitled to receive $25,000 per annum for serving as directors on the Newmont Gold Board. All directors are entitled to receive an attendance fee of $1,000 per meeting of the Newmont Gold Board. Each director who is neither an officer nor an employee of Newmont Gold, Newmont Mining or any of Newmont Gold's subsidiaries is entitled to receive an attendance fee of $750 per meeting of a committee of which he is a member and $1,000 per meeting in the case of the chairman of the committee.

  In addition, pursuant to Newmont Gold's Directors' Stock Award Plan, directors who are not employees of Newmont Gold, Newmont Mining or any of Newmont Gold's subsidiaries receive 625 shares of Newmont Gold Common Stock annually on the date of their election or re-election at Newmont Gold's Annual Meeting of Stockholders. If a person who is not an employee of Newmont Mining, Newmont Gold or any of Newmont Gold's subsidiaries becomes a director in any year, after Newmont Gold's Annual Meeting of Stockholders held in such year, such person will receive 625 shares of Newmont Gold Common Stock on the effective date of such person's election as a director of Newmont Gold. Shares awarded under the plan may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the director until the earliest of (i) the expiration of five years after the date of receipt of such shares by the director, (ii) the date the participating person ceases to be a director by reason of death or disability, or (iii) the later of (a) the date the participating person ceases to be a director for any reason other than death or disability or (b) the expiration of six months after the date of receipt of such shares by the director.

  On retirement from the Newmont Gold Board at any time after attaining age 65, a director who is not entitled to a pension under Newmont Gold's Pension Plan (i.e., a director who has not been an officer or employee of Newmont Gold, Newmont Mining or any of Newmont Gold's subsidiaries) and who has served for at least ten consecutive years as a director of Newmont Gold or Newmont Mining is entitled to be paid an annual sum of $20,000 and an amount equal to the per annum fee paid to him in his capacity as a director during his final year of service on the Newmont Gold Board, in each case, for life.

  During 1996, the Newmont Gold Board held nine meetings and each incumbent director attended more than 75% of all meetings of the Newmont Gold Board and committees of the Newmont Gold Board on which he served for the period during which he was a member.

  The Newmont Gold Board has, in addition to other standing committees, audit, compensation and nominating committees. Members of these three committees are not, and have not been, officers or employees of Newmont Gold, Newmont Mining or any of Newmont Gold's subsidiaries. The members of these committees are:

     AUDIT                  COMPENSATION              NOMINATING
     -----                  ------------              ----------
     J. P. Bolduc           Joseph P. Flannery(/1/)   Rudolph I. J. Agnew
     Robin A. Plumbridge    Thomas A. Holmes          J. P. Bolduc
     Robert H. Quenon(/1/)  Robin A. Plumbridge       Joseph P. Flannery
     Moeen A. Qureshi       William I. M. Turner, Jr. Leo I. Higdon, Jr.
     Michael K. Reilly                                Thomas A. Holmes(/1/)
     James V. Taranik                                 William I.M. Turner, Jr.

--------
(/1/) Chairman

  Audit Committee

  The Audit Committee recommends independent public accountants to act as auditors for Newmont Gold for consideration by the Newmont Gold Board, reviews Newmont Gold's financial statements, confers with the independent public accountants with respect to the scope and results of their audit of Newmont Gold's financial statements and their reports thereon, reviews Newmont Gold's accounting policies, tax matters and internal controls and oversees compliance by Newmont Gold with requirements of the Financial Accounting Standards Board and federal regulatory agencies. The Audit Committee also reviews non-audit services furnished to Newmont Gold by the independent public accountants, primarily consultation on tax matters and business advisory services. Access to the Audit Committee is given to Newmont Gold's Controller and Director of Internal Audit. During 1996, the Audit Committee held two meetings.

  Compensation Committee

  Each of Newmont Gold's Compensation Committee and the Newmont Mining's Compensation Committee is responsible to its respective Board of Directors and by extension to the stockholders of Newmont Gold or Newmont Mining, as the case may be, for approving and administering the policies which govern annual compensation and incentive programs for Newmont Gold's and Newmont Mining's executive officers and other key employees. During 1996, the Compensation Committee held four meetings.

  Nominating Committee

  The Nominating Committee's function is to propose to the Newmont Gold Board slates of directors to be elected at the Annual Meetings of Stockholders (and any directors to be elected by the Newmont Gold Board to fill vacancies) and slates of officers to be elected by the Newmont Gold Board of Directors. During 1996, the Nominating Committee held two meetings. The Nominating Committee will consider for nomination to become directors any persons recommended by stockholders. Recommendations may be submitted to the Nominating Committee in care of the Secretary of Newmont Gold at 1700 Lincoln Street, Denver, Colorado 80203.

                      NEWMONT GOLD EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

 The following table shows the total compensation earned or paid to the Chief Executive Officer and to each of Newmont Gold's and Newmont Mining's four most highly compensated executive officers, other than the Chief Executive Officer, for services rendered in all capacities to Newmont Gold, Newmont Mining and Newmont Gold's subsidiaries in 1996, 1995 and 1994.

                          SUMMARY COMPENSATION TABLE

                                   ANNUAL                       LONG-TERM
                                COMPENSATION                  COMPENSATION
                              ----------------------      ------------------------------
                                                          RESTRICTED          SECURITIES
        NAME AND                                            STOCK             UNDERLYING         ALL OTHER
   PRINCIPAL POSITION    YEAR  SALARY        BONUS          AWARDS            OPTIONS(#)     COMPENSATION(/1/)
   ------------------    ---- --------      --------      ----------          ----------     -----------------
Ronald C. Cambre........ 1996 $567,000(/2/) $393,977       $206,023(/3/)        25,000(/7/)       $9,000
 Chairman, President and 1995  513,000(/2/)  332,553        167,447              -0-               9,000
 Chief Executive Officer 1994  514,000(/2/)  321,278        153,722              -0-               9,000
Wayne W. Murdy.......... 1996  277,083       136,558         59,009(/3/)        10,000(/7/)        9,000
 Executive Vice Presi-
  dent                   1995  245,500       138,643         52,131              -0-               9,000
 and Chief Financial Of-
  ficer                  1994  223,000       108,491         47,386              -0-               9,000
Lawrence T. Kurlander... 1996  243,333       119,603         51,516(/3/)        10,000(/7/)        9,000
 Senior Vice President,  1995  223,333       111,895         47,416              -0-               9,000
 Administration          1994  161,250(/4/)  132,020(/4/)    27,794            108,583(/5/)        3,225
Eric Hamer.............. 1996  212,750       117,000         -0-                 8,000(/7/)        9,000
 Vice President and Se-
  nior                   1995  175,641        51,048         -0-                 -0-               9,000
 Executive, Batu Hijau   1994  164,000        53,776         -0-                 -0-               9,000
John A.S. Dow........... 1996  176,750        82,680         60,588(/3/)(/6/)   10,620(/7/)         -0-
 Senior Vice             1995  140,000        42,991         -0-                 6,240(/7/)         -0-
 President, Exploration  1994  119,000        42,999         -0-                 6,240(/7/)         -0-

--------
(1) Newmont Gold's contributions and credits to its Retirement Savings Plan and non-qualified supplemental Savings Equalization Plan.

(2) Includes director's fees of $17,000, $13,000 and $14,000 in 1996, 1995 and
    1994, respectively.
(3) Value of Newmont Gold restricted stock awarded under Newmont Gold's Annual Incentive Compensation Plan for 1996 at the election of Newmont Gold's Compensation Committee in lieu of cash. Dividends are payable on the shares of restricted stock awarded. These shares of restricted stock are subject to a two-year vesting period and were issued in January 1997 in the following amounts:

                                                                             #
                                                                           -----
      Ronald C. Cambre.................................................... 5,087
      Wayne W. Murdy...................................................... 1,457
      Lawrence T. Kurlander............................................... 1,272
      John A. S. Dow......................................................   870

  The number of shares and value of restricted Newmont Gold stock held by the named executive officers on December 31, 1996 were as follows:

                                                                     #      $
                                                                   ----- -------
      Ronald C. Cambre............................................ 7,570 331,188
      Wayne W. Murdy.............................................. 2,343 102,506
      Lawrence T. Kurlander....................................... 1,685  73,719

(4) Mr. Kurlander became an executive officer on April 1, 1994. Salary in 1994 based on an annualized base salary of $215,000 for the period April 1, 1994 through December 31, 1994. Bonus amount shown consists of a "sign-on" bonus of $60,000 and a bonus under Newmont Gold's Annual Incentive Compensation Plan of $72,020 for the period April 1, 1994 through December 31, 1994.

(5) Represents special equity Newmont Mining option grants which vest over a period of one to three years.

(6) In addition to the 870 shares of Newmont Gold restricted stock having a value of $35,235 awarded to Mr. Dow under Newmont Gold's Annual Incentive Compensation Plan for 1996, he was also given a special award of 626 shares of Newmont Gold restricted stock having a value of $25,353 in January 1997 on the same terms as those awarded under Newmont Gold's Annual Incentive Compensation Plan. Such special award was in recognition of his contributions to the success of Newmont Gold's exploration activities in 1996 and prior years and Mr. Dow's promotion to Senior Vice President, Exploration of Newmont Gold and Newmont Mining.

(7) Stock options granted by Newmont Mining under Newmont Mining stock option plans.

STOCK OPTIONS GRANTED BY NEWMONT MINING

  The following table contains information concerning the grant of stock options by Newmont Mining in 1996 under Newmont Mining's stock option plans with respect to the named executive officers.

                             OPTION GRANTS IN 1996

                                                INDIVIDUAL GRANTS
                         -------------------------------------------------------------------
                                                                              POTENTIAL
                                                                         REALIZABLE VALUE AT
                                                                           ASSUMED ANNUAL
                                        PERCENT OF                         RATES OF STOCK
                         NUMBER OF        TOTAL                          PRICE APPRECIATION
                         SECURITIES      OPTIONS                                 FOR
                         UNDERLYING     GRANTED TO  EXERCISE                 OPTION TERM
                          OPTIONS      PARTICIPANTS   PRICE   EXPIRATION -------------------
          NAME           GRANTED(#)      IN 1996    ($/SHARE)    DATE       5%       10%
          ----           ----------    ------------ --------- ---------- -------- ----------
Ronald C. Cambre........   25,000(/1/)     2.9%       54.94    01/24/06  $865,305 $2,183,865
Wayne W. Murdy..........   10,000(/1/)     1.2%       54.94    01/24/06   346,122    873,546
Lawrence T. Kurlander...   10,000(/1/)     1.2%       54.94    01/24/06   346,122    873,546
Eric Hamer..............    4,000(/2/)     0.5%       58.94    05/13/06   148,529    374,858
                            4,000(/3/)     0.5%       51.94    11/20/06   130,889    330,338
John A.S. Dow...........    3,120(/2/)     0.4%       58.94    05/13/06   115,852    292,390
                            7,500(/3/)     0.9%       51.94    11/20/06   245,417    619,385

--------
(1) Granted on January 24, 1996 and exercisable in two annual increments of 50% each commencing January 24, 1997.
(2) Granted on May 13, 1996 and exercisable in two annual increments of 50% each commencing May 13, 1997.
(3) Granted on November 20, 1996 and exercisable in two annual increments of 50% each commencing November 20, 1997.

NEWMONT MINING OPTION EXERCISES AND HOLDINGS

  The following table sets forth information concerning the exercise of Newmont Mining options in 1996 and unexercised Newmont Mining options held at the end of 1996 with respect to the named executive officers.

      AGGREGATED OPTION EXERCISES IN 1996 AND 1996 YEAR-END OPTION VALUES

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED     VALUE OF UNEXERCISED
                           SHARES                      OPTIONS AT 1996        IN-THE-MONEY OPTIONS
                          ACQUIRED                       YEAR-END (#)          AT 1996 YEAR-END(1)
                             ON         VALUE     ------------------------- -------------------------
 NAME                    EXERCISE (#) REALIZED(1) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
 ----                    -----------  ----------  ----------- ------------- ----------- -------------
Ronald C. Cambre........      -0-      $   -0-      136,665      190,373     $199,624     $518,655
Wayne W. Murdy..........   14,977      446,689       81,000       39,955      494,103      227,666
Lawrence T. Kurlander...      -0-          -0-       39,314       69,909          -0-      210,282
Eric Hamer..............    8,986      179,091       57,410       25,973      412,914      136,602
John A. S. Dow..........    5,000      125,000       25,576       13,740      213,401       14,227

--------
(1) Market value of underlying Newmont Mining securities at exercise date or year end ($44.75), as the case may be, less the exercise price of "in-the-money" options.

PENSION PLANS

  The following table shows the estimated pension benefits payable to a covered participant at normal retirement age (62 years) under Newmont Gold's qualified defined benefit pension plan (the "Pension Plan"), as well as under its nonqualified supplemental pension plan that provides benefits that would otherwise be denied participants by reason of certain Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with Newmont Gold, Newmont Mining and Newmont Gold's subsidiaries.

                              PENSION PLAN TABLE

                                                  YEARS OF SERVICE
                                    --------------------------------------------
   REMUNERATION                        15       20       25       30       35
   ------------                     -------- -------- -------- -------- --------
    $  300,000..................... $ 78,750 $105,000 $131,250 $157,500 $183,750
       350,000.....................   91,875  122,500  153,125  183,750  214,375
       400,000.....................  105,000  140,000  175,000  210,000  245,000
       450,000.....................  118,125  157,500  196,875  236,250  275,625
       500,000.....................  131,250  175,000  218,750  262,500  306,250
       550,000.....................  144,375  192,500  240,625  288,750  336,875
       600,000.....................  157,500  210,000  262,500  315,000  367,500
       650,000.....................  170,625  227,500  284,375  341,250  398,125
       700,000.....................  183,750  245,000  306,250  367,500  428,750
       750,000.....................  196,875  262,500  328,125  393,750  459,375
       800,000.....................  210,000  280,000  350,000  420,000  490,000
       850,000.....................  223,125  297,500  371,875  446,250  520,625
       900,000.....................  236,250  315,000  393,750  472,500  551,250
       950,000.....................  249,375  332,500  415,625  498,750  581,875
     1,000,000.....................  262,500  350,000  437,500  525,000  612,500
     1,050,000.....................  275,625  367,500  459,375  551,250  643,125
     1,100,000.....................  288,750  385,000  481,250  577,500  673,750
     1,150,000.....................  301,875  402,500  503,125  603,750  704,375
     1,200,000.....................  315,000  420,000  525,000  630,000  735,000

  A participant's remuneration covered by the Pension Plan is his or her average annual base salary and bonus, including amounts paid in the form of restricted stock (as reported in the Summary Compensation Table) for the sixty consecutive months in which the highest level of compensation was paid to the participant during the last one hundred twenty months of the participant's career with Newmont Gold, Newmont Mining and Newmont Gold's subsidiaries. The approximate years of credited service as of the end of 1996 for each named executive officer is: Mr. Cambre--three years; Mr. Murdy--four years; Mr. Kurlander--three years; Mr. Hamer--22 years; Mr. Dow--18 years. Benefits shown are computed on a straight single life annuity basis beginning at age 62. Such amounts have not been reduced for Social Security benefits.

OFFICERS' DEATH BENEFIT PLAN AND GROUP LIFE INSURANCE PROGRAM

  Newmont Gold has an Officers' Death Benefit Plan for the benefit of the named executive officers and other executive officers of Newmont Gold, Newmont Mining and certain of Newmont Gold's subsidiaries. The plan provides a death benefit of three times annual base salary for an executive officer who dies while an active employee and a death benefit of one times final annual base salary for an executive officer who dies after retiring at or after normal retirement age. For retirement prior to normal retirement age, the post-retirement death benefit is 30% to 100% of one times final annual base salary, depending on the number of years to normal retirement age. Coverage under the Officers' Death Benefit Plan is offset by group life insurance maintained for the benefit of all salaried employees of Newmont Gold, Newmont Mining and certain of Newmont Gold's subsidiaries.

EXECUTIVE AGREEMENTS

  An agreement is currently in effect among Newmont Gold, Newmont Mining and Mr. Cambre which provides for an annual base salary of $500,000 beginning in 1994. The agreement provides that the Boards of Directors of Newmont Gold and Newmont Mining may, at their discretion, increase Mr. Cambre's base salary and that any such increased base salary made after January 1994 automatically becomes Mr. Cambre's minimum base salary thereafter. Mr. Cambre's employment agreement is effective until his 62nd birthday, unless terminated earlier as provided in the agreement. In the event Mr. Cambre's employment is terminated other than for "cause" (as defined below) and without any breach by Mr. Cambre of such agreement, he will be entitled to receive a lump sum payment equal to twice his annual base salary for each twelve-month period in the remaining term of his employment (which will not exceed two years).

  Mr. Murdy's letter of offer of employment from Newmont Gold provides that if his employment is terminated other than for "cause" (as defined below) before December 31, 1997, he will be entitled to receive 35 months of his then annual base salary plus certain other severance benefits; thereafter, he will be entitled to 24 months of salary plus benefits.

  Any benefits to which Messrs. Cambre and Murdy may be entitled from Newmont Gold's Severance Pay Plan (as described below) reduce the benefits due under these arrangements.

  Each of the named executive officers participates in Newmont Gold's Severance Pay Plan, amended and restated effective as of May 1, 1993 (the "Severance Pay Plan"). Participants in the Severance Pay Plan with at least one year of service (a) who have been continually employed by Newmont Gold, Newmont Mining or one of Newmont Gold's subsidiaries or affiliates on and after August 1, 1991, or (b) whose employment with Newmont Gold, Newmont Mining or one of Newmont Gold's subsidiaries or affiliates is involuntarily terminated other than for "cause" (as defined below) within 24 months after a change in control (as defined in the Severance Pay Plan) of Newmont Mining (other than those participants whose employment began on or after May 1, 1993) are entitled to receive a minimum of the greater of (i) four weeks of salary (as defined in the Severance Pay Plan), together with an additional two weeks of salary for each year of service; or (ii) from nine to 78 weeks of salary depending on the salary grade of the participant, calculated based on the relevant participant's salary as of April 30, 1993. Each of the named executive officers who are otherwise eligible for severance pay under clause (ii) above would receive 78 weeks of salary. Participants whose employment began on or after May 1, 1993 and whose employment is involuntarily terminated are entitled to receive only the amount determined as set forth in clause (i) in the previous sentence. Under the Severance Pay Plan, the maximum severance allowance benefit payable to a participant calculated as set forth above is 104 weeks of such participant's salary. In addition to the amount described above, each participant is also entitled to a lump sum payment equal to Newmont Gold's matching contribution that would have been made under Newmont Gold's Retirement Savings Plan calculated in accordance with the relevant provisions of the Severance Pay Plan and any accrued and unused vacation time. Participants under the Severance Pay Plan are also entitled to certain fringe benefits, such as coverage under Newmont Gold's medical and dental plans and life insurance plan, as set forth in the Severance Pay Plan.

  "Cause" as a basis for termination under these arrangements is generally limited to (i) misappropriation of funds or property of Newmont Gold, Newmont Mining or Newmont Gold's subsidiaries, (ii) conviction of a felony, (iii) obtaining personal benefit from any transaction between Newmont Gold, Newmont Mining or Newmont Gold's subsidiaries and a third party without the prior approval of such benefit by the Board of Directors of Newmont Gold or of Newmont Mining, (iv) obtaining a personal profit from the sale of Newmont Gold's, Newmont Mining's or Newmont Gold's subsidiaries trade secrets, (v) poor job performance or (vi) conduct below reasonably expected standards.

  The report of the Compensation Committee and the performance graph that follow shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act except to the extent that Newmont Gold specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Newmont Gold Board is composed entirely of directors who are neither officers nor employees of Newmont Gold nor Newmont Mining. Each of the Compensation Committees of Newmont Gold and Newmont Mining is responsible to its respective Board of Directors and by extension to the stockholders of Newmont Gold or Newmont Mining, as the case may be, for approving and administering the policies which govern annual compensation and incentive programs for Newmont Gold's and Newmont Mining's executive officers and other key employees. The members of Newmont Gold's Compensation Committee are also directors of Newmont Mining and serve on the Newmont Mining Compensation Committee. The membership of the two Committees is identical. Newmont Gold and Newmont Mining operate as a single economic unit and all of the executive officers of Newmont Gold are also the executive officers of Newmont Mining. Newmont Gold pays all compensation expenses of such employees. The following report reflects the compensation philosophy and decisions of both Committees.

  There are three elements to Newmont Gold's and Newmont Mining's executive compensation program--base salaries, annual incentives and stock options.

 Base Salaries

  The base salaries for executive officers of Newmont Gold and Newmont Mining, including Mr. Cambre and the other named executive officers, fall within salary ranges that reflect competitive base pay levels within the mining industry as a whole for the positions they hold. Newmont Gold and Newmont Mining subscribe to and participate in surveys of executive-level compensation. One of the surveys in which Newmont Gold and Newmont Mining participate is devoted exclusively to the gold mining industry and includes information about 14 companies based in North America. This survey not only includes the seven companies that comprise the Standard & Poor's Gold Index shown on Newmont Gold's Performance Graph below, but also includes a number of companies which the

Committees believe are more appropriate for comparison with Newmont Gold and Newmont Mining for purposes of analyzing executive compensation. Based on a review of such survey information, the Committees believe that the base salaries of Newmont Gold's and Newmont Mining's executive officers are at or slightly below the median salaries for comparable positions in the gold mining industry. Newmont Gold and Newmont Mining participate in other surveys as well, which cover a wide range of industries and companies. Although many of the companies included in these broader surveys are not capable of meaningful comparison with Newmont Gold and Newmont Mining, Newmont Gold and Newmont Mining use such surveys to identify general trends in executive compensation.

  Base salary increases are made on the basis of changes in industry levels as well as evaluated individual contribution and Newmont Gold's and Newmont Mining's performance in the prior year. The 1996 base salary increases of the named executive officers were in line with increases in base salaries for comparable industry positions as reflected in the gold mining industry survey.

 Annual Incentives

  Annual incentive awards are made pursuant to Newmont Gold's Annual Incentive Compensation Plan (the "Plan"). The named executive officers (and other participants at specified salary levels) are eligible to receive both a corporate performance bonus and a personal performance bonus. Corporate performance bonuses are paid in cash and are based upon the attainment of production and cost of production goals established annually by the Newmont Gold Board on the recommendation of its Compensation Committee. At year-end, actual cash costs of production and actual production are compared with targeted costs and production to determine a "corporate performance percentage." Newmont Gold must achieve minimum percentage (designated by the Newmont Gold Board to be 85%) before any bonuses based on corporate performance can be made to participants in the Plan. Corporate performance bonuses are incrementally increased (or decreased) in accordance with incrementally higher (or lower) performance percentages (with the maximum percentage being 120%). In 1996, Newmont Gold achieved a corporate performance percentage of 100.71%. In addition, each year the Newmont Gold Board designates a minimum average price of gold per ounce that must be realized when the corporate performance target is determined. No corporate or personal performance bonuses under the Plan may be paid for any year in which Newmont Gold does not realize such minimum average price of gold per ounce. In 1996, Newmont Gold met the minimum average price of gold per ounce.

  Personal performance bonuses are based upon an evaluation of a participant's personal contribution to Newmont Gold and Newmont Mining and are also typically paid in cash. However, 1996 personal performance bonuses to the named executive officers, except Mr. Hamer, were paid partly in cash and partly in the form of restricted shares of Newmont Gold Common Stock, subject to two-year vesting provisions. The restricted stock component of the Plan is intended to align the interests and motivation of such recipients with the interests of Newmont Gold's and Newmont Mining's stockholders. It is believed that such ownership will positively influence long-term decision making since awards for current performance will be impacted by future stock prices. In 1996, personal performance awards to the named executive officers and other Plan participants were based on certain subjective factors such as the individual skills, experience and accomplishments of the relevant executive officer, as well as such executive officers' contributions to the positive economic results realized by Newmont Gold and Newmont Mining, together with their continued global expansion, during 1996. The Committees did not use any fixed weighting of such factors in determining personal performance bonuses.

  Participants in the Plan are assigned target awards as a percentage of their base salary. Target awards increase at higher management levels, to 100% of base salary in the case of Mr. Cambre. The weighting of corporate performance and personal performance factors varies by participant, and in the case of Mr. Cambre is approximately one-third corporate performance and two-thirds personal performance at target.

  The Committees determined that in general the sum of an individual's base salary and his or her target annual incentive award should approach the 75th percentile for comparable positions in the gold mining industry as set forth in the executive-level compensation surveys described above as well as based on recommendations contained in a report provided by an independent compensation consultant retained by Newmont Gold.

  The Chief Executive Officer's 1996 corporate performance bonus was based on the corporate performance percentage described above, while his 1996 personal performance bonus was based on his individual accomplishments as well as his contributions to the overall results of Newmont Gold and Newmont Mining. Mr. Cambre's total 1996 cash and restricted stock bonus of $600,000 was equal to 109% of his 1996 base salary. Mr. Cambre's corporate performance bonus of $187,943 (31% of such total award) was based on a corporate performance percentage of 100.71% as described above. His personal performance bonus of $412,057 (69% of such total award) was based on Mr. Cambre's personal performance evaluation. In making this determination, the Committees considered Mr. Cambre's vision and leadership which enabled Newmont Gold to achieve the following positive results in 1996:

  . Completed the Minahasa project in Indonesia on schedule and on budget;

  . Attained design production capacity at the Zarafshan-Newmont joint venture in Uzbekistan by year-end;

  . Increased reserves on a net of depletion basis;

  . Increased equity production of gold 23% from 1995, while cash costs per equity ounce for 1996 rose only 5% compared to 1995;

  . Reached a final decision with respect to the Batu Hijau project in Indonesia and the non-Indonesian ownership structure of such project; and

  . Continued building a management team with world-class capabilities.

 Stock Options

  The third element of executive compensation, stock options, is long-term in nature. In 1992, Newmont Mining's Compensation Committee, which is also responsible for administering Newmont Mining's stock option plans, suspended its practice of making semi-annual stock option grants to Mr. Hamer and certain other former senior executive officers of Newmont Gold. Instead, Newmont Mining's Committee awarded special equity option grants to such executives. Consistent therewith, Messrs. Cambre, Murdy and Kurlander were also awarded special equity option grants in November 1993, December 1992 and November 1994, respectively, when they joined, or shortly after they joined, Newmont Gold and Newmont Mining. This form of award was based upon recommendations contained in a study undertaken for Newmont Mining's Compensation Committee by an independent compensation consultant which had been asked to design an option program which would align the financial interests of Newmont Gold and Newmont Mining's senior-most executives more closely with those of the stockholders of Newmont Gold and of Newmont Mining.

  These equity option awards are stock options with special pricing features. With respect to half of these special grants the options are not exercisable unless the price of Newmont Mining Common Stock equals or exceeds 125% of the exercise price on the day prior to exercise. With respect to the other half of the special grants, the exercise prices are set at successively higher levels above the value of Newmont Mining Common Stock on the grant date. Individuals must own and place on deposit with Newmont Mining a number of shares equal to 2% of the shares covered by the options they were granted. The purpose of the deposited shares is to evidence a commitment to ownership and risk on the part of the executive in exchange for the leveraged opportunity to participate in the growth in share value represented by the options. The shares come off deposit when an option is exercised or expires. If the required number of shares are not placed on deposit, or if they are taken off deposit early, the option is proportionately reduced.

  In January 1996, Newmont Mining's Committee awarded special stock option grants to Messrs. Cambre, Murdy and Kurlander (i) in recognition of their individual performances in prior years, (ii) to provide a strong incentive to increase the value of Newmont Gold and Newmont Mining and (iii) to recognize such individuals' potential future impact on the attainment of Newmont Gold's and Newmont Mining's mutual long-term goals and objectives.

  Policies with Respect to Tax Deductibility of Executive Compensation. Under the Revenue Reconciliation Act of 1993, Section 162 of the Internal Revenue Code was amended to eliminate, with certain exceptions, the deduction for certain compensation in excess of $1 million to any named executive officer, including the Chief Executive Officer. The Committees believe that Newmont Mining's stock plans may comply with the exceptions to this limitation. It is possible that payments made from time to time under Newmont Gold's Annual Incentive Compensation Plan could constitute non-deductible compensation expenses. Altering such Plan to assure full deductibility of compensation, however, could inhibit the Committees' ability to adjust performance criteria as they deem appropriate. Because the Committees do not currently anticipate any significant increase in tax liability to Newmont Gold or Newmont Mining as a result of the Section 162 amendments, the Committees have not altered their approach to setting incentive compensation in response to such amendments. Should the compensation levels of the Chief Executive Officer or any of the other named executive officers materially affect Newmont Gold's or Newmont Mining's tax position in the future, the Committees will consider establishing performance criteria that will allow Newmont Gold and Newmont Mining to avail themselves of all appropriate tax deductions.

 Summary

  The Committees believe that the combination of competitive base salaries, potentially significant performance-based incentives paid partially in restricted stock and a highly leveraged equity incentive represented by premium-priced options combined with an ownership commitment, represents a highly motivational and effective senior executive compensation program that works to attract and retain talented executives and strongly aligns the interests of senior management with those of the stockholders of Newmont Gold and of Newmont Mining in achieving above average long-term returns on investment.

  Submitted by the Compensation Committee of the Newmont Gold Board:

           Joseph P. Flannery,
            Chairman                Robin A. Plumbridge
           Thomas A. Holmes         William I.M. Turner, Jr.

FIVE-YEAR STOCKHOLDER RETURN COMPARISON

  The following graph assumes a $100 investment on December 31, 1991 in each of Newmont Gold Common Stock, the S&P 500 Index and the S&P Gold Index.


                     CUMULATIVE VALUE OF A $100 INVESTMENT
                       ASSUMING REINVESTMENT OF DIVIDENDS

[Line graph depicting comparative prices of Newmont Gold Common Stock, the S&P 500 Index and the S&P Gold Index on each of December 31, 1991, 1992, 1993, 1994, 1995 and 1996.]

                                                   1991 1992 1993 1994 1995 1996
                                                   ---- ---- ---- ---- ---- ----
Newmont Gold ..................................... $100 $ 82 $119 $ 91 $113 $114
S&P 500 Index..................................... $100 $108 $118 $120 $165 $203
S&P Gold Index*................................... $100 $ 93 $171 $138 $156 $154

--------
* Barrick Gold Corporation, Battle Mountain Gold Company, Echo Bay Mines Ltd., Homestake, Newmont Mining, Placer Dome, Inc. and Santa Fe.

SECTION 16(a) REPORTING

  Section 16(a) of the Exchange Act, requires Newmont Gold's executive officers and directors and holders of greater than 10% of the outstanding Newmont Gold Common Stock to file initial reports of their ownership of Newmont Gold's equity securities and reports of changes in ownership with the Commission and the NYSE. Based solely on a review of the copies of such reports furnished to Newmont Gold and written representations from Newmont Gold's executive officers and directors that no Forms 5 were required, Newmont Gold believes that all
Section 16(a) filing requirements were complied with in 1996, except that Newmont Mining, as a holder of greater than 10% of the outstanding common stock of Newmont Gold, inadvertantly reported one transaction late, with respect to the issuance of stock options granted to Newmont Mining, on a subsequently filed Form 4 and inadvertantly filed one day late a Form 5.

                      BENEFICIAL OWNERSHIP OF SECURITIES

PRINCIPAL STOCKHOLDER

  As of March 26, 1997, the only beneficial owner of more than 5% of the outstanding shares of Newmont Gold Common Stock was Newmont Mining, 1700 Lincoln Street, Denver, Colorado 80203, which owned 99,522,778 shares (representing approximately 91%) and as to which it had sole voting and investment power.

OWNERSHIP OF COMMON STOCK BY MANAGEMENT

  As of March 26, 1997, all directors and executive officers of Newmont Gold as a group beneficially owned 44,585 shares of Newmont Gold's Common Stock, constituting in the aggregate less than 1% of the outstanding Newmont Gold Common Stock. The nature of beneficial ownership of all such shares is sole voting and investment power. As of March 26, 1997, all directors and executive officers of Newmont Gold as a group beneficially owned 654,957 shares of Newmont Mining Common Stock, constituting in the aggregate less than 1% of Newmont Mining's outstanding common stock. The nature of beneficial ownership of all such shares is sole voting and investment power. The following table sets forth the number of shares of common stock of Newmont Gold and the number of shares of common stock of Newmont Mining beneficially owned by Newmont Gold's and Newmont Mining's directors and executive officers as of March 26, 1997:

                                               SHARES OF          SHARES OF
        NAME                                  NEWMONT GOLD      NEWMONT MINING
OF BENEFICIAL OWNER                        COMMON STOCK OWNED COMMON STOCK OWNED
-------------------                        ------------------ ------------------
Rudolph I. J. Agnew......................         1,875              2,496
J. P. Bolduc.............................         1,875                -0-
Ronald C. Cambre.........................        12,657            153,957(/1/)
John A. S. Dow...........................         1,496             28,696(/1/)
Joseph P. Flannery.......................         1,875              2,745
Eric Hamer...............................           -0-             70,194(/1/)
Leo I. Higdon, Jr........................         1,250                -0-
Thomas A. Holmes.........................         1,875              6,948
Lawrence T. Kurlander....................         2,957             46,114(/1/)
Wayne W. Murdy...........................         3,800            112,710(/1/)
Robin A. Plumbridge......................         1,875              2,496
Robert H. Quenon.........................         2,175                374
Moeen A. Qureshi.........................         1,875                -0-
Michael K. Reilly........................         1,875              5,000
James V. Taranik.........................         1,975                124
William I. M. Turner, Jr.................         1,875              8,000
All directors and executive officers as a
 group, including those named above (29
 persons)................................        44,585            654,957(/1/)

--------
(/1/)Includes 149,165 shares, 28,696 shares, 68,397 shares, 44,314 shares,
     100,978 shares and 601,374 shares of Newmont Mining Common Stock which Messrs. Cambre, Dow, Hamer, Kurlander, Murdy and all directors and executive officers as a group, respectively, have the right to acquire on or within 60 days after March 26, 1997 by the exercise of options granted by Newmont Mining.

                                 THE COMPANIES

NEWMONT GOLD

  Newmont Gold was incorporated in 1965 under the laws of Delaware. Newmont Gold is engaged, directly and through its subsidiaries and affiliates, in gold production, exploration for gold and acquisition of gold properties worldwide. Newmont Gold produced approximately 2.3 million equity ounces of gold in 1996 and had proven and probable reserves at December 31, 1996 of approximately
37.1 million equity ounces of gold. Proven and probable reserves have grown 96% since 1990 almost entirely as the result of internal exploration. Production in 1996 was 23% higher than in 1995. Weighted average total cash costs per ounce of equity production of Newmont Gold were $220, $210 and $202 for 1996, 1995 and 1994, respectively. On a pro forma basis, giving effect to the additional 13.35% interest in Minera Yanacocha discussed below, Newmont Gold's equity production for 1996 would have been 2.4 million ounces at a total cash cost on that production of $214 per ounce.

  Substantially all of Newmont Gold's consolidated sales and operating profit in 1995 and 1994 related to its gold mining activities in the U.S. In 1996, Newmont Gold's consolidated sales resulted from operations in the U.S., Uzbekistan and Indonesia. In 1996, 74% of Newmont Gold's equity production of gold related to its U.S. operations and 26% of such production related to its foreign operations. Approximately 19% of Newmont Gold's consolidated assets related to its foreign operations at December 31, 1996.

  Newmont Gold discovered gold near Carlin, Nevada in 1961. The Carlin Trend is the largest gold district discovered in North America in this century. Since it began production in 1965, through the end of 1996, Newmont Gold has produced approximately 18.7 million ounces of gold from the Carlin Trend. On the Carlin Trend, Newmont Gold operates a wide array of processing facilities including oxide mills, a refractory ore treatment plant, oxide leaching facilities and bio-oxidation facilities.

  In 1986, Newmont Gold discovered the Yanacocha gold deposit in Peru, which has since become the largest gold district in South America. Minera Yanacocha began production in 1993. Production for 1996 was approximately 811,400 ounces of gold, of which Newmont Gold's 38% equity interest was approximately 308,300 ounces of gold. Due to a favorable decision in February 1997 by the Peruvian Superior Court in the litigation described below, Newmont Gold is considered to have acquired for reporting purposes an additional 13.35% interest in Minera Yanacocha in 1997, bringing Newmont Gold's ownership interest in Minera Yanacocha to 51.35%.

  In November 1993, the French government announced its intention to privatize the mining assets of Bureau de Recherches Geologiques et Minieres, the geological and mining bureau of the French government ("BRGM"), and in September 1994 BRGM announced its intention to transfer its 24.7% interest in Minera Yanacocha to another entity. Newmont Gold and Compania de Minas Buenaventura, S.A. ("Buenaventura"), then 38.0% and 32.3% owners of Minera Yanacocha, respectively, filed suit in Peru to seek enforcement of a provision in the by-laws of Minera Yanacocha, giving shareholders preemptive rights on the proposed sale or transfer of any shareholder's interest. The caption of the suit is Compania Minera Condesa et al. vs. Bureau de Recherches Geologiques et Minieres, Case No. 944-94-A (300-96RC), Fifth Specialized Civil Court In and For Lima. In February 1995, an appellate court in Peru issued a preliminary ruling in favor of Newmont Gold and Buenaventura, both of whom elected to exercise their preemptive rights to acquire their proportionate share of the 24.7% interest. In accordance with the court ruling, Minera Yanacocha canceled the BRGM shares and issued shares representing interests in Minera Yanacocha of 13.35% to Newmont Gold and 11.35% to Buenaventura. Newmont Gold deposited $48.6 million for its additional interest, together with the additional shares, with a Peruvian bank pending the final resolution of the case. The trial hearing in the case occurred in July 1996 and a ruling in Newmont Gold's and Buenaventura's favor was issued in September 1996.

The trial court ruling provided that Newmont Gold and Buenaventura have the right to acquire the 24.7% interest for a purchase price of $109.3 million, $59.1 million attributable to the 13.35% interest of Newmont Gold. The trial court ruling was appealed to the Peruvian Superior Court. Management did not know how the Superior Court would rule. In order to prevail in the Superior Court, the decision of the trial court had to be affirmed by the votes of three Superior Court justices. Legal arguments were made to a panel of three Superior Court justices. Two of the justices voted to uphold the trial court ruling and the third justice voted not to uphold the ruling. A fourth Superior Court justice was then appointed to hear the case, and this justice voted to uphold the trial court ruling in February 1997, resulting in the three votes required to prevail. As a result of the Superior Court decision, management now believes that it is probable that the additional interest will be acquired and that Newmont Gold will retain control of Minera Yanacocha. Therefore, as discussed above, Newmont Gold is considered to have acquired for reporting purposes the additional 13.35% interest in February 1997 and Minera Yanacocha will be consolidated in Newmont Gold's and Newmont Mining's financial statements in 1997. Previously, Newmont Gold had accounted for the 38% interest in Minera Yanacocha on an equity basis. BRGM and other defendants in the suit have filed a request for review of the Superior Court decision by the Supreme Court of Peru. Peruvian counsel has advised Newmont Gold that decisions of the Superior Court can be modified by the Supreme Court only in very limited circumstances and that it is not likely that further review will be granted. See "Risk Factors--Minera Yanacocha Decision."

  Newmont Gold was the first Western gold mining company to begin operations in the former Soviet Union, with the start-up of a crushing plant and heap-leach recovery operation in Uzbekistan in 1995. Newmont (Uzbekistan) Limited ("Newmont Uzbekistan"), a wholly owned subsidiary of Newmont Gold, entered into a joint venture agreement dated as of February 21, 1992 (the "Uzbek Agreement") with the State Committee for Geology and Mineral Resources and Navoi Mining and Metallurgical Combine, a state entity of the Republic of Uzbekistan, pursuant to which the parties agreed to enter into a joint venture (the "Zarafshan-Newmont Joint Venture") to produce gold from existing stockpiles of low-grade oxide ore from the government owned Muruntau mine and to sell such gold in the international gold markets. Newmont Uzbekistan has a 50% interest in the Zarafshan-Newmont Joint Venture. Although not contractually obligated to do so, Newmont Uzbekistan has made, and may from time to time make, advances or contributions to the Zarafshan-Newmont Joint Venture to cover debt service requirements and other capital and operating costs. Unless earlier terminated pursuant to its terms, the Zarafshan-Newmont Joint Venture will continue for 20 years, subject to renewal for one additional period of 10 years at the option of Newmont Uzbekistan, and subject to renewal for additional periods upon the mutual agreement of all of the parties to the Uzbek Agreement. Production for the Zarafshan-Newmont Joint Venture began in the second half of 1995 and totalled approximately 326,500 ounces of gold (or 163,250 ounces attributable to Newmont Gold) in 1996.

  At the end of the first quarter of 1996, production began at Minahasa on the Indonesian island of Sulawesi. The venture produced 112,700 ounces of gold in 1996. Newmont Gold has an 80% interest in Minahasa, but accounts for 100% of the production proceeds and costs until its carried Indonesian partner's loan and interest thereon are repaid. Newmont Gold also has an 80% interest, with the same Indonesian partner having a 20% carried interest, in a second Indonesian project, Batu Hijau, which is a large porphyry copper/gold deposit on the island of Sumbawa. In order to bring copper experience into the project and assist with financing, Newmont Gold has signed a partnership agreement with Sumitomo Corporation under which, after Indonesian government approval of the partnership arrangement is obtained and required contributions are made by Newmont Gold and Sumitomo, Sumitomo will acquire a 35% interest in Batu Hijau and Newmont Gold will retain a 45% interest. At the end of 1996, the deposit contained approximately 10.6 billion pounds of copper and 12.1 million ounces of gold in proven and probable reserves in which Newmont Gold has an equity interest (assuming consummation of the transaction with Sumitomo) of 4.8 billion equity pounds of copper and 5.4 million equity ounces of gold. The project is awaiting various Indonesian governmental approvals to commence the construction process. Subject to obtaining these and other necessary governmental approvals and to complete financing arrangements, Newmont Gold believes that production could begin around the turn of the century.

  In addition, Newmont Gold has a 44% interest in La Herradura, a small open-pit mine in Mexico that is undergoing development and is scheduled to commence production in 1998.

  Advanced stage exploration and/or joint venture activities continue around each of these operations as well as in Alaska and Ecuador. Additional exploration is underway in Canada and certain countries in the Caribbean and Asia.

  In the countries outside the U.S. in which Newmont Gold currently has operations, the mineral rights are owned by the relevant governments. See "Risk Factors--Risks of Foreign Investments."

  In Indonesia, rights are granted to private parties to explore for and develop the mineral resources within defined areas through Contracts of Work entered into with the Indonesian government. In 1986, Newmont Gold entered into fourth generation Contracts of Work with the Indonesian government covering the Minahasa and Batu Hijau projects. Under the Contracts of Work, affiliates of Newmont Gold are granted the exclusive rights to explore the contract area, construct any required facilities and extract and process the mineralized materials and sell and export the minerals produced subject to certain Indonesian government approvals and payment of a royalty to the Indonesian government. Once mining facilities are constructed and mining operations commence, Newmont Gold has the right to continue operating the project for 30 years, or longer if approved by the Indonesian government. Under the Contracts of Work, beginning in the sixth year after mining operations are commenced (and continuing through the tenth year) Newmont Gold will be required to offer part of its interests in the projects to the Indonesian government or to Indonesian nationals (collectively the "Indonesian Parties"), thereby potentially reducing its interests to 49% in the case of Minahasa and 28% in the case of Batu Hijau by the end of the tenth year. The price at which such interests will be offered for sale to the Indonesian Parties is the highest of (i) the then current replacement cost, (ii) the price at which shares of the project company will be accepted for listing on the Jakarta Stock Exchange, or (iii) the fair market value of such interests as a going concern.

  In Peru, rights to explore for and develop minerals are granted by the Peruvian government through concessions covering certain specified areas. The concessions are maintained in effect by paying an annual fee to the Peruvian government and through minimum levels of production. A concession system similar to the one in Peru exists in Mexico. In Uzbekistan, Newmont Gold has entered into contractual agreements with state entities to buy and process the stockpiled ore and has acquired rights to refine and export the gold produced through Decree and Rules from the Uzbekistan Cabinet of Ministers.

  Newmont Gold has obtained political risk insurance to mitigate political risks with respect to some of its foreign operations. In Peru, Newmont Gold has obtained political violence and expropriation coverage from the Overseas Private Investment Corporation ("OPIC") and the Multilateral Investment Guarantee Agency ("MIGA") to cover the costs of its equity investment. In Uzbekistan, Newmont Gold has obtained political violence and expropriation coverage from OPIC and MIGA to cover the costs of its equity investment and its loan guarantee obligations related to the financing of the project provided by the European Bank for Reconstruction and Development. In Indonesia, Newmont Gold has obtained expropriation coverage from a private insurance company with respect to its Minahasa project covering construction costs.

NEWMONT MINING

  Newmont Mining was incorporated in 1921 under the laws of Delaware. As a result of the 1994 Transaction, Newmont Mining's principal asset is Newmont Gold Common Stock which currently represents approximately 91% of the outstanding shares of Newmont Gold Common Stock. In addition,

Newmont Mining owned as of March 26, 1997 options to acquire, in the aggregate, 2,389,512 shares of Newmont Gold Common Stock. These options are exercisable when and to the extent comparable options to acquire shares of Newmont Mining Common Stock ("Newmont Mining Options") granted to employees of Newmont Gold and its subsidiaries under employee stock plans (the "Employee Plans") are exercised. Additional options to acquire shares of Newmont Gold Common Stock, as well as shares of Newmont Gold Common Stock, will be issued by Newmont Gold to Newmont Mining from time to time upon the grant of additional Newmont Mining Options and awards of shares of Newmont Mining Common Stock under the Employee Plans.

  Upon consummation of the Merger and the Contribution Transaction, Newmont Mining will acquire additional shares of Newmont Gold Common Stock and the Additional Newmont Gold Options. See "The Contribution Transaction." As a result, Newmont Mining will own approximately 94% of the outstanding shares of Newmont Gold Common Stock.

  In order to maintain equality between the number of outstanding shares of Newmont Mining Common Stock and the number of shares of Newmont Gold Common Stock owned by Newmont Mining as contemplated by the 1994 Transaction, it is intended that Newmont Gold will issue shares of Newmont Gold Common Stock to Newmont Mining at any time Newmont Mining issues shares of Newmont Mining Common Stock. This will insure that the stockholders of Newmont Mining and Newmont Gold have identical per share interests in the reserves, production, earnings and dividends of Newmont Gold as contemplated by the 1994 Transaction. Nevertheless, such issuances of shares of Newmont Gold Common Stock to Newmont Mining, as well as such issuances of shares of Newmont Gold Common Stock upon exercise of options and in respect of awards granted under Employee Plans, will result in a decrease in the interest in Newmont Gold of Newmont Gold stockholders (other than Newmont Mining).

CONTRACTUAL ARRANGEMENTS WITH NEWMONT MINING

  Pursuant to a letter agreement dated December 15, 1993 between Newmont Gold and Newmont Mining (the "Purchase Agreement") entered into in connection with the 1994 Transaction, Newmont Mining agreed to transfer all of its assets other than 85,850,101 shares of Newmont Gold Common Stock to Newmont Gold. In exchange for such assets, Newmont Gold agreed in the Purchase Agreement to assume all of the liabilities (contingent or otherwise) of Newmont Mining, other than Newmont Mining's obligation with respect to Newmont Mining's then outstanding preferred stock (except accrued and unpaid dividends as of December 31, 1993) and options to acquire Newmont Mining Common Stock. The liabilities assumed by Newmont Gold include all liabilities of Newmont Mining arising after completion of the 1994 Transaction.

  Newmont Gold's taxable income is included in the consolidated federal income tax return of Newmont Mining, filed by Newmont Mining as parent, and certain other state income tax returns filed by Newmont Mining on a combined, consolidated or unitary basis. Effective January 1, 1994, Newmont Mining and Newmont Gold entered into a new tax sharing agreement for the allocation of federal, state and foreign income taxes.

  Under the agreement, Newmont Gold has succeeded to all Newmont Mining federal, state and foreign income tax attributes existing as of December 31, 1993, and has assumed all Newmont Mining liabilities for federal, state and foreign income taxes, interest and penalties attributable to tax periods ending on or before December 31, 1993.

  For all tax periods beginning after December 31, 1993 Newmont Gold determines its federal, state and foreign income tax liability on a separate return basis, which includes the taxable income, loss, credits and other relevant tax items attributable to all members of the Newmont consolidated, combined or unitary group that are owned directly or indirectly by Newmont Gold.

  Consistent therewith, Newmont Gold pays to Newmont Mining the greater of regular corporate income tax or the corporate alternative minimum tax, as applicable, computed on a separate return basis, including interest and penalties. Newmont Gold tenders payment to Newmont Mining no later than the time Newmont Gold is required to pay income tax to the Internal Revenue Service or the relevant state or foreign taxing authorities had Newmont Gold filed on a separate return basis.

  Newmont Mining, in turn, pays to Newmont Gold amounts equal to the refunds Newmont Gold would have been entitled to receive had Newmont Gold filed separate company returns, including interest and rebate of penalties. Newmont Mining tenders payment to Newmont Gold no later than the time Newmont Gold is entitled to receive tax refunds from the Internal Revenue Service or the relevant state or foreign taxing authorities had Newmont Gold filed on a separate return basis.

  Newmont Gold may deduct net operating losses from federal, state or foreign taxable income as determined on a separate return basis. Such loss will be given effect only to the extent that the losses reduced the actual tax liability of the consolidated, combined or unitary group, or resulted in an actual refund of tax to the group. Newmont Mining's obligation will not extend to any interest on such taxes.

  In the event that Newmont Gold fails to satisfy its obligations regarding payment of federal, state or foreign income taxes, interest and penalties under the agreement, Newmont Mining can seek payment of such obligations from any member of the Newmont consolidated or combined group that is owned directly or indirectly by Newmont Gold.

SANTA FE

  Santa Fe is engaged in the mining and processing of gold ores and the exploration and development of gold properties. It is one of the largest gold mining enterprises in North America, as measured by reserves and gold production, with a total of 18.1 million ounces of proven and probable gold reserves as of December 31, 1996, and total 1996 gold production of 852,000 ounces. Santa Fe's Twin Creeks Mine, which Santa Fe estimates to be the third largest primary gold mine in North America, and its Lone Tree Complex are located in northern Nevada; its Mesquite Mine is located in southern California. Santa Fe also explores and evaluates precious metals properties and prospects in North America, South America, Central Asia, West Africa and the Southwestern Pacific region.

  Santa Fe was incorporated in Delaware in 1983 and, until 1994, was a wholly owned subsidiary of SFP or its predecessor corporations. On June 23, 1994, Santa Fe completed an initial public offering of 14.6% of the outstanding Santa Fe Common Stock and on September 30, 1994, SFP distributed its remaining Santa Fe Common Stock to the SFP stockholders.

  Prior to 1984, Santa Fe's revenue and income were primarily derived from rents and royalties from leasing its mineral rights holdings in New Mexico and Arizona. In late 1984, Santa Fe began active mining operations when it opened the Lee Ranch Mine in northwestern New Mexico and began the surface mining and sale of coal. In 1987, Santa Fe acquired its first aggregates quarries from an SFP affiliate. By 1992, Santa Fe operated six aggregates quarries in five states in the West and Southwest.

  In 1987 and 1989, Santa Fe announced the discoveries of gold that led to the development and construction of the Rabbit Creek Mine and the Lone Tree Mine, respectively. Gold production commenced at the Rabbit Creek Mine in August 1990, and at the Lone Tree Mine in August 1991.

  On June 25, 1993, Santa Fe completed an asset exchange with Hanson Natural Resources Company ("HNRC"), an affiliate of Hanson PLC. In this exchange, HNRC's gold assets, which included the Chimney Creek Mine in Nevada, the Mesquite Mine in California, two advanced exploration projects in Nevada and Montana and other gold prospects in North America and Chile, were exchanged for essentially all of Santa Fe's coal and aggregates assets. Santa Fe thereafter consolidated the operations of the Rabbit Creek Mine with those of the Chimney Creek Mine, forming the Twin Creeks Mine.

  In late 1994, Santa Fe commenced an expansion project at the Twin Creeks Mine for processing of refractory sulfide ores. The project includes the addition of the Sage Mill which will contain two 4,000 tons-per-day autoclaves and other processing facilities. The first autoclave is expected to be commissioned in the second quarter of 1997 and the second in late 1997. The carbon-in-leach circuit of the Sage Mill commenced operation in September 1996 and oxide-ore processing commenced in November 1996. Commissioning of the sulfide ore processing circuit of the Sage Mill began following approval of the Plan of Operations by the Bureau of Land Management in January 1997.

  During 1995, Santa Fe began engineering and design work on a flotation mill for the processing of lower-grade refractory ores at the Lone Tree Mine. Construction of the flotation mill began during the first half of 1996, and production is expected to begin by the second quarter of 1997. Current plans include processing a portion of the flotation concentrates through the existing Lone Tree Mine autoclave, and the remainder through the Twin Creeks Mine autoclave.

  In May 1995, Santa Fe commenced development of the Trenton Canyon Mine, a conventional run-of-mine heap-leach operation within the Lone Tree Complex. Loading of ore onto heap-leach pads commenced in October 1996 with first gold production in December 1996.

  In September 1996, Santa Fe formed a 50/50 limited liability company with Hecla Mining Company for the development of the Rosebud Mine, an underground, high-grade oxide gold deposit located 50 miles west of Winnemucca, Nevada. Construction of the surface facilities and infrastructure began in August 1996 and production is expected to commence in mid-1997, subject to securing required permits.

  In October 1996, Santa Fe commenced mining operations at the Mule Canyon Mine (also part of the Lone Tree Complex) upon receipt of approval of the Plan of Operations by the Bureau of Land Management. In early November 1996, Santa Fe commenced shipments of Mule Canyon high-grade ore to the Lone Tree Mine for processing in its mill and pressure oxidation facility. On November 22, 1996, the first Mule Canyon gold was included in gold dore poured at the Lone Tree Mine. The majority of Mule Canyon ore is expected to be processed at the Twin Creeks Mine when the sulfide ore processing circuit of the Sage Mill is commissioned.

  In conjunction with its foreign exploration program, Santa Fe has acquired control, in its own name or through joint venture agreements, of approximately 12,500,000 acres of mineral rights in nine countries outside the U.S. Three significant foreign exploration projects include the Gurupi Project in Brazil, the Sharaltyn Project in Kazakstan and the Solton Sary Joint Venture in the Kyrgyz Republic. Santa Fe has conducted exploration activities during 1995 and 1996 on the Gurupi project in Brazil, held in a 50/50 joint venture with TVX Gold, Inc. In April 1995, Santa Fe was issued an exploration and mining license for the Sharaltyn Project in Kazakstan, initially held in a joint venture with two state-owned entities and in which Santa Fe had a 50% interest. In February 1997, Santa Fe entered into an agreement to acquire the remaining 50% interest in the joint venture for $3.05 million. In February 1996, Santa Fe entered into a joint venture agreement with a Krygyz Republic state-owned mining company for the exploration and potential development of the Solton Sary project. At all three locations exploration results for 1996 were encouraging and further drilling is planned for 1997.

                           COMPARATIVE STOCK PRICES

  As of January 6, 1997, the last trading day preceding the public announcement of the Contribution Transaction, as reported on the NYSE Composite Tape, the high and low sales price of (i) Newmont Gold Common Stock was $41.38 per share and $40.00 per share, respectively; (ii) Newmont Mining Common Stock was $43.25 per share and $41.25 per share, respectively; and
(iii) Santa Fe Common Stock was $14.75 per share and $14.25 per share, respectively.

                           NEWMONT GOLD AND SANTA FE

                   PRO FORMA COMBINED FINANCIAL INFORMATION

  The following unaudited pro forma combined financial information combines the historical consolidated statements of income and balance sheets of Newmont Gold and Santa Fe, including their respective subsidiaries, after giving effect to the Merger and the Contribution Transaction. The Contribution Transaction consists of Newmont Mining contributing to Newmont Gold the acquired shares of common stock of the Surviving Corporation in exchange for an amount of shares of Newmont Gold Common Stock equal to the number of shares of Newmont Mining Common Stock issued pursuant to the Merger. In addition, the 1996 pro forma income statement and balance sheet reflect Newmont Gold adjusted for the Minera Yanacocha Acquisition. This transaction increased Newmont Gold's interest in Minera Yanacocha from 38% to 51.35% effective February 1997 for reporting purposes, and will result in the consolidation of Minera Yanacocha with Newmont Gold's financial results. The unaudited pro forma combined statements of income for each of the years in the three-year period ended December 31, 1996 give effect to the Merger and the Contribution Transaction as if they had occurred at the beginning of each period. The pro forma combined balance sheet gives effect to the Merger and Contribution Transaction as if they had occurred on December 31, 1996. These statements are prepared on the pooling of interests basis of accounting for the Merger and as an exchange between entities under common control for the Contribution Transaction. The unaudited pro forma combined statement of income for the year ended December 31, 1996 also assumes that the Minera Yanacocha Acquisition occurred on January 1, 1996 and the pro forma unaudited balance sheet assumes that such acquisition occurred on December 31, 1996. The statements are based on the assumptions set forth in the notes thereto. Newmont Gold management believes that it is remote that any variation from the assumptions used would have a material effect on the pro forma financial statements.

  The information shown below should be read in conjunction with the consolidated historical financial statements of Newmont Gold and Santa Fe, including the respective notes thereto, which are incorporated by reference in this Proxy Statement and the unaudited pro forma combined per share financial information which appears elsewhere in this Proxy Statement. See "Incorporation of Certain Information by Reference." The pro forma financial statements are presented for comparative purposes only and are not necessarily indicative of the combined financial position or results of operations which would have been realized had the Merger, the Contribution Transaction or the Minera Yanacocha Acquisition been consummated as of the dates assumed for the preparation of the pro forma financial statements. The pro forma financial statements also are not necessarily indicative of the combined financial position or results of operations in the future. Upon consummation of the Merger and the Contribution Transaction, the actual financial position and results of operations of Newmont Gold will differ, perhaps significantly, from the pro forma amounts reflected herein due to a variety of factors, including changes in operating results between the dates of the pro forma financial information and the dates on which the Merger and the Contribution Transaction are consummated and thereafter, as well as the factors discussed under "Risk Factors."

                           NEWMONT GOLD AND SANTA FE

                PRO FORMA COMBINED INCOME STATEMENT--UNAUDITED
                     FOR THE YEAR ENDED DECEMBER 31, 1996
                       (IN THOUSANDS, EXCEPT PER SHARE)

                                    ADJUSTMENT
                                        TO      PRO FORMA
                          NEWMONT  CONSOLIDATE   NEWMONT
                           GOLD--     MINERA      GOLD--    SANTA FE--  PRO FORMA     PRO FORMA
                          ACTUAL   YANACOCHA(A)  ADJUSTED     ACTUAL   ADJUSTMENTS     COMBINED
                          -------- ------------ ----------  ---------- -----------    ----------
Sales and other income
 Sales..................  $768,455   $313,870   $1,082,325   $337,211                 $1,419,536
 Dividends, interest and
  other.................    26,471      2,336       28,807      7,621   $ (4,632)(B)      31,796
                          --------   --------   ----------   --------   --------      ----------  ---
                           794,926    316,206    1,111,132    344,832     (4,632)      1,451,332
                          --------   --------   ----------   --------   --------      ----------
Costs and expenses
 Costs applicable to
  sales.................   476,090     85,410      561,500    180,847     (4,632)(B)     737,715
 Depreciation, depletion
  and amortization......   124,841     36,884      161,725     64,834     11,824 (C)
                                                                           1,494 (D)     239,877
 Exploration and re-
  search................    58,709     17,482       76,191     32,907                    109,098
 General and administra-
  tive..................    48,093      1,007       49,100     16,420     (1,494)(D)      64,026
 Interest, net..........    43,987      5,447       49,434     14,632                     64,066
 Other..................    13,855        --        13,855      5,367                     19,222
                          --------   --------   ----------   --------   --------      ----------
                           765,575    146,230      911,805    315,007      7,192       1,234,004
Income before equity
 income and income
 taxes..................    29,351    169,976      199,327     29,825    (11,824)        217,328
Equity in income of
 affiliated companies...    45,221    (50,170)      (4,949)       --                      (4,949)
                          --------   --------   ----------   --------   --------      ----------
Pre-tax income..........    74,572    119,806      194,378     29,825    (11,824)        212,379
Income tax (provision)
 benefit................    19,400    (55,383)     (35,983)    (8,757)     4,138 (E)     (40,602)
Minority interest in in-
 come of
 Minera Yanacocha.......       --     (60,663)     (60,663)       --         --          (60,663)
                          --------   --------   ----------   --------   --------      ----------
Net income..............  $ 93,972   $  3,760   $   97,732   $ 21,068   $ (7,686)     $  111,114
                          ========   ========   ==========   ========   ========      ==========
Net income per common
 share..................  $   0.86              $     0.89   $   0.16                 $     0.67
                          ========              ==========   ========                 ==========
Weighted average number
 of shares of common
 stock and common stock
 equivalents outstand-
 ing....................   109,766                 109,766    131,464    (74,934)        166,296

--------
(A) Reflects Minera Yanacocha's income statement for 1996 with the following adjustments:
 (1) Depreciation, depletion and amortization has been increased by $12,289 for the amortization of the excess of the purchase price over the net book value of the additional 13.35% interest.
 (2) Costs applicable to sales have been reduced by $3,796 to eliminate intercompany royalties and management fees.
 (3) General and administrative has been increased by $1,007 to reflect the elimination of intercompany management fees.
 (4) The adjustment to equity in income of affiliated companies reflects the elimination of Newmont Gold's equity income in Minera Yanacocha due to it being consolidated.
 (5) The income tax provision has been increased by $599 to reflect additional tax impacts to Newmont Gold's interest in Minera Yanacocha.
 (6) The adjustment to minority interest reflects Minera Yanacocha's income attributable to the 48.65% minority interest.
(B) To eliminate royalties paid by Newmont Gold to Santa Fe.
(C) To expense depreciation, depletion and amortization included in deferred mining costs and inventory for the period by Santa Fe to conform to Newmont Gold's accounting policy.
(D) Reclassification of depreciation, depletion and amortization included in general and administrative expense by Santa Fe.
(E) Income tax benefit from incremental change in pre-tax income related to adjustment (C) at a U.S. Federal statutory rate of 35%.

                           NEWMONT GOLD AND SANTA FE

                PRO FORMA COMBINED INCOME STATEMENT--UNAUDITED
                     FOR THE YEAR ENDED DECEMBER 31, 1995
                       (IN THOUSANDS, EXCEPT PER SHARE)

                                                       PRO FORMA    PRO FORMA
                               NEWMONT GOLD SANTA FE  ADJUSTMENTS    COMBINED
                               ------------ --------  -----------   ----------
Sales and other income
  Sales......................    $636,219   $345,421                $  981,640
  Dividends, interest and
   other.....................      42,157      8,212     (3,975)(A)     46,394
  Gain on disposition of
   investment................     113,188        --                    113,188
                                 --------   --------    -------     ----------
                                  791,564    353,633     (3,975)     1,141,222
                                 --------   --------    -------     ----------
Costs and expenses
  Costs applicable to sales..     370,617    166,989     (3,975)(A)    533,631
  Depreciation, depletion and
   amortization..............     106,835     67,451     12,456 (B)
                                                          1,010 (C)    187,752
  Exploration and research...      57,291     35,229                    92,520
  General and
   administrative............      43,219     16,636     (1,010)(C)     58,845
  Interest, net..............      36,415     10,684                    47,099
  Write-off of properties....      52,537        --                     52,537
  Other......................      11,681        --                     11,681
                                 --------   --------    -------     ----------
                                  678,595    296,989      8,481        984,065
Income before equity income
 and
 income taxes................     112,969     56,644    (12,456)       157,157
Equity in income of
 affiliated
 companies...................      28,895        --                     28,895
                                 --------   --------    -------     ----------
Pre-tax income...............     141,864     56,644    (12,456)       186,052
Income tax provision.........     (16,992)   (16,832)     4,360 (D)    (29,464)
                                 --------   --------    -------     ----------
Net income...................     124,872     39,812     (8,096)       156,588
Preferred stock dividends....     (11,157)       --                    (11,157)
                                 --------   --------    -------     ----------
Net income applicable to
 common shares...............    $113,715   $ 39,812    $(8,096)    $  145,431
                                 ========   ========    =======     ==========
Net income per common share..    $   1.17   $   0.30                $     0.95
                                 ========   ========                ==========
Weighted average number of
 shares of common stock and
 common stock equivalents
 outstanding.................      97,375    131,403    (74,900)       153,878

--------
(A) To eliminate royalties paid by Newmont Gold to Santa Fe.
(B) To expense depreciation, depletion and amortization included in deferred mining costs and inventory for the period by Santa Fe to conform to Newmont Gold's accounting policy.
(C) Reclassification of depreciation, depletion and amortization included in general and administrative expense by Santa Fe.
(D) Income tax benefit from incremental change in pre-tax income related to adjustment (B) at U.S. Federal statutory rate of 35%.

                           NEWMONT GOLD AND SANTA FE

                PRO FORMA COMBINED INCOME STATEMENT--UNAUDITED
                     FOR THE YEAR ENDED DECEMBER 31, 1994
                       (IN THOUSANDS, EXCEPT PER SHARE)

                                                          PRO FORMA    PRO FORMA
                                  NEWMONT GOLD SANTA FE  ADJUSTMENTS   COMBINED
                                  ------------ --------  -----------   ---------
Sales and other income
  Sales.........................    $597,370   $370,175                $967,545
  Dividends, interest and oth-
   er...........................      22,316      7,409    $(4,539)(A)   25,186
                                    --------   --------    -------     --------
                                     619,686    377,584     (4,539)     992,731
                                    --------   --------    -------     --------
Costs and expenses
  Costs applicable to sales.....     326,385    169,655     (4,539)(A)  491,501
  Depreciation, depletion and
   amortization.................      91,115     75,726      7,465 (B)
                                                               816 (C)  175,122
  Exploration and research......      69,151     32,377                 101,528
  General and administrative....      38,518     14,365       (816)(C)   52,067
  Interest, net.................       9,823      8,765                  18,588
  Other.........................      46,029        --                   46,029
                                    --------   --------    -------     --------
                                     581,021    300,888      2,926      884,835
Income before equity income and
 income taxes...................      38,665     76,696     (7,465)     107,896
Equity in income of affiliated
 companies......................      15,395        --                   15,395
                                    --------   --------    -------     --------
Pre-tax income..................      54,060     76,696     (7,465)     123,291
Income tax benefit (provision)..      29,334    (19,995)     2,613 (D)   11,952
                                    --------   --------    -------     --------
Net income......................      83,394     56,701     (4,852)     135,243
Preferred stock dividends.......     (15,813)       --                  (15,813)
                                    --------   --------    -------     --------
Net income applicable to common
 shares.........................    $ 67,581   $ 56,701    $(4,852)    $119,430
                                    ========   ========    =======     ========
Net income per common share.....    $   0.70   $   0.46                $   0.80
                                    ========   ========                ========
Weighted average number of
 shares of common stock and
 common stock equivalents
 outstanding....................      96,472    122,668    (69,921)     149,219

--------
(A) To eliminate royalties paid by Newmont Gold to Santa Fe.
(B) To expense depreciation, depletion and amortization included in deferred mining costs and inventory for the period by Santa Fe to conform to Newmont Gold's accounting policy.
(C) Reclassification of depreciation, depletion and amortization included in general and administrative expense by Santa Fe.
(D) Income tax benefit from incremental change in pre-tax income related to adjustment (B) at U.S. Federal statutory rate of 35%.

                           NEWMONT GOLD AND SANTA FE

             PRO FORMA CONDENSED COMBINED BALANCE SHEET--UNAUDITED
                               DECEMBER 31, 1996
                       (IN THOUSANDS, EXCEPT PER SHARE)

                                      ADJUSTMENTS
                                           TO      PRO FORMA
                           NEWMONT    CONSOLIDATE   NEWMONT
                           GOLD --       MINERA     GOLD --    SANTA FE--  PRO FORMA       PRO FORMA
                            ACTUAL    YANACOCHA(A)  ADJUSTED     ACTUAL   ADJUSTMENTS       COMBINED
                          ----------  ------------ ----------  ---------- ------------     ----------
Assets
 Cash and cash
  equivalents...........  $  185,681    $ 40,705   $  226,386  $   41,372 $   (102,688)(B) $  165,070
 Inventories............     188,345      15,661      204,006      46,867       54,079 (C)
                                                                                (5,614)(D)    299,338
 Current portion of
  deferred mining
  costs.................         --          --           --      126,999 (126,999)(E)            --
 Other..................      81,856      28,848      110,704       4,364      (10,000)(F)    105,068
                          ----------    --------   ----------  ---------- ------------     ----------
 Current assets.........     455,882      85,214      541,096     219,602     (191,222)       569,476
 Property, plant and
  mine development,
  net...................   1,301,952     145,231    1,447,183   1,060,956      126,999 (E)
                                                                               (47,405)(D)
                                                                               (54,079)(C)  2,533,654
 Other long-term as-
  sets..................     323,240     (42,071)     281,169      19,471      (53,441)(F)    247,199
                          ----------    --------   ----------  ---------- ------------     ----------
 Total assets...........  $2,081,074    $188,374   $2,269,448  $1,300,029 $   (219,148)    $3,350,329
                          ==========    ========   ==========  ========== ============     ==========
Liabilities
 Short-term debt and
  current portion of
  long-term debt........  $   65,231    $ 14,256   $   79,487         --                   $   79,487
 Other current
  liabilities...........     158,863      81,715      240,578      88,914      (10,000)(F)    319,492
                          ----------    --------   ----------  ---------- ------------     ----------
 Current liabilities....     224,094      95,971      320,065      88,914      (10,000)       398,979
 Long-term debt.........     585,009      24,244      609,253     454,866                   1,064,119
 Other long-term
  liabilities...........     139,916      15,520      155,436     186,211      (53,441)(F)
                                                                               (18,557)(D)    269,649
                          ----------    --------   ----------  ---------- ------------     ----------
 Total liabilities......     949,019     135,735    1,084,754     729,991      (81,998)     1,732,747
                          ----------    --------   ----------  ---------- ------------     ----------
Minority interest in
 Minera Yanacocha.......         --       52,639       52,639         --           --          52,639
                          ----------    --------   ----------  ---------- ------------     ----------
Stockholders' Equity
 Common stock...........       1,102                    1,102       1,315         (752)(G)      1,665
 Capital in excess of
  par value.............     425,704                  425,704     327,181          752 (G)    753,637
 Retained earnings......     707,517                  707,517     241,542      (34,462)(D)
                                                                              (102,688)(B)    811,909
 Treasury Stock.........      (2,268)                  (2,268)                                 (2,268)
                          ----------    --------   ----------  ---------- ------------     ----------
 Total stockholders'
  equity................   1,132,055         --     1,132,055     570,038     (137,150)     1,564,943
                          ----------    --------   ----------  ---------- ------------     ----------
 Total liabilities and
  stockholders' equity..  $2,081,074    $188,374   $2,269,448  $1,300,029 $   (219,148)    $3,350,329
                          ==========    ========   ==========  ========== ============     ==========

--------
(A) Reflects Minera Yanacocha's balance sheet as of December 31, 1996 with the following adjustments:
  (1) Property, plant and mine development, net, has been increased by $38,923 for the excess of the purchase price over the net book value of the 13.35% interest acquired by Newmont Gold.
  (2) Other long-term assets have been reduced by $41,115 to eliminate Newmont Gold's equity investment in Minera Yanacocha due to the consolidation of Minera Yanacocha and by $2,843 for deferred costs related to the acquisition.
  (3) Other current liabilities have been increased by $50,525 for the net acquisition costs payable.
  (4) Minority interest reflects the 48.65% minority interest in Minera
      Yanacocha.
(B) Estimated combined merger related expenses net of estimated tax benefits.
(C) To reclassify Santa Fe's inventory balance included in deferred mining costs.
(D) To write off depreciation, depletion and amortization included in inventory and deferred mining cost balances by Santa Fe to conform to Newmont Gold's accounting policy, and to reflect related deferred income tax benefit at a U.S. Federal statutory rate of 35%.
(E) To reclassify deferred mining costs to property, plant and equipment.
(F) Reclassification of current deferred tax asset to current portion of deferred income tax liability and long-term deferred tax asset to long-term deferred income tax liability to net pro forma deferred tax assets and liabilities.
(G) To reflect pro forma shares outstanding.

                           NEWMONT GOLD AND SANTA FE

               NOTES TO PRO FORMA COMBINED STATEMENTS OF INCOME
                     AND CONDENSED COMBINED BALANCE SHEET

  1. The financial information of Newmont Gold and Santa Fe is presented using similar accounting policies. However, Santa Fe includes certain depreciation, depletion and amortization charges in mining and processing costs while Newmont Gold does not. To the extent that these costs have been capitalized as deferred mining costs or as inventory, pro forma adjustments have been made to charge the depreciation, depletion and amortization component against current period earnings consistent with Newmont Gold's accounting policy. Adjustments have also been made for the tax impact resulting from these items assuming a 35% U.S. Federal statutory rate.

  2. Santa Fe does not account for certain in-process inventories on the same basis as Newmont Gold. Santa Fe includes costs in deferred mining costs which Newmont Gold categorizes as inventory. A pro forma adjustment has been made to reflect the estimated amount of Santa Fe deferred mining costs that would be reflected as inventory costs by Newmont Gold.

  3. Newmont Mining and Santa Fe expect to incur Merger related expenses of approximately $125 million. Such expenses will primarily consist of investment advisory and professional fees, employee benefit and severance costs and the $65 million termination fee that was paid to Homestake. To the extent such expenses are incurred by Newmont Mining, they will be paid by Newmont Gold as contemplated by the Contribution Agreement. All of the Merger related expenses will be charged to income in the period the Merger is consummated. Provision has been made in the pro forma balance sheet for these expenses net of estimated income tax benefits, but no such provision has been made in the pro forma income statements. The amount of such expenses and related tax benefits is a preliminary estimate only and is subject to change.

  4. The pro forma issuance of additional shares of Newmont Gold Common Stock represents the same amount of shares of Newmont Mining Common Stock issued in conjunction with the Merger which represents 0.43 of a share of Newmont Mining Common Stock for each outstanding share of Santa Fe Common Stock.

  5. Certain amounts have been reclassified to conform to the pro forma presentation.

  6. Comments relating to certain significant, non-recurring items included in Newmont Gold's and Santa Fe's statements of income follow:

    a. Dividends, interest and other income for the years ended December 31, 1996, 1995 and 1994 include $3.1 million, $28.3 million and $9.2 million, respectively, for business interruption insurance received for problems associated with the refractory ore treatment plant at Newmont Gold's Carlin operation.

    b. Gain on disposition of investment for the year ended December 31, 1995 reflects a gain of $113.2 million on the sale of Newmont Gold's 10.7% interest in Southern Peru Copper Corporation which netted proceeds of $116.4 million.

    c. The year ended December 31, 1995 includes a charge of $18.8 million for the write-off of the Ivanhoe exploration property in Nevada resulting from evaluation and determination that the property did not meet Newmont Gold's criteria for development.

    d. The year ended December 31, 1995 includes a charge of $33.8 million for the write-off of the Grassy Mountain exploration property in Oregon resulting from evaluation and determination that the property did not meet Newmont Gold's criteria for development.

    e. Other expense for the year ended December 31, 1994 includes a provision of $36.1 million for matters concerning environmental obligations associated with former mining activities related to Newmont Gold subsidiaries. Of the amount, $20.0 million represents a valuation allowance on accounts receivable from insurance companies for such matters. The balance represents a charge as a result of Newmont Gold revising its estimates of costs associated with these matters.

    f. The income tax benefit (provision) for the year ended December 31, 1996 includes a $6.0 million benefit for the resolution of certain tax issues associated with prior years. The income tax (benefit) provision for the year ended December 31, 1995 includes a $41.2 million provision related to the sale of the investment discussed above partially offset by a benefit of $20.0 million related to the charges and write-offs of exploration properties discussed above. The income tax benefit (provision) for 1994 includes a benefit of $12.6 million related to the charge discussed in (e) above and a benefit of $16.2 million resulting from the resolution of certain tax issues associated with prior years.

    g. Included in other expense for the year ended December 31, 1996 is a $5.4 million charge by Santa Fe for Santa Fe's merger and restructuring charges related to the Homestake Merger Agreement.

                  PRO FORMA NET PROVEN AND PROBABLE RESERVES

  The following table sets forth the proven and probable reserves of Newmont Gold and Santa Fe on a combined basis as of December 31, 1996. The information included in this table was derived from the proven and probable reserve information contained in the 1996 Newmont Gold 10-K and the 1996 Santa Fe 10-K which are incorporated herein by reference. See "Incorporation of Certain Information by Reference." All reserves are to be accessed by open-pit mining unless otherwise noted. Ounces are prior to any losses during metallurgical treatment.

                PRO FORMA NET PROVEN AND PROBABLE RESERVES (1)

                                              DECEMBER 31, 1996
                                 -------------------------------------------
                                         DRY SHORT  GRADE   CONTAINED EQUITY
                                 PERCENT   TONS     (OUNCE   OUNCES   OUNCES
                                 EQUITY   (000S)   PER TON)  (000S)   (000S)
GOLD RESERVES                    ------- --------- -------- --------- ------
NEWMONT GOLD
Carlin, Nevada
 Open-Pit
   GoldIQuarry/MAC/Tusc.........   100     174,790  0.046     8,031    8,031
   Carlin/Pete/Lantern..........   100      13,653  0.046       633      633
   Genesis/North Star...........   100      22,711  0.034       777      777
   Post/Goldbug.................   100      25,626  0.190     4,875    4,875
   Capstone/Bootstrap/Tara......   100      20,179  0.046       938      938
   Rain/Emigrant Springs........   100      15,628  0.023       366      366
                                         ---------           ------   ------
Total Open-Pit..................           272,587  0.057    15,620   15,620
                                         ---------           ------   ------
Underground
   Carlin.......................   100       1,480  0.400       593      593
   Deep Star....................   100       1,394  0.876     1,221    1,221
   Rain.........................   100         331  0.226        75       75
   West Leeville JV.............    60       7,050  0.425     2,993    1,796
   West Leeville................   100         514  0.311       160      160
                                         ---------           ------   ------
Total Underground...............            10,769  0.468     5,042    3,845
   Stockpiles and in process....   100      53,767  0.050     2,673    2,673
                                         ---------           ------   ------
Total Carlin (2)(3).............           337,123  0.069    23,335   22,138
                                         =========           ======   ======
Minera Yanacocha, Peru
 Carachugo......................    51      43,686  0.029     1,268      651
 Maqui Maqui....................    51      32,164  0.047     1,519      780
 San Jose.......................    51      50,527  0.029     1,453      746
 Yanacocha Norte................    51      43,887  0.030     1,333      685
 Encajon........................    51      27,777  0.019       533      274
 Stockpiles and in process......    51          66  0.047         3        2
                                         ---------           ------   ------
Total Yanacocha (4).............           198,107  0.031     6,109    3,138
                                         =========           ======   ======
Zarafshan-Newmont, Uzbekistan
 Stockpiles.....................    50     226,299  0.035     7,923    3,961
 In process.....................    50       5,370  0.054       288      144
                                         ---------           ------   ------
Total Zarafshan-Newmont (5)                231,669  0.035     8,211    4,105
                                         =========           ======   ======
Minahasa, Indonesia
 Mesel/Leons/Nibong.............    80       6,103  0.264     1,611    1,289
 Other..........................    80         858  0.164       141      112
 Stockpiles.....................    80         778  0.207       161      129
                                         ---------           ------   ------
Total Minahasa (6)..............             7,739  0.247     1,913    1,530
                                         =========           ======   ======
La Herradura, Mexico (7)........    44      54,408  0.031     1,683      740
                                         =========           ======   ======
Batu Hijau, Indonesia (8).......    45   1,006,593  0.012    12,096    5,443
                                         =========           ======   ======
Total Gold Reserves.............                             53,347   37,094
                                                             ======   ======

                                             DECEMBER 31, 1996
                           -----------------------------------------------------
                                   DRY SHORT   GRADE    CONTAINED      EQUITY
                           PERCENT   TONS     (OUNCE      OUNCES       OUNCES
                           EQUITY   (000S)   PER TON)     (000S)       (000S)
GOLD RESERVES              ------- --------- --------- ------------ ------------
SANTA FE
Nevada
 Twin Creeks (9).........    100     150,649   0.073      11,044       11,044
 Lone Tree (10)..........    100      52,193   0.082       4,267        4,267
 Trenton Canyon (11).....    100      26,149   0.028         742          742
 Mule Canyon (12)........    100       8,918   0.111         988          988
 Rosebud Mine............     50       1,276   0.392         500          250
                                   ---------              ------       ------
Total Nevada.............            239,185   0.073      17,541       17,291
                                   =========              ======       ======
Mesquite, Imperial
 County, California(13)..    100      46,050   0.018         832          832
                                   =========              ======       ======
Total (14)...............                                 18,373       18,123
                                                          ======       ======
TOTAL PRO FORMA GOLD
 RESERVES................                                 71,720       55,217
                                                          ======       ======
                                              PERCENT   CONTAINED      EQUITY
                                                OF        POUNDS       POUNDS
                                             CONTAINED (BILLIONS OF (BILLIONS OF
                                              COPPER     POUNDS)      POUNDS)
                                             --------- ------------ ------------
COPPER RESERVES:
NEWMONT GOLD
Batu Hijau,
 Indonesia(8)............     45   1,006,593   0.528      10,631        4,784
                                   =========   =====      ======       ======

--------
 (/1/)See "Glossary of Certain Mining Terms" for the definitions of certain mining terms used herein.

 (/2/)Calculated using cut-off grades as follows: oxide leach material not less than 0.006 ounce per ton; refractory leach material (for the Gold Quarry deposit only) not less than 0.03 ounce per ton; refractory mill material not less than 0.07 ounce per ton; oxide mill material varies. Ore reserves were calculated using different recoveries depending on each deposit's metallurgical properties and process. The average oxide mill recoveries utilized were as follows: Mill No. 3-85%; Mill No. 4-79%; Mill No. 5-78%. The average refractory mill recoveries utilized were Mill No. 6-88%. The average leach recoveries utilized for oxide material were as follows:
      North Area Leach Facility-57%; South Area Leach Facility-61%; Rain Area Leach Facility-55%. The following average leach recovery was utilized for refractory bioleach material in Gold Quarry, MAC and Tusc deposits: 55%.

  The term "cut-off grade" means the lowest grade of mineralized rock that can be included in the reserve in a given deposit. Cut-off grades vary between deposits depending upon prevailing economic conditions, mineability of the deposit, amenability of the ore to gold extraction, and milling or leaching facilities available.

 (/3/)These reserves are approximately 73% refractory in nature which are not amenable to the normal cyanidation recovery processes currently used for oxide material. Such ore must be oxidized before it is subjected to the normal recovery processes.

 (/4/)Calculated using a cut-off grade not less than 0.010 ounce per ton.
      Assumed leach recovery is 60% to 83%, depending on each deposit's metallurgical properties. All ore is oxidized. Equity ownership considered to be 51.35% as a result of a ruling by the Superior Court of Lima, Peru in February 1997. See "The Companies--Newmont Gold."

 (/5/)Material available to Zarafshan-Newmont for processing from designated stockpiles or from other specified sources. All ore is oxidized. Tonnage and gold content of material available to Zarafshan-Newmont for processing from such designated stockpiles or from other specified sources are guaranteed by state entities of Uzbekistan. Material is crushed and leached. Ore reserves calculated using 50% to 65% leach recoveries, depending on material type.

 (/6/)Calculated using a cut-off grade of 0.058 ounce per ton and mill recoveries of 80% to 89% depending on material type. Substantially all ore is refractory and will be treated by roasting.

 (/7/)Based on a feasibility study completed in 1996, using a cut-off grade of
      0.01 ounce per ton and a leach recovery of 72%. All ore is oxidized. Construction is scheduled to begin in 1997.

 (/8/)Based on a feasibility study completed in 1996. Construction is awaiting permits from the Indonesian government. Production will be in the form of copper concentrate. Recoveries estimated at 93% for copper and 82% for gold. The cut-off grade varies depending on the gold and copper content.

 (/9/)Approximately 86% of the contained ounces is estimated to be recoverable.
      Approximately 67% of the reserves is refractory.

(/10/) Approximately 81% of the contained ounces is estimated to be recoverable. Approximately 86% of the reserves is refractory.

(/11/) Approximately 74% of the contained ounces is estimated to be recoverable. Deposit is predominantly oxide ores.

(/12/) Approximately 83% of the contained ounces is estimated to be recoverable. Approximately 79% of the reserves is refractory.

(/13/) Approximately 62% of the contained ounces is estimated to be recoverable. Approximately 83% of the reserves is oxide.

(/14/) Approximately 84% of the contained ounces is estimated to be recoverable.

                   PRO FORMA PRODUCTION, PRICE AND COST DATA

  The following table sets forth certain pro forma production, price and cost data for Newmont Gold and Santa Fe, including their respective subsidiaries, on a combined basis after giving effect to the Merger and the Contribution Transaction. The data give effect to the Merger and the Contribution Transaction as if they had occurred on January 1 of each year. Pro forma information for 1996 is also adjusted for the Minera Yanacocha Acquisition, which was assumed to have occurred on January 1, 1996. These data were derived from information contained in the 1996 Newmont Gold 10-K and the 1996 Santa Fe 10-K which are incorporated herein by reference. See "Incorporation of Certain Information by Reference."

                                        NEWMONT
                                         GOLD        SANTA FE      PRO FORMA
                                      YEAR ENDED    YEAR ENDED    YEAR ENDED
                                     DECEMBER 31,  DECEMBER 31,  DECEMBER 31,
                                     ------------- ------------- -------------
                                      1995   1996   1995   1996   1995   1996
                                     ------ ------ ------ ------ ------ ------
Equity production (in thousands of
 ounces)............................  1,863  2,284    846    852  2,709  3,244
Average realized price per equity
 ounce.............................. $  385 $  390 $  406 $  411 $  392 $  395
Total cash cost per equity ounce.... $  210 $  220 $  194 $  215 $  206 $  214
Total production cost per equity
 ounce (1).......................... $  270 $  279 $  276 $  297 $  272 $  279

--------
(/1/)Reflects total costs applicable to sales and depreciation, depletion and amortization divided by total equity production.

                                    EXPERTS

  The consolidated financial statements incorporated in this Proxy Statement by reference to the 1996 Newmont Gold 10-K and Newmont Mining's Annual Report on Form 10-K for the year ended December 31, 1996 (the "1996 Newmont Mining 10-K") have been so incorporated in reliance on the report of Arthur Andersen, independent accountants, given on the authority of that firm as experts in accounting and auditing. Arthur Andersen has acted as principal auditors for Newmont Gold and Newmont Mining since 1967. The Newmont Gold Board has selected Arthur Andersen to continue in that capacity for the current year. In addition to audit services, Arthur Andersen has regularly provided tax consulting and business advisory services to Newmont Mining.

  The consolidated financial statements incorporated in this Proxy Statement by reference to the 1996 Santa Fe 10-K have been so incorporated in reliance on the report of Price Waterhouse, independent accountants, given on the authority of that firm as experts in auditing and accounting.

  Representatives of Arthur Andersen are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                                 OTHER MATTERS

  The Newmont Gold Board does not intend to bring other matters before the Annual Meeting except items incident to the conduct of the meeting. However, on all matters properly brought before the meeting by the Newmont Gold Board or by others, the persons named as proxies in (the accompanying proxy), or their substitutes, will vote in accordance with their best judgment.

                       GLOSSARY OF CERTAIN MINING TERMS

  Set forth below is a glossary of certain mining and related terms used in this Proxy Statement.

  AUTOCLAVE: A multi-compartment, mechanically-agitated pressure vessel used to oxidize the sulfide minerals contained in gold ores. Gold ore slurry is introduced into the autoclave under high pressure and temperature and chemically reacts with oxygen being sparged into the vessel, thus oxidizing the sulfide to sulfate and preparing the contained gold to be leached with cyanide in subsequent steps. Autoclaves for gold processing typically operate at pressures ranging from 230 to 450 pounds per square inch, and at temperatures ranging from 180(degrees) to 250(degrees)C.

  BIOLEACH TECHNOLOGY: A process whereby the sulfide minerals in an ore heap are oxidized by percolation of an oxygen-bearing solution to liberate the occluded gold particles, which are then recovered in a heap leaching step. The oxidation is promoted by a bacterial action.

  BIO-OXIDATION: Bacterially-promoted oxidation of sulfide minerals in an ore. This can be carried out by solution percolation in a heap of run-of-mine or crushed ore, or, in the case of finely-ground ore, in air-sparged stirred tanks where the ore is mixed with water to form a slurry. The gold liberated by bio-oxidation is recovered in further leaching stages.

  CARBON-IN-LEACH: A process by which gold in a milled ore is leached into solution by cyanide and oxygen, and the solubilized gold is simultaneously recovered from the solution by adsorption on to activated carbon particles. The gold-bearing carbon particles are recovered by screening from the mixture of ore and solution. The process is carried out in a series of agitated tanks in which the ore and solution move downstream from tank to tank, and the carbon is moved upstream against the flow.

  CRUSHING PLANT: A plant in which run-of-mine ore is physically reduced in size by mechanical crushing in order to improve the liberation of the gold particles for downstream recovery.

  DRY TONS: Ore tons measured on a moisture-free basis so that the mass of any water in the ore is not counted as part of the weight.

  ECONOMICALLY: As used in the definition of reserves, implies that profitable extraction or production has been established or analytically demonstrated.

  EQUITY OUNCES: Ounces attributable to a company based upon its interest in the subject property.

  FLOTATION: A process by which valuable minerals selectively attach to air bubbles in a chemical solution and are thus concentrated and separated from the valueless rock or mineral material in the ore.

  GOLD ROASTER: A reactor in which air or oxygen-enriched air is blown through a burning bed of finely ground ore containing sulfides and, with certain ores, organic carbon. The fuel value of the sulfides and organic carbon help to sustain the combustion. Destruction of the sulfides and carbon by combustion liberates the gold particles, thereby removing the refractory components in the ore which would otherwise reduce gold recovery in subsequent cyanide extraction.

  HEAP LEACHING: The process of stacking run-of-mine or crushed ore in a heap, and percolating through the ore a solution containing oxygen and a leaching agent such as cyanide or ammonium thiosulfate. The gold which leaches from the ore into the solution is recovered from the solution by carbon adsorption or precipitation. The solution, after topping up the leaching agent, is then recycled to the heap to effect further leaching.

  INTERNAL EXPLORATION: Within a mining area, geologic information is often incomplete. Internal exploration applies to geologic mapping, infilling, drilling, etc. that is conducted to expand reserves, upgrade reserves and determine sterile areas where facilities can be located.

  LEGALLY: As used in the definition of reserves, does not imply that all permits needed for mining and processing have been obtained or that other legal issues have been completely resolved. However, for a reserve to exist, there should be a reasonable certainty based on applicable laws and regulations that issuance of permits or resolution of legal issues can be accomplished in a timely manner.

  LOW GRADE STOCKPILE: During the process of mining, certain mineralized material is excavated that is sub-economic. If it is very close to being profitable (low grade), it is stockpiled on the chance it might be processed at some future time when costs or commodity prices are more favorable.

  MINE: An excavation made in the earth for the purpose of extracting minerals. The excavation may be an open-pit on the surface or underground workings.

  MINING DEPLETION: During the process of excavating reserves, certain material is mined and processed. The amount of reserves removed is known as depletion.

  OCCLUDED: Gold particles trapped within ore minerals such that they cannot be leached out and recovered by reagents such as cyanide.

  OPEN-PIT MINE: An excavation for removing minerals which is open to the surface.

  OREBODY: An accumulation of minerals or mineralized material that can be mined at a profit.

  OXIDE LEACHING: Heap leaching of ores which are essentially oxide in nature and therefore nonrefractory.

  OXIDE MILLS: Plants in which essentially non-refractory, oxide ore is crushed, ground and mixed with water to form a slurry, and where the gold is then leached into solution by cyanide and recovered, usually in a carbon-in-leach operation.

  PROBABLE RESERVES: Reserves for which quantity and grade are computed from information similar to that used for proven reserves but the sites for sampling are farther apart or are otherwise less adequately spaced. The degree of assurance, although lower than that for proven reserves, is high enough to assume continuity between points of observation.

  PROVEN RESERVES: Reserves for which (a) quantity is computed from dimensions revealed in outcrops, trenches, workings or drill holes, (b) grade and/or quality are computed from the result of detailed sampling and (c) the sites for inspection, sampling and measurements are spaced so closely and the geologic character is sufficiently defined that size, shape, depth and mineral content of reserves are well established.

  REFRACTORY ORE: An ore which requires additional steps in the milling process to oxidize the ore, usually involving heat and/or pressure, in order to recover the gold contained in the ore.

  RESERVES: That part of a mineral deposit which can be economically and legally extracted or produced at the time of the reserve determination.

  RUN-OF-MINE: The process of blasting ore and placing it directly on the leaching pad without any crushing activity.

  SLURRY: Insoluble material suspended in a liquid by increasing the density of the liquid.

  SPARGE: Spraying or sprinkling a liquid by means of compressed air or gas.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents filed with the Commission by Newmont Gold (File No. 1-9184) are incorporated herein by reference: (i) the 1996 Newmont Gold 10-K; and (ii) Newmont Gold's Current Reports on Form 8-K dated March 4, 1997 and March 19, 1997.

  The following documents filed with the Commission by Newmont Mining (File No. 1-1153) are incorporated herein by reference: (i) the 1996 Newmont Mining 10-K; and (ii) Newmont Mining's Current Reports on Form 8-K dated January 30, 1997, February 20, 1997, February 27, 1997, March 3, 1997, March 4, 1997,
March 6, 1997, March 10, 1997 and March 19, 1997.

  The following documents filed with the Commission by Santa Fe (File No. 1-13096) are incorporated herein by reference: (i) the 1996 Santa Fe 10-K; and
(ii) Santa Fe's Current Reports on Form 8-K dated January 13, 1997 and March 10, 1997.

  All documents filed by Newmont Gold, Newmont Mining or Santa Fe subsequent to the date hereof and prior to the date of the Newmont Gold Annual Meeting, in each case pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of such filing. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated herein by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

  THIS PROXY STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WITH RESPECT TO NEWMONT GOLD, NEWMONT MINING AND SANTA FE THAT ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THESE DOCUMENTS (NOT INCLUDING EXHIBITS TO SUCH DOCUMENTS UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS OR HEREIN) ARE AVAILABLE WITHOUT CHARGE TO ANY PERSON TO WHOM THIS PROXY STATEMENT IS DELIVERED UPON WRITTEN OR ORAL REQUEST TO THE
FOLLOWING:

 Newmont Gold Documents Newmont Mining Documents Santa Fe Documents



 Newmont Gold Company   Newmont Mining           Santa Fe Pacific Gold
 1700 Lincoln Street    Corporation              Corporation
 Denver, Colorado 80203 1700 Lincoln Street      6200 Uptown Boulevard NE,
 (303) 863-7414         Denver, Colorado 80203   Suite 400
 Attention: Secretary   (303) 863-7414           Albuquerque, New Mexico 87110
                        Attention: Secretary     (505) 880-5300
                                                 Attention: Secretary

  IN ORDER TO ENSURE TIMELY DELIVERY, ANY REQUEST FOR DOCUMENTS SHOULD BE MADE BY APRIL 28, 1997.

                                                                     APPENDIX A

                            CONTRIBUTION AGREEMENT

  CONTRIBUTION AGREEMENT DATED AS OF MARCH 31, 1997 BETWEEN NEWMONT GOLD COMPANY, A DELAWARE CORPORATION (THE "COMPANY"), AND NEWMONT MINING CORPORATION, A DELAWARE CORPORATION ("NEWMONT MINING").

  WHEREAS, Newmont Mining has entered into an Agreement and Plan of Merger, dated as of March 10, 1997 (the "Merger Agreement"), with Santa Fe Pacific Gold Corporation, a Delaware corporation ("Santa Fe"), and Midtown Two Corp., a Delaware corporation and a wholly-owned subsidiary of Newmont Mining ("Sub"), whereby Sub will be merged (the "Merger") with and into Santa Fe with Santa Fe being the surviving corporation (the "Surviving Corporation");

  WHEREAS, pursuant to the Merger Agreement (i) each share of the common stock of Santa Fe, par value $0.01 per share ("Santa Fe Common Stock"), will be converted into the right to receive 0.43 of a share of common stock of Newmont Mining, par value $1.60 per share ("Newmont Mining Common Stock") and, as a result, Newmont Mining will issue shares of Newmont Mining Common Stock to the former stockholders of Santa Fe and (ii) the outstanding options to purchase Santa Fe Common Stock (the "Santa Fe Options") will be assumed by Newmont Mining and converted into options to purchase Newmont Mining Common Stock in the manner set forth in the Merger Agreement;

  WHEREAS, effective January 1, 1994, the Company acquired all of the operations and assets of Newmont Mining except for the capital stock and options of the Company retained by Newmont Mining, and the Company assumed all of Newmont Mining's liabilities (such transaction is hereinafter referred to as the "1994 Transaction");

  WHEREAS, one of the fundamental principles underlying the 1994 Transaction was that subsequent thereto the number of shares of capital stock of Newmont Mining that are outstanding should at all times equal the number of shares of capital stock that Newmont Mining owns of the Company so that the stockholders of both Newmont Mining and the Company have identical per share interests in the reserves, production, earnings and dividends of the Company;

  WHEREAS, the Boards of Directors of Newmont Mining and the Company each has determined that it is in the best interests of the Company and Newmont Mining, as the case may be, upon consummation of the Merger (i) for Newmont Mining to contribute to the Company all of the outstanding shares of common stock of the Surviving Corporation acquired by Newmont Mining pursuant to the Merger Agreement and (ii) in consideration therefor, for the Company to issue to Newmont Mining (x) a number of shares of Newmont Gold Common Stock equal to the number of shares of Newmont Mining Common Stock issued pursuant to the Merger Agreement and (y) options to acquire additional shares of Newmont Gold Common Stock (the "Additional Newmont Gold Options") having the same terms as the Santa Fe Options assumed by Newmont Mining pursuant to the Merger Agreement, as adjusted as contemplated by the Merger Agreement (except that the Additional Newmont Gold Options will be exercisable for shares of Newmont Gold Common Stock) (such transaction is hereinafter referred to as the "Contribution Transaction");

  WHEREAS, the aggregate number of shares of Newmont Gold Common Stock issuable upon exercise of the Additional Newmont Gold Options will equal the aggregate number of shares of Newmont Mining Common Stock issuable upon exercise of the Santa Fe Options;

  WHEREAS, Newmont Mining has incurred, and will continue to incur, significant out-of-pocket fees, disbursements, costs and expenses in connection with the negotiation, documentation and execution of the Merger Agreement and the agreements related thereto and the pursuit and consummation of the transactions contemplated thereby;

  WHEREAS, as a result of the execution of this Agreement, the Company will receive the benefits derived from the out-of-pocket fees, disbursements, costs and expenses incurred by Newmont Mining in connection with the Merger Agreement and the agreements related thereto and the pursuit and consummation of the transactions contemplated thereby; and

  WHEREAS, as a condition precedent to agreeing to enter into the Contribution Transaction, Newmont Mining has required, and the Company has agreed to assume, pay and hold Newmont Mining harmless against, all such out-of-pocket fees, disbursements, costs and expenses.

  NOW, THEREFORE, in consideration of the premises and the agreements herein contained, the parties hereto agree as follows:

  1. Exchange of the Shares. Subject to the terms and conditions herein set forth, as promptly as possible after the Effective Time of the Merger (as such term is defined in the Merger Agreement) the Company and Newmont Mining shall consummate the Contribution Transaction, and accordingly, (i) Newmont Mining shall contribute to the Company all of the outstanding shares of common stock of the Surviving Corporation acquired by Newmont Mining pursuant to the Merger Agreement and (ii) in consideration therefor, the Company shall issue to Newmont Mining (x) a number of shares of Newmont Gold Common Stock equal to the number of shares of Newmont Mining Common Stock issued pursuant to the Merger Agreement and (y) the Additional Newmont Gold Options which will be granted pursuant to the Newmont Gold Company Stock Option Grant, dated as of March 18, 1994.

  2. Certain Agreements of the Company. In consideration for Newmont Mining having structured, negotiated and entered into the Merger Agreement and having incurred significant out-of-pocket fees, disbursements, costs and expenses, the benefit of which will be received by the Company, the Company agrees to assume, pay and hold Newmont Mining harmless against, all out-of-pocket fees, disbursements, costs and expenses required to be paid by Newmont Mining pursuant to or in connection with the Merger Agreement.

  3. Conditions to the Obligations of Newmont Mining and the Company. The obligations of Newmont Mining and the Company hereunder to consummate the Contribution Transaction will be subject to (i) consummation of the Merger without the waiver of any condition to the Merger that would materially affect the valuation of the common stock of the Surviving Corporation and (ii) approval of the Contribution Transaction by the holders of a majority of the votes cast by the stockholders of the Company.

  4. Stockholders Meetings. (a) Pursuant to the requirements of the New York Stock Exchange, the Company hereby agrees to seek the approval of the Contribution Transaction by the stockholders of the Company at the 1997 Annual Meeting of the stockholders of the Company.

  (b) Newmont Mining hereby agrees to vote the shares of Newmont Gold Common Stock owned by it for the approval of the Contribution Transaction.

  5. Successors. This Agreement will inure to the benefit of and be binding upon the successors of Company and Newmont Mining.

  6. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

                                          NEWMONT GOLD COMPANY

                                          By     /s/ T. J. Schmitt
                                            -----------------------------------
                                            Name: Timothy J. Schmitt

                                            Title:Secretary

                                          NEWMONT MINING CORPORATION

                                          By     /s/ Wayne W. Murdy
                                            -----------------------------------

                                            Name: Wayne W. Murdy

                                            Title:Executive Vice President and
                                            Chief Financial Officer

[LOGO] CHASE                                                     APPENDIX B

                       OPINION OF CHASE SECURITIES INC.

                                                                 March 31, 1997

Special Committee of the
 Board of Directors
Newmont Gold Company
1700 Lincoln Street
Denver, Colorado 80203

Members of the Special Committee:

  You have informed us that Newmont Mining Corporation ("Newmont Mining"), Midtown Two Corp., a wholly owned subsidiary of Newmont Mining ("Sub"), and Santa Fe Pacific Gold Corporation ("Santa Fe") have entered into an Agreement and Plan of Merger, dated as of March 10, 1997 (the "Merger Agreement"), pursuant to which Sub will be merged with and into Santa Fe (the "Merger"), Santa Fe will be the surviving corporation (the "Surviving Corporation") and
(i) each outstanding share of Common Stock, par value $.01 per share ("Santa Fe Common Stock"), of Santa Fe will be converted into the right to receive
0.43 of a share of Common Stock, par value $1.60 per share ("Newmont Mining Common Stock"), of Newmont Mining and (ii) each outstanding option (a "Santa Fe Option") to purchase shares of Santa Fe Common Stock will be converted into an option (a "Newmont Mining Option") to purchase shares of Newmont Mining Common Stock in the manner provided in Section 5.07 of the Merger Agreement. You have also informed us that Newmont Mining and Newmont Gold Company ("Newmont Gold") propose to enter into a Contribution Agreement, dated as of March 31, 1997 (the "Contribution Agreement"), pursuant to which all outstanding shares of the Common Stock, par value $.01 per share (the "Surviving Corporation Common Stock"), of the Surviving Corporation held by Newmont Mining will be contributed to Newmont Gold in exchange for a number of shares of Common Stock, par value $.01 per share ("Newmont Gold Common Stock"), of Newmont Gold equal to the number of shares of Newmont Mining Common Stock issued in the Merger. In addition, pursuant to the Contribution Agreement, Newmont Gold will issue to Newmont Mining options ("Newmont Gold Options") to purchase a number of shares of Newmont Gold Common Stock equal to the number of shares of Newmont Mining Common Stock issuable upon exercise of the Newmont Mining Options into which the outstanding Santa Fe Options are converted. Each Newmont Gold Option will have the same terms and conditions as the Newmont Mining Option to which it relates and will be exercisable by Newmont Mining only in the event that the related Newmont Mining Option is exercised by the holder thereof. Pursuant to the terms of the Contribution Agreement, Newmont Gold will assume, pay and hold Newmont Mining harmless against, all out-of-pocket fees, disbursements, costs and expenses required to be paid by Newmont Mining pursuant to or in connection with the Merger Agreement (collectively, the "Assumed Expenses"). The contribution of all outstanding shares of Surviving Corporation Common Stock to Newmont Gold and the issuance of shares of Newmont Gold Common Stock and the Newmont Gold Options to Newmont Mining in consideration therefor pursuant to the Contribution Agreement are collectively referred to herein as the "Contribution Transaction." As used herein, the term "Consideration" refers to the shares of Newmont Gold Common Stock and the Newmont Gold Options to be issued to Newmont Mining in the Contribution Transaction.

  You have requested that we render our opinion as to the fairness, from a financial point of view, to the stockholders of Newmont Gold, other than Newmont Mining, of the Consideration to be paid in the Contribution Transaction together with the related assumption by Newmont Gold of the Assumed Expenses pursuant to the terms of the Contribution Agreement.
                                     LOGO

  In arriving at the opinion set forth below, we have, among other things:

  (a) reviewed the Merger Agreement and a draft of the Contribution Agreement in the form provided to us and have assumed that the final form of the Contribution Agreement will not vary in any regard that is material to our analysis;

  (b) reviewed certain publicly available business and financial information that we deemed relevant relating to Newmont Mining, Santa Fe and Newmont Gold and the industry in which they operate;

  (c) discussed with members of senior management of Newmont Gold, Newmont Mining and Santa Fe and with Newmont Mining's advisors, Newmont Gold's, Newmont Mining's and Santa Fe's operations, historical financial statements and future prospects, before and after giving effect to the Merger and the Contribution Transaction, as well as their views of the business, operational and strategic benefits and other implications of the Contribution Transaction;

  (d) reviewed certain internal financial analyses, forecasts and projections for Santa Fe, Newmont Gold and Newmont Mining, without, and after giving effect to, the Merger and the Contribution Transaction, prepared by the managements of Santa Fe, Newmont Gold and Newmont Mining (the "Financial Forecasts"), including analyses and forecasts of certain cost savings, operating efficiencies, revenue effects and tax treatments resulting from the Merger and the Contribution Transaction (collectively, the "Synergies");

  (e) compared the financial and operating performance of Santa Fe, Newmont Mining and Newmont Gold with publicly available information concerning certain other companies we deemed comparable and reviewed the relevant historical stock prices of the Santa Fe Common Stock, the Newmont Gold Common Stock and certain publicly traded securities of such other companies;

  (f) reviewed the financial terms of certain recent exchange transactions and acquisition transactions we deemed reasonably comparable to the Merger and the Contribution Transaction or otherwise relevant to our inquiry; and

  (g) made such other analyses and examinations as we have deemed necessary or appropriate.

  We have assumed and relied upon, without assuming any responsibility for verification, the accuracy and completeness of all of the financial and other information provided to, discussed with, or reviewed by or for us, or publicly available for purposes of this opinion. In that regard, we have assumed, with your consent, that the Financial Forecasts, including, without limitation, the Synergies, have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of Newmont Gold and Newmont Mining and that the Financial Forecasts, including, without limitation, the Synergies, will be realized in the amounts and at the times contemplated thereby. We have also assumed that the Assumed Expenses have been incurred by Newmont Mining in good faith and on an arms-length basis in connection with the Merger Agreement and that the aggregate amount of the Assumed Expenses will not exceed the aggregate amount thereof reflected in the Financial Forecasts. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities of Santa Fe, Newmont Mining or Newmont Gold, nor have we conducted a physical inspection of the properties and facilities of Santa Fe, Newmont Mining or Newmont Gold. We have assumed that under generally accepted accounting principles the Merger will be accounted for as a pooling of interests and the Contribution Transaction will be accounted for at historical cost as an exchange between entities under common control. In addition, we have assumed that for U.S. tax purposes no income or gain will be recognized by Newmont Gold or its stockholders (other than Newmont Mining) in connection with the Contribution Transaction.

  For purposes of rendering our opinion we have assumed that the representations and warranties of each party contained in the Contribution Agreement and Merger Agreement are true and correct in all material respects and that each party will perform in all material respects all of the covenants and agreements required to be performed by it under the Contribution Agreement and Merger Agreement. We have also assumed that all conditions to the consummation of the Merger and the Contribution Transaction that would materially affect the valuation of the Surviving Corporation Common Stock will be satisfied in all material respects without waiver thereof and that the Merger and the Contribution Transaction will be consummated.

  Our opinion herein is necessarily based on market, economic and other conditions as they exist and can be evaluated on the date of this letter. Our opinion is limited to the fairness, from a financial point of view, to the stockholders of Newmont Gold, other than Newmont Mining, of the Consideration to be paid in the Contribution Transaction together with the related assumption by Newmont Gold of the Assumed Expenses pursuant to the terms of the Contribution Agreement and we express no opinion as to the merits of the underlying decision by Newmont Gold to engage in the Contribution Transaction and to assume the Assumed Expenses or whether the Assumed Expenses were reasonably incurred or are reasonable in amount. This opinion does not constitute a recommendation to any Newmont Gold stockholder as to how such stockholder should vote with respect to the Contribution Transaction or the transactions related thereto.

  Chase Securities, Inc., as part of its financial advisory business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and valuations for estate, corporate and other purposes. We have acted as financial advisor to the Special Committee of the Board of Directors of Newmont Gold in connection with the Contribution Transaction and will receive a fee for our services, including for rendering this opinion. In addition, Newmont Gold has agreed to indemnify us for certain liabilities arising out of our engagement. As we have previously advised you, The Chase Manhattan Corporation and its affiliates, including Chase Securities Inc., in the ordinary course of business, have, from time to time, provided, and in the future may continue to provide, commercial and investment banking services to Santa Fe, Newmont Mining and Newmont Gold. In the ordinary course of business, we or our affiliates may trade in the debt and equity securities of Santa Fe, Newmont Mining and Newmont Gold for our own accounts and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

  Based upon and subject to the foregoing, we are of the opinion, as of the date hereof, that the Consideration to be paid in the Contribution Transaction together with the related assumption by Newmont Gold of the Assumed Expenses pursuant to the terms of the Contribution Agreement is fair, from a financial point of view, to the stockholders of Newmont Gold, other than Newmont Mining.

  This opinion is for the use and benefit of the Special Committee of the Board of Directors of Newmont Gold in its evaluation of the Contribution Transaction and shall not be used for any other purpose without the prior written consent of Chase Securities Inc. We hereby consent, however, to the inclusion of this opinion as an appendix to any proxy statement distributed by Newmont Gold in connection with the Contribution Transaction.

                                          Very truly yours,

                                          /s/ CHASE SECURITIES INC.

                                          CHASE SECURITIES INC.

PROXY


                             NEWMONT GOLD COMPANY
                  Proxy Solicited by Board of Directors for
            "Annual Meeting of Stockholders to be held May 5, 1997

  Unless otherwise specified on the reverse side, the undersigned, a holder of record shares of common stock, par value $0.01 per share (the "Newmont Gold Common Stock"), of Newmont Gold Company ("Newmont Gold") at the close of business on March 26, 1997 (the "Record Date"), hereby appoints Joy E. Hansen, Wayne W. Murdy and Timothy J. Schmitt, and each or any of them, the proxy or proxies of the undersigned, each with full power of substitution, to attend the Annual Meeting (the "Annual Meeting") of Common Stockholders of Newmont Gold to be held on May 5, 1997 (and any adjournments or postponements thereof) at which the holders of the outstanding shares of Newmont Gold Common Stock on the Record Date will be voting (1) to elect the nominated directors; and (2) to approve the issuance to Newmont Mining Corporation ("Newmont Mining") of Newmont Gold Common Stock and options to acquire additional shares of Newmont Gold Common Stock ("Additional Newmont Gold Options") in exchange for all of the issued and outstanding shares of common stock, par value $0.01 per share, of Santa Fe Pacific Gold Corporation ("Santa Fe") to be acquired by Newmont Mining upon consummation of the merger of Midtown Two Corp., a wholly owned subsidiary of Newmont Mining, with and into Santa Fe (the "Merger"), with Santa Fe being the surviving corporation. The issuance to Newmont Mining of shares of Newmont Gold Common Stock and Additional Newmont Gold Options in exchange for all of the issued and outstanding shares of Santa Fe Common Stock upon consummation of the Merger is referred to herein as the "Contribution Transaction."

  The undersigned hereby revokes any previous proxies with respect to the matters covered in this Proxy. The consummation of the Merger is subject to a number of conditions, including the approval of the stockholders of Santa Fe and Newmont Mining. The Contribution Transaction will not occur unless and until the Merger is consummated.

  THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ALL OF THE DIRECTOR NOMINEES AND FOR APPROVAL OF THE CONTRIBUTION TRANSACTION.

  (IF RETURNED CARDS ARE SIGNED AND DATED BUT NOT MARKED, THE UNDERSIGNED WILL BE DEEMED TO HAVE VOTED FOR ALL OF THE DIRECTOR NOMINEES AND FOR THE APPROVAL OF THE CONTRIBUTION TRANSACTION).

               (Continued and to be signed on the reverse side)

--------------------------------------------------------------------------------
                          -- FOLD AND DETACH HERE --

    Please mark your                                                        0233
[X] votes as in this
    example

1. "To elect the nominated directors.

        FOR     WITHHELD
        [ ]       [ ]

NOMINEES: R.I.J. Agnew, J.P. Bolduc, R.C. Cambre, J.P. Flannery, L.I. Higdon, Jr., T.A. Holmes, R.A. Plumbridge, R.H. Quenon, "M.A. Qureshi, M.K. Reilly, J.V. Taranik and W.I.M. Turner, Jr.

FOR ALL EXCEPT NOMINEES WRITTEN IN THE SPACE PROVIDED BELOW.


----------------------------

2. "Approval of the Contribution Transaction"

        FOR     AGAINST     ABSTAIN
        [ ]       [ ]         [ ]


By execution of this Proxy, the undersigned hereby authorizes such proxies or their substitutes to vote in their discretion on such other business as may properly come before the Annual Meeting.

Proxies can only be given by Newmont Gold stockholders of record on the Record Date. Please sign your name below exactly as it appears on your stock certificate(s) on the Record Date or on the label affixed hereto. When Newmont Gold Common Stock is held of record by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders and of the Proxy Statement.


Signature (Title, if any)
                          ---------------------------
Signature if held jointly
                          ---------------------------
                                        Date

IMPORTANT: PLEASE VOTE, DATE AND SIGN YOUR "PROXY AND RETURN IT IN THE ENVELOPE PROVIDED.

--------------------------------------------------------------------------------
                          -- FOLD AND DETACH HERE --